Exhibit 10.20

AIRLINE – AIRPORT USE AND LEASE AGREEMENT

McCARRAN INTERNATIONAL AIRPORT

ALLEGIANT AIR, LLC

CLARK COUNTY DEPARTMENT OF AVIATION

LAS VEGAS, NEVADA

Effective Date:

July 1, 2010

Approved as to Form by

Clark County Board of Commissioners on September 7, 2010

Approved as to Form September 7, 2010

Approved as to Form September 7, 2010

Approved as to Form September 7, 2010

Approved as to Form September 7, 2010

EXHIBIT D6 CALCULATION OF COMMERCIAL DEVELOPMENT CENTER NET REVENUE OR LOSS	TAB D
EXHIBIT D7 CALCULATION OF WESTSIDE LANDING FEE RATE	TAB D
EXHIBIT D8 CALCULATION OF COMMON USE BAGGAGE HANDLING SYSTEM; COMMON USE TICKET COUNTERS; AND COMMON USE BAGGAGE SERVICE OFFICES	TAB D
EXHIBIT D9 CALCULATION OF COMMON USE GATES	TAB D
EXHIBIT D10 RATE STABILIZATION ACCOUNT FLOW OF FUNDS	TAB D
EXHIBIT D11 AMORTIZATION DUE FROM SIGNATORY AIRLINES ACCOUNT FLOW OF FUNDS	TAB D
EXHIBIT D12 AIRPORT SYSTEM MASTER INDENTURE FLOW OF FUNDS	TAB D
EXHIBIT E1 MAINTENANCE MATRIX	TAB E

Approved as to Form September 7, 2010

AIRLINE – AIRPORT USE AND LEASE AGREEMENT
MCCARRAN INTERNATIONAL AIRPORT

This Airline – Airport Use and Lease Agreement, hereinafter the “Agreement,” made and entered into this _____ day of _____________, 2010 by and between the County of Clark, a political subdivision of the State of Nevada, hereinafter referred to as “AVIATION,” and ALLEGIANT AIR, LLC, a corporation organized and existing under the laws of the State of Nevada and authorized to do business in the State of Nevada, hereinafter referred to as “AIRLINE;”

W I T N E S S E T H:

WHEREAS, AVIATION is responsible for management and control of the Clark County Airport System, as defined under Clark County Code, Title 20, which includes McCarran International Airport, hereinafter the “Airport,” located in Las Vegas, Nevada, and has the right to lease portions of the Airport and to grant operating privileges thereon subject to the terms and conditions hereinafter set forth; and

WHEREAS, AIRLINE is a corporation primarily engaged in the business of providing Air Transportation of persons, property, cargo, or mail; and

WHEREAS, AIRLINE desires to lease certain space and have use of certain facilities, and acquire certain rights and privileges from AVIATION in connection with its use of the Airport and AVIATION is willing to lease and grant same to AIRLINE under the terms and conditions hereinafter stated; and

WHEREAS, AVIATION has the power and authority, as provided under Nevada Revised Statute (NRS) 496 to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and considerations herein contained, AVIATION and AIRLINE agree as follows.

Approved as to Form September 7, 2010

ARTICLE 1 – DEFINITIONS

Section 1.01 Definitions

A. For the purposes of this Agreement, the words and phrases in this Section shall have the following meanings when used elsewhere in this Agreement. All other words and phrases that are not specifically defined herein are to have the meanings set forth in the Master Indenture.

1. “Advertising / Promotional Signage” shall mean any signage that is for the purpose of advertising AIRLINE, to highlight any destination or new air service, including any reference to a particular logo or other similar identification of any alliance, company and/or other entity in compliance with any type of marketing agreement or similar arrangement (whether written or verbal) held with AIRLINE, regardless if such signage is required for an operational use. AIRLINE will be allowed to advertise any new service into or from the Las Vegas market within its assigned ticket counter area only, upon prior approval from AVIATION, and for a period of two (2) weeks, however, such advertisement will not be allowed in the gate holdroom areas, unless otherwise approved by Director.

2. “Affiliate Carrier” or “Affiliate” shall mean any Air Transportation Company that provides air transportation services for AIRLINE, operates essentially under the same trade name as AIRLINE at the Airport, and uses essentially the same livery, airline code, and/or flight number designation as AIRLINE. AIRLINE and any Affiliate shall be counted as one entity for the purposes of computing any Joint Use Formula, MII formulas, and/or minimum utilization clauses under this Agreement. AIRLINE shall be responsible for submitting all payments, statistical reports, and other requirements under this Agreement on behalf of any Affiliate. An Affiliate Carrier will not be eligible to enter into a separate Signatory Agreement or other operating permit with AVIATION for operations at the Airport. The term Affiliate Carrier shall not include any carrier that is providing Air Transportation services on behalf of AIRLINE that is a code-share partner or marketing partner and that is flying such flights under such carrier’s own livery.

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3. “Air Transportation” shall mean the carriage of persons, property, cargo, or mail by aircraft.

4. “Air Transportation Company” shall mean a person, company or corporation providing Air Transportation by aircraft for the purpose of carriage of persons, cargo, mail, and/or or other property.

5. “Aircraft Arrivals” shall mean any aircraft arrivals at the Airport, including, without limitation, scheduled, charter, sightseeing, training, test, ferry, courtesy, and inspection flights, or any other flights, operated by an Air Transportation Company. Aircraft Arrivals shall not include any flights that immediately return to the Airport because of mechanical, meteorological, or other precautionary reason, or following required mechanical inspections or repairs performed at the Airport.

6. “Aircraft Gate” shall mean those aircraft loading positions within the Apron Areas, as shown on Exhibit A2 as they now exist or as they may hereinafter be added or modified.

7. “Airport” shall mean the presently existing McCarran International Airport and all property within its general environs at the date of execution, as shown in Exhibit A1 or as the same may be expanded or changed from time to time, also known as McCarran Airfield, as further defined in the Master Indenture.

8. “Airport System” shall mean all airports situated in Clark County, Nevada and their related facilities, appurtenances and improvements and any other aviation related facility, owned and operated by Clark County, Nevada, under the authority and direction of the Board of County Commissioners, and any other airports as may be owned and/or operated by AVIATION in the future, or as may be further defined in Title 20 Ordinance or the Master Indenture. The five (5) aviation facilities currently operated by AVIATION are: McCarran International Airport, North Las Vegas Airport, Henderson Executive Airport, Overton Municipal Airport, and Jean Airport. AIRLINE

Approved as to Form September 7, 2010

acknowledges that AVIATION is in the process of planning, designing, and/or constructing a heliport and a supplemental commercial service airport currently referred to as Ivanpah Airport, at locations that are outside of the current Airport System on properties either owned by County and/or under the control and administration of AVIATION. Such facilities shall be included in this definition of Airport System, unless specifically excluded under a specific portion of this Agreement.

9. “Airport System Cost Centers” shall mean the specific cost areas, for accounting purposes, to be used in accounting for Airport System revenues and expenses, including operational and maintenance expenses, and for calculating and adjusting rentals and fees described herein. Such Airport System Cost Centers, as shown in Exhibit A2 attached hereto and by reference made a part hereof, are more particularly described below:

a. “Airfield Area Cost Center” shall mean those areas on the Airport, as shown in Exhibit A2, as they now exist or as they may hereafter be modified, changed, or developed, that provide for the landing, takeoff, taxiing, parking (other than in the Apron Area) or other operations of aircraft. The Airfield Area includes the runways, taxiways, approach and clear zones, safety areas, infield areas, landing and navigational aids, ramp areas (other than Apron Area), and other facilities and land areas necessary for navigational purposes, including but not limited to, safety zones, runway protection zones, and Noise Protection Zones, at the Airport required by or related to aircraft operations.

i. “Ramp Area” shall mean the area from the edge of the Apron Area up to the edge of the Airfield Area, including any FAA controlled taxiway and/or taxilane.

ii. “Westside Cost Center” shall mean the western most portion of the Airport that includes but is not limited to land leased to the Fixed Base Operators (FBOs), private aviation tenants, and/or corporate hangar developments.

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b. “Administrative Cost Center” shall mean all direct, indirect and general administrative operating and maintenance expenses for all administrative functions of the Airport System, and includes those land areas as further shown on Exhibit A2. The Administrative Cost Center shall be re-allocated to the direct Airport System Cost Centers based on their proportionate share of all other direct and indirect Operating and Maintenance Expenses.

c. “Apron Area Cost Center” shall mean the areas of the Airport that extends at least one hundred (100) feet from the airside of the Level 1 exterior face of the Terminal Complex and concourse / gate areas, or to the nearest vehicular driving lanes, that are used by vehicle traffic to navigate on the airside of the Airport (whichever is greater). Apron Area Cost Center shall also include all “Remain Over Night” (RON) aircraft parking areas, as shown in Exhibit A2, as it now exists or as they may hereafter be modified, changed, or developed, that are dedicated to the parking, servicing, and ground handling of aircraft at the Terminal Complex, as well as all uncovered ramp storage locations.

i. “Fuel Facilities” shall mean any fuel farms and associated improvements thereto, including but not limited to fuel storage tanks, fuel hydrant systems, off-load racks, and any other facility and/or improvement that is required for the operation of AVIATION’s fuel system at the Airport. Any net gains or losses for any Fiscal Year associated with the Fuel Facilities shall be allocated to the Airfield Cost Center.

d. “Commercial Development Cost Center” shall mean those portions of the Airport that have commercial facilities at the Airport, as further defined below, including the facilities, installations, and improvements thereon as they now exist or as they may hereafter be modified, changed, or developed, and any other interest owned by AVIATION in real property with regard to the Airport.

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The Commercial Development Cost Center shall include the following sub-cost centers:

i. “Cargo Ramp” and/or “GSE” shall mean all areas of the Airport for the purpose of cargo and/or GSE facilities.

ii. “Government Facilities” shall mean any facility owned and/or leased by the Federal government that is not in the Terminal Complex, including but not limited to the FAA air traffic control tower and TRACON.

iii. “Private Tenant Land” shall mean any land areas, including areas both on the Airport proper and land adjacent to the Airport and/or that is owned by County and/or controlled by AVIATION, that is leased to commercial non-aviation users.

e. “Consolidated Car Rental Facility Cost Center” or “CCRF” shall mean the area constructed by AVIATION and used by multiple car rental companies to conduct business. Any net gains or losses, other than land rental charges, for any Fiscal Year associated with the CCRF Cost Center shall be excluded from Airport System Revenues or Airport System Expenses. Any net gains shall be deposited into the Capital Improvement Fund and any net losses shall be paid from the Capital Improvement Fund.

f. “Heliport Cost Center” shall mean all direct, indirect and general operating and maintenance expenses for the development, construction, maintenance, and operation of a regional heliport facility to be located off of McCarran International Airport, on property owned by County and that is under the control and administration of AVIATION. This shall include any reasonable costs associated with the relocation that may be incurred at the discretion of Director, with the concurrence of the Clark County Board of Commissioners, of any of the existing helicopter operating companies from the Airport to the new regional heliport facility. Prior to the Date of Beneficial Occupancy, any planning studies or other Airport System Expenses incurred as a result of planning for the Regional Heliport facility shall be charged to the Capital Improvement Fund. After DBO, any net gains or losses for any Fiscal Year associated with the Heliport Cost Center shall be allocated to the Airfield Cost Center.

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g. “Ivanpah Cost Center” shall mean all direct, indirect and general operating and maintenance expenses for the development, construction, maintenance and operation of a new commercial service airport, to be located in the Ivanpah Valley, currently being referred to as Ivanpah Airport, or as it may be referred to in the future, that is owned by County and that is under the control and administration of AVIATION. This shall include any reasonable costs associated with the relocation that may be incurred at the discretion of Director, with the concurrence of the Board of County Commission, of any of the existing Air Transportation Companies from the Airport to the new Ivanpah Airport. Any planning studies or other Airport System Expenses incurred as a result of planning for the Ivanpah Airport shall be charged to the Capital Improvement Fund created by the Master Indenture.

h. “Parking and Roadways Cost Center” shall mean the access roads, public and employee automobile parking areas, and other areas surrounding the Terminal Complex as they exist on the landside portion of the Airport, as shown in Exhibit A2, as such areas now exist or as they may hereafter be modified, changed, or developed, including rental car concession fees.

i. “Reliever Airports Cost Center” shall mean the system of general aviation airports, other than the Airport, Regional Heliport, or Ivanpah, owned by County and under the control and administration of AVIATION, as such system now exists or as it may hereafter be modified, changed, or developed. AVIATION’s Reliever Airports are currently North Las Vegas Airport, Jean Airport, Overton Airport, and Henderson Executive Airport.

Approved as to Form September 7, 2010

j. “Terminal Complex Cost Center” shall mean all terminal buildings serving the Air Transportation Companies, including Terminal 1, Terminal 2, and Terminal 3, together with the associated concourses, in-line baggage handling system facilities, covered ramp storage, moving trams, and satellites, as shown in Exhibit A2, as they now exist or as they may hereafter be reconstructed, modified, changed, or developed.

10. “Airport System Expense” shall mean all costs and expenses incidental to, necessary for, or arising out of the operation of the Airport System, including but not limited to Operation and Maintenance Expenses, Annual Bond Debt Service and Debt Service Coverage Requirement on Airport System Revenue Bonds, repayment of loans, and the cost of defending, settling, or satisfying the results of any litigation or threatened litigation directly arising out of the operation and management of the Airport System, or any aspect thereof.

11. “Airport System Purpose” shall mean any action or undertaking by AVIATION reasonably relating to the development and preservation of the Airport System for air commerce.

12. “Airport System Revenue” shall mean Gross Revenues as defined in the Master Indenture, derived by AVIATION from the operation of the Airport System.

13. “Annual Bond Debt Service” shall mean Aggregate Debt Service Requirement as defined in the Master Indenture.

14. “Annual Budget” shall mean the budget submitted to the Airline Airport Affairs Committee (AAAC) for each Fiscal Year for the purpose of establishing the rates and charges.

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15. “Aviation Support Provider” shall mean a person, company or corporation that AIRLINE may contract with for the purpose of providing aircraft services, ground handling, ramp services, passenger services, ticketing, baggage handling and/or delivery, aircraft cleaning services, maintenance services, fueling services, screening/security services, catering, provisioning (including, but not limited to, supplying of food, snacks, and/or beverages to AIRLINE stores and/or supplies), or other similar services to Air Transportation Companies.

16. “Baggage Handling System” or “BHS” shall mean the baggage system, including all associated components, hardware, software, and/or other associated equipment and facilities that is required to transport baggage from any ticketing, skycap, and/or other similar passenger check-in location, either on or off Airport property, that is owned, operated and maintained by AVIATION and provided to AIRLINE for the purpose of transporting baggage from such areas to the TSA for screening purposes and then to a designated baggage make-up area that is assigned for use by AIRLINE either as Preferential Use Space or as Common Use Space.

17. “Bonds” shall mean any bond or bonds issued in accordance with the provisions of the Master Indenture.

18. “Capital Improvement” shall mean any single item having a net cost in excess of one million dollars ($1,000,000), plus the inflationary index as allowed in Section 18.14 of this Agreement, and a useful life in excess of five (5) years, acquired, purchased, or constructed to improve, maintain, preserve, or develop the Airport System. Capital Improvements include but shall not be limited to:

a. The acquisition of land or easements.

b. The purchase of machinery, equipment, or rolling stock.

c. The planning, engineering, design, and construction of new facilities.

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d. The staffing reasonably required to provide support services that are necessary to accommodate growth demand.

19. “Catering” shall mean the acquisition and/or supplying of food, snacks, or beverages to AIRLINE’s aircraft through a vendor authorized to do business at the Airport. This shall not include any Provisioning activities, as further defined in Section 1.01(A)(48) of this Agreement and shall be subject to any applicable fees for such activity.

20. “County” shall mean Clark County, Nevada, as governed by the Clark County Board of Commissioners.

21. “Common Use Space” shall mean the areas specifically designated by AVIATION in the Terminal Complex for the purpose of allowing multiple Air Transportation Companies to provide air transportation services to the traveling public. Such areas shall be assigned to AIRLINE by AVIATION for specific portions of the day to accommodate AIRLINE’s flight operations. Common Use Space is more specifically defined as follows:

a. “Common Use Baggage Make-Up” shall include all carrousels and/or piers that are located in one of the Airport screening nodes, the surrounding baggage make-up space within the screening node, and the surrounding areas available for tug and baggage cart and/or baggage container staging.

b. “Common Use Baggage Service Office” or “BSO” shall include any BSO that is shared by multiple Air Transportation Companies for the purpose of providing customer services relating to baggage service.

c. “Common Use Gates” shall include, but is not limited to, holdrooms, gate apron areas designating the aircraft parking envelope and ramp equipment staging, and jetbridges.

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d. “Common Use Ticket Counter” shall include, but is not limited to ticket counter positions and associated equipment, ticket queuing space, skycap check-in positions, and skycap queuing.

e. Other areas as may be designated by Director during the Term of this Agreement.

22. “Connecting Passenger” shall mean any passenger who boards an aircraft directly after deplaning from another flight at the Airport, as further defined in the Federal Register Notice, dated September 18, 2002, Volume 67, Number 181, and effective October 18, 2002. On-line single carrier connections involve flights of the same carrier, while interline or off-line connections involve flights of two different carriers.

23. “Date of Beneficial Occupancy” or “DBO” shall mean that date upon which a Capital Improvement is so substantially complete that it is operationally available to user and public without hazard or undue inconvenience, but in no event later than thirty (30) days after AVIATION notifies user that the Capital Improvement has been certified by the project architect/engineer as available for public use and/or user occupancy, including any Temporary Certificate of Occupancy (TCO) that may be issued by an authorized agency.

24. “Debt Service Coverage Requirement” shall mean twenty-five percent (25%) of all annual debt service payments associated with senior lien debt issued by AVIATION plus ten percent (10%) of all annual debt service payments associated with subordinate lien debt issued by AVIATION. Debt Service Coverage Requirements shall not include any PFC debt, any general obligation debt, or any Jet A Fuel Tax debt issued by AVIATION.

25. “Department of Aviation” or “DOA” shall mean the department that has been designated by the Board of County Commissioners, through Title 20 Ordinance, to provide oversight and management of the airports within the Airport System, which includes McCarran International Airport. It is understood by both parties that the terms “Department of Aviation” and “AVIATION” may be used interchangeably through this Agreement and during the course of business operations with AIRLINE and other tenants and/or users of the Airport.

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26. “Director” shall mean AVIATION’s Director of Aviation, or designee. The Director may take such actions under this Agreement, as designated, empowered, or otherwise authorized by the Board of County Commissioners through Clark County Code, Title 20 Ordinance or other lawful action designated as such by County, and shall include such person or persons as may, from time to time, be authorized to act for the Director with respect to any or all matters pertaining to this Agreement.

27. “DOA Directed Relocation” or “DDR” shall refer to an event when AVIATION’s Ramp Control staff requires AIRLINE to push its aircraft off of an aircraft gate to a RON location or other aircraft holding position.

28. “Environmental Laws” shall mean any one or all of the applicable laws and/or regulations of the Environmental Protection Agency or other federal, state, or local agencies, including, but not limited to the following as the same are amended from time to time:

a. Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C., Section 9601 et seq.);

b. Resource Conservation and Recovery Act (42 U.S.C., Section 6941 et seq.);

c. Toxic Substances Control Act (15 U.S.C., Section 2601 et seq.);

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d. Safe Drinking Water Act (42 U.S.C., Section 300h et seq.);

e. Clean Water Act (33 U.S.C., Section 1251 et seq.);

f. Clean Air Act (42 U.S.C., Section 7401 et seq.);

g. Sanitation (Nevada Revised Statutes, Chapter 444);

h. Nevada Water Pollution Control Law (Nevada Revised Statutes 445.131 through 445.399);

i. Hazardous Materials, Including Underground Storage Tank Regulations (Nevada Revised Statutes, Chapter 459);

j. Occupational Safety and Health Administration (OSHA) (29 CFR, Sections 1910 and 1926);

and regulations promulgated thereunder and any other applicable laws, regulations and ordinances (whether enacted by the federal, state, or local government) now in effect or hereinafter enacted that deal with the regulation or protection of the environment, including, but not limited to ambient air procedures and records detailing chlorofluorocarbons (CFC), ambient air, ground water, surface water and land use, including sub-strata land.

29. “Exclusive Use Space” shall mean the space leased to AIRLINE, by AVIATION, for use by only AIRLINE, under the terms and conditions of this Agreement, as more fully set forth in Exhibit B1, or as the same may be amended from time to time. Such areas are more clearly defined to include, but not be limited to, non-public areas such as airline ticket offices (behind ticket counters), and airline operations areas.

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30. “FAA” shall mean the Federal Aviation Administration of the U.S. Government or any federal agencies succeeding to its jurisdiction.

31. “Federal Security Space” shall mean all space at the Airport dedicated to the Transportation Security Administration (TSA) to oversee aviation security and/or screening functions and/or operations, as mandated by the Federal government and without reimbursement, but shall not include any administrative space used by TSA at the Airport.

32. “Fiscal Year” shall mean the twelve (12) months commencing on July 1st of any calendar year and ending on June 30th of the next succeeding calendar year.

33. “Hazardous Material” shall mean the definitions of hazardous substance, hazardous material, toxic substance, regulated substance or solid waste as defined within the following:

a. Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C., Section 9601 et seq.);

b. Resource Conservation and Recovery Act (42 U.S.C., Section 6901 et seq.);

c. Hazardous Materials Transportation Act (49 U.S.C, Section 1801 et seq.);

and all present or future regulations promulgated thereto, as well as:

d. Department of Transportation Table (49 CFR, Section 172.101 and amendments thereto);

e. Environmental Protection Agency (40 CFR, Part 302 and amendments thereto);

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f. Transportation of Hazardous Materials by Motor Vehicle (Nevada Revised Statutes 459.700 through 459.780);

and all present or future regulations promulgated thereto. This definition shall also include all substances, materials, and wastes that are, or that become regulated under, or that are or that become classified as hazardous or toxic under any Environmental Law, whether such are federal, state, or local;

g. Sanitation (Nevada Revised Statutes, Chapter 444);

h. Nevada Water Pollution Control Law (Nevada Revised Statutes 445.131 through 445.399);

i. Hazardous Materials, Including Underground Storage Tank Regulations (Nevada Revised Statutes, Chapter 459);

j. Occupational Safety and Health Administration (OSHA) (29 CFR, Sections 1910 and 1926);

and regulations promulgated thereunder and any other laws, regulations and ordinances (whether enacted by the federal, state, or local government) now in effect or hereinafter enacted that deal with the regulation or protection of the environment, including, but not limited to ambient air procedures and records detailing chlorofluorocarbons (CFC), ambient air, ground water, surface water and land use, including sub-strata land.

34. “Interest” shall mean any amount assessed against any payment required to be made to AVIATION under this Agreement, including Passenger Facility Charges in accordance with all applicable federal regulations, for failure to pay timely as specified in this Agreement.

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35. “Joint Use Formula” shall mean the formula to be used to pro-rate ninety percent (90%) of the specified charge, referenced in Section 6.02(B)(1) of this Agreement, according to the ratio of the number of enplaning passengers for each Air Transportation Company operating in the Terminal Complex (during the most recent month for which such information is available) to the total number of enplaning passengers of all Air Transportation Companies during that same month. The remaining ten percent (10%) will be prorated over a number equal to the number of Signatory Airlines, plus one (1). Joint Use Formula may also mean such other formula as may be agreed upon by a majority of Signatory Airlines using the service or space and approved by County’s Board of County Commissioners.

36. “Joint Use Space” shall mean the Terminal Complex space used jointly by all Air Transportation Companies including, but not limited to, Federal Security Space, security queuing areas, wheelchair staging areas, baggage claim areas, travel document verification areas, and other areas as may be identified and modified from time to time. The Joint Use Space is more particularly set forth in Exhibit B1, or as the same may be amended from time to time, and shall be applicable to each Air Transportation Company operating at the Airport.

37. “Master Indenture” shall mean the Master Indenture of Trust, dated May 1, 2003, and all amendments and supplements thereto, and series indentures thereunder, whether made before or after the effective date of this Agreement. The term “Master Indenture” shall also include any ordinance, resolutions, or other instrument related to bond issues currently outstanding at the time of this Agreement, or as may be modified from time to time, and to bond issues that may be issued in the future, authorizing the issuance of bonds or other securities or obligations (including without limitation, interest rate swap and other notional amounts contracts related to bonds or other borrowings) which are payable from or secured by all other or any part of the Airport System Revenue.

38. “Maximum Certificated Gross Landing Weight” or “MCGLW” shall mean the maximum certificated weight, in one thousand (1,000) pound units, that each aircraft operated by AIRLINE is certificated by the FAA identified in FAA Advisory Circular 150/5300-13, as may be modified from time to time or as listed in the FAA Aircraft Character Database as it is posted on the FAA website (www.faa.gov), whichever is greater, governing that aircraft type or as certificated for that particular aircraft.

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39. “Non-Revenue Passenger” shall mean all passengers that are traveling free or pursuant to token charges, as further defined in the Federal Register Notice, dated September 18, 2002, Volume 67, Number 181, and effective October 18, 2002, and shall be reported to AVIATION, as required under all applicable Department of Transportation reporting requirements for commercial air transportation.

40. “Non-Signatory Airline” shall mean any Air Transportation Company using the Airport which is not a Signatory Airline, as defined in Section 1.01(A)(53) of this Agreement.

41. “Noise Protection Zone” shall mean those areas or parcels of land acquired by AVIATION for noise attenuation purposes at Airport System airports.

42. “Operational Signage” shall mean any signage that is required for the purpose of directing passengers (i.e. enter, exit, ticketing position number, etc.). AVIATION will provide such Operational Signage. Operational Signage shall also mean any signage that is required for the purpose of identification or clarification of an AIRLINE policy (i.e. excess baggage charges, carry-on baggage policy, etc.), which shall be provided by AIRLINE, shall meet AVIATION’s sign standards, and must have prior approval from Director.

43. “Operating Directives” shall mean the lawful, reasonable, and nondiscriminatory Operating Directives, effective June 1, 2001, or any successor documents, as may be amended, modified, or supplemented from time to time, not inconsistent with the terms of this Agreement or materially adversely affecting AIRLINE’s rights or obligations hereunder, and issued by the Director as authorized by the Title 20 Ordinance, for the orderly use of the Airport System by both Air Transportation Companies and other users of the Airport System, including, but not limited to, the Airport Environmental Directive, Airport Environmental Handbook, and Airport Tenant Improvement Manual. Updates can be found on AVIATION’s website (www.mccarran.com).

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44. “Operation and Maintenance Expenses” shall mean all reasonable and necessary current expenses of the Airport System, that are incurred by AVIATION, including capital outlays which do not meet the definition of a Capital Improvement under Section 1.01(18), paid or accrued, for operating, maintaining, and repairing the Airport System, as more specifically defined in the Master Indenture.

45. “Passenger Facility Charge” shall mean the passenger fee imposed by AVIATION and collected by AIRLINE, under 49 U.S.C. section 40117 et seq., 14 CFR Section 158, et seq. as may be modified from time to time, for each ticket sold for transportation of a passenger enplaned on an aircraft at AVIATION’s commercial service airport, constituting trust funds held for the beneficial interest of AVIATION, as authorized by the FAA under 49 U.S.C. section 40117 et seq., 14 CFR Section 158, et seq., as may be modified from time to time.

46. “Preferential Use Space” shall mean the non-exclusive space in the Terminal Complex assigned by AVIATION to AIRLINE for which AIRLINE has preferential, but not exclusive use rights, for use in common with others, and that is more fully set forth in Exhibit B1, attached hereto or as the same may be amended from time to time, and by reference made a part hereof. Such areas may include, but shall not be limited to, passenger check-in areas (excluding airline ticket offices), skycap podiums, aircraft gates and their associated passenger loading bridges, apron area, holdroom, and related equipment assignments.

47. “Premises” shall mean all Exclusive Use Space, Preferential Use Space, Common Use Space, Joint Use Space, or any other areas of the Airport, as assigned to AIRLINE by the Director, more fully described in Exhibit B1, attached hereto or as the same may be amended from time to time, and by reference made a part hereof. Any subsequent amendments to the Premises will be done in accordance with Section 1.01(A)(54) and Section 4.01(A)(1) of this Agreement.

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48. “Provisioning” shall mean the supplying of food, snacks, or beverages to AIRLINE’s aircraft through its own AIRLINE stores and/or supplies. This shall not include any Catering activities, as defined in Section 1.01(A)(19) of this Agreement. However, if any portion of these supplies are brought to the Airport by a third-party vendor and then transferred to an aircraft, such supplies shall be subject to the applicable catering fees.

49. “Public Areas” shall mean those Terminal Complex areas not leased on an exclusive, preferential, common use, or joint use basis, or otherwise, to any person, company, or corporation and which are open to the general public.

50. “Rented Space” shall mean the space rented to Signatory Airlines on an Exclusive, Preferential, or Joint Use basis, or as the same may be amended from time to time.

51. “Revenue Passenger” shall mean passengers that pay for carriage on AIRLINE, as further defined in the Federal Register Notice, dated September 18, 2002, Volume 67, Number 181, and effective October 18, 2002, and shall be reported to AVIATION as required under all applicable Department of Transportation reporting requirements for commercial Air Transportation.

52. “Rules and Regulations” shall mean those lawful, reasonable, and nondiscriminatory Rules and Regulations approved by the Board of County Commissioners on May 1, 2001 and effective June 1, 2001, or any successor document, as may be amended, modified, or supplemented from time to time, (not inconsistent with the terms of this Agreement or materially adversely affecting AIRLINE’s rights or obligations hereunder), promulgated by County and issued by the Director for the orderly use of the Airport System by Air Transportation Companies and other users of the Airport System. Most current update is on the McCarran website (www.mccarran.com).

Approved as to Form September 7, 2010

53. “Signatory Airline” shall mean any Air Transportation Company that has executed and delivered to AVIATION this Agreement covering the use and occupancy of facilities at the Airport, and shall therefore be governed by such Agreement. Such Air Transportation Company must be able to meet specific requirements and/or minimum standards for Signatory Airlines status as may be established by Director. Once AIRLINE has been offered Signatory Airline status under this Agreement, AIRLINE must execute such Agreement within ninety (90) days of presentation of this Agreement to AIRLINE by Director. In the event such Agreement is not executed within this time period, or any extension given by Director in writing, AVIATION is no longer obligated to offer Signatory Airline status to AIRLINE during the term of this Agreement.

54. “Space Use Letter” shall mean a letter issued by the Director, as provided for under Section 1.01(A)(47) and Section 4.01(A)(1) of this Agreement, mutually agreed by both parties, amending the Premises and related exhibits. Such Space Use Letter may include more specific terms for use of space assigned under each Space Use Letter.

55. “Special Facilities” shall mean structures, hangars, aircraft overhaul, maintenance, or repair shops, heliports, hotels, retail and commercial facilities, storage facilities, garages, other facilities, and appurtenances, being a part of and located on the Airport System, the cost of the construction or other acquisition of which Special Facilities is financed with the proceeds of Special Facilities Bonds issued pursuant to the Master Indenture or other sources of financing.

56. “Title 20 Ordinance” shall mean the Clark County Code, Title 20, as may be amended from time to time and as approved by the Board of County Commissioners.

Approved as to Form September 7, 2010

57. “Through Passenger” shall mean any passenger who does not disembark the aircraft upon arrival at the particular stop of Las Vegas, Nevada while en route to the final destination other than Las Vegas, Nevada, and shall be reported to AVIATION as required under all applicable Department of Transportation reporting requirements for commercial Air Transportation.

58. “Total Landed Weight” shall mean the sum of the Maximum Certificated Gross Landing Weight for all Signatory Airline aircraft arrivals over a stated period of time. Said sum shall be rounded up to the nearest one thousand (1,000) pound unit for all landing fee computations.

59. “TSA” shall mean the Transportation Security Administration of the U.S. Government or any federal agencies succeeding to its jurisdiction.

Section 1.02 Cross-References

All references to articles, sections, and exhibits in this Agreement pertain to material in this Agreement, unless specifically noted otherwise.

Approved as to Form September 7, 2010

ARTICLE 2 –TERM

Section 2.01 Term

A. This Agreement shall become effective at 12:01 a.m. on July 1, 2010, and continue for five (5) years until June 30, 2015 (the “Initial Term”), subject to prior termination as provided herein. AVIATION and a majority of Signatory Airlines, based on total market share, may agree to extend the Initial Term for a period of two (2) years, until June 30, 2017 (the “Extended Term”), and such extension shall be binding on all Signatory Airlines.

B. No later than twelve (12) months prior to the expiration of the Term of this Agreement, whether the Initial Term (if not extended under Section 2.01(A) above) or the Extended Term, the parties hereby agree to commence negotiation of a new agreement. If upon the expiration of the Term a new agreement has not been finalized, then AVIATION may, at Director’s sole discretion, continue this Agreement in holdover, as provided in Section 18.23 of this Agreement, and in that case the parties shall continue negotiations for a new agreement. Such holdover period may continue until a new agreement becomes effective. However, at any time, after a six (6) month period under holdover, AVIATION may, at the Director’s sole discretion, terminate this Agreement upon thirty (30) days advance written notice to all Signatory Airlines, and in that case all Air Transportation Companies, including AIRLINE, will operate under Clark County Code, Title 20 Ordinance and AIRLINE shall forego all rights under this Agreement.

C. Upon the natural expiration or other termination of this Agreement, howsoever caused, all such Premises and improvements thereon, shall be automatically returned to AVIATION for reassignment under a new agreement, provided that such reassignment shall be consistent with Section 4.03 of this Agreement.

D. If at the natural expiration and/or termination of this Agreement, including the Extended Term (if exercised by mutual agreement as required above), AVIATION offers to continue to lease all or any portion of the Premises covered by this Agreement and if AIRLINE declines, it shall be deemed as a voluntary abandonment of such declined space and AVIATION shall not be responsible for any unamortized costs or other obligations as to such declined space, as further described in Section 4.03 of this Agreement.

Approved as to Form September 7, 2010

Section 2.02 Termination of Existing Agreements

A. Coincident with the effective date of this Agreement, the existing lease or permit covering the use or occupancy of facilities in the Airfield Area, Apron Area, or Terminal Complex, with AIRLINE shall be automatically terminated, provided that the termination of such lease shall not be construed as a waiver, relinquishment, or release of any claims, damages, liability, rights of actions, or causes of action that either of the parties hereto may have against the other under such existing lease and that have accrued before the effective date of this Agreement.

Approved as to Form September 7, 2010

ARTICLE 3 - RIGHTS AND SPECIFIC PRIVILEGES

Section 3.01 Use of the Airport

A. The parties agree that the purpose of this Agreement is to enable AIRLINE to provide Air Transportation services using Airport facilities on the east side of the Airport. Consistent with this purpose, AIRLINE shall have for itself and for its employees, passengers, guests, patrons, and invitees the right to the use, in common with other duly authorized users of the Airport and appurtenances, including all facilities, improvements, equipment, and services that have been or may hereafter be provided for common use at or in connection with the Airport, subject to the terms and conditions of this Agreement and further subject to the lawful ordinances of County.

Section 3.02 Specific Rights and Responsibilities of AIRLINE

A. Consistent with the purpose set forth in Section 3.01, and subject to lawful ordinances of County, AIRLINE shall have the rights and responsibilities, in addition to all rights and responsibilities elsewhere granted in this Agreement, to use the designated Airport areas for the following purposes:

1. The operation of an Air Transportation Company for the sole purpose of carriage of persons, property, cargo or mail, by aircraft, including performing all activities reasonably necessary to such operation for itself and its Affiliates.

2. The landing, taking off, flying over, taxiing, pushing, towing, loading, unloading, delivering fuel to aircraft, repairing, maintaining, conditioning, servicing, parking, storing, and testing of aircraft or other equipment of or operated by AIRLINE or other carriers, including the right to provide or handle all or part of the operations or services of such other Air Transportation Companies. For operations handled by AIRLINE on behalf of other Air Transportation Companies or service provided to other Air Transportation Companies, AIRLINE shall pay to AVIATION a nondiscriminatory concession fee, as established by the Director, and as further provided for in Section 3.04 of this Agreement, excepting, however, the handling of AIRLINE’s Affiliate Carrier(s), as defined in Section 1.01(A)(2) of this Agreement.

Approved as to Form September 7, 2010

3. The sale of tickets, documentation of shipments, handling of reservations, and the loading and unloading of persons, property, cargo or mail at the Airport by such motor vehicles or other means of conveyance as AIRLINE may desire to use in the operation of its Air Transportation business.

4. Training at the Airport of persons and testing of aircraft and other equipment, such training and testing to be limited to operations that are incidental to AIRLINE’s Air Transportation business at the Airport. Such training outside of the Premises, shall be undertaken by AIRLINE only with the prior written approval of the Director, and to the extent permitted by, and subject to, the conditions of the Rules and Regulations and Operating Directives of AVIATION.

5. The purchase of AIRLINE’s requirements of personal property, including fuel, lubricants, food, beverage, and other passenger supplies, and any other materials, supplies, and provisions used by AIRLINE from its own stores, or from any person or company of AIRLINE’s choice, subject to Section 3.04(D) of this Agreement. Nothing herein shall restrict AVIATION from levying any applicable nondiscriminatory fees to any person or company for conducting business activities at the Airport, including AIRLINE if it provides such services to another Air Transportation Company other than to an Affiliate Carrier. AIRLINE shall obtain services from vendors and/or Aviation Support Providers in accordance with Section 3.05 of this Agreement. Airline may not provide Catering or Provisioning to any Air Transportation Company that it ground handles or that is not an Affiliate.

6. The purchase of services from any person or company, having prior written authorization by AVIATION under Title 20 Ordinance to do business at the Airport. It is AVIATION’s intent to grant the right to provide aviation support services to a limited number of operators as may be reasonably determined by AVIATION. Nothing herein will restrict AVIATION from levying a nondiscriminatory concession fee on any person or company for operating a service business at the Airport.

Approved as to Form September 7, 2010

7. The sale or other disposal of AIRLINE’s aircraft, engines, accessories, and other equipment, and materials or supplies, provided that such items are not otherwise available on the Airport, except other equipment, materials, parts or supplies provided under the Mutual Assistance Ground Service Agreement (MAGSA), and such right shall not be construed as authorizing the conduct of a separate regular business by AIRLINE, but as permitting AIRLINE to perform only such functions for itself as are incidental to the conduct or operation of its Air Transportation business.

8. The servicing by AIRLINE, or by its suppliers of materials, or furnishers of services, subject to Section 3.02(A)(6) and Section 3.04, of aircraft and other equipment operated by AIRLINE, on Exclusive Use Space, Preferential Use Space, Common Use Space, or at assigned aircraft parking positions or other locations designated by the Director.

9. The installation and operation of identifying signs, posters, and graphics only within the AIRLINE’s non-public Exclusive Use Space, subject to the prior written approval of the Director.

10. The installation, maintenance and operation of radio, meteorological, and aerial navigation equipment and facilities (excluding wireless equipment, systems, or similar technologies) at suitable locations on the Airport as may be necessary or convenient in the opinion of the AIRLINE, for its operations provided that:

a. The location of such equipment and facilities shall be subject to the prior written approval of the Director; and

b. All such installations must be tied into AVIATION’s backbone infrastructure and AIRLINE shall be required to identify requirements for and install and/or tie into any emergency power system.

Approved as to Form September 7, 2010

c. The use and location of such equipment and facilities shall not conflict with other similar equipment and facilities on the Airport; and

d. The use and location of such equipment and facilities on the Airport, if not within the Premises, shall be subject to payment of such nondiscriminatory reasonable fee or charge as may be lawfully established by AVIATION for such use of the Airport by AIRLINE and shall be added to this Agreement by Space Use Letter.

Any such installation shall be done in accordance with the Tenant Improvement Manual, AIRLINE shall be responsible to remove such installations, as may be required by the Director, and restore the area to its original condition, reasonable wear and tear excepted, at its sole cost and expense. All such locations shall be assigned to AIRLINE through the issuance of a Space Use Letter.

11. AIRLINE shall change over to AVIATION’s backbone infrastructure, any existing proprietary computer data lines, phones, telecommunications equipment, or similar infrastructure within twelve (12) months from the Effective Date of this Agreement, or such other reasonable timeframe established by the Director, in writing to AIRLINE, unless otherwise approved in writing by the Director. AVIATION reserves the right to charge AIRLINE for use of AVIATION’s infrastructure if, due to the circumstances associated with such use, it is determined to be in AVIATION’s best interest to do so. Such charges shall be in accordance with AVIATION’s policy for use of AVIATION’s communication fiber. However, in the event that AIRLINE has a specific requirement that can’t be met by AVIATION through its back-bone infrastructure within a reasonable timeframe, AVIATION may, at the discretion of the Director, allow AIRLINE to proceed with the installation, maintenance and operation of AIRLINE’s computer data lines, telephone communications equipment and associated conduits, telephone and/or wireless communications, switchgear, other wireless technologies or similar technologies, and/or support computers at suitable locations on the Airport, as may be necessary for AIRLINE’s operations; provided that:

Approved as to Form September 7, 2010

a. The location of such equipment shall be subject to the prior written approval of the Director;

b. Any cable installation that may be required by AIRLINE to operate such equipment will be without cost to AVIATION, either directly or as a reimbursable cost under NRS 496;

c. Ownership of any cable installation completed under this provision shall be immediately transferred to AVIATION and shall become part of AVIATION’s backbone system at no cost to AVIATION, including under the relocation provisions contained in Section 4.03 of this Agreement. AVIATION shall assume responsibility for maintenance of such cabling.

d. The use and location of such equipment shall not interfere with the use of other similar equipment on the Airport; and

e. The use and location of such equipment on the Airport shall be subject to payment of such nondiscriminatory reasonable fee or charge as may be lawfully established by AVIATION for such use of the Airport by AIRLINE, it being expressly understood that there shall be no fee or charge for the installation, maintenance, and operation of associated conduits or other communication lines.

Any such installation shall be done in accordance with the Tenant Improvement Manual. AIRLINE shall be responsible to remove such installations, as may be required by the Director, and restore the area to its original condition, reasonable wear and tear excepted, at its sole cost and expense. If such installations are found to have been completed, without prior written approval from the Director, AVIATION has the right to have AIRLINE remove such improvements within ten (10) days of notice, or AVIATION may remove and bill AIRLINE for such removal costs, including restoration work, at cost plus twenty percent (20%) administrative fee. AVIATION also reserves the right to take further actions as may be necessary if such unauthorized installation has had any type of negative impact to any warranty, functionality, or similar action as a result of AIRLINE’s unauthorized installation.

Approved as to Form September 7, 2010

12. The access to and use of AVIATION’s telecommunication system, information system, telephone switchgear, and cabling excluding wireless technologies. AVIATION reserves the right to assess a nondiscriminatory reasonable fee or charge as may lawfully be established by AVIATION.

13. The use of AIRLINE’s space by authorized vendors and/or service providers for their operational needs, and the operation of passenger clubs, lounges, or VIP rooms within AIRLINE’s Exclusive Use Space, subject to the approval of the Director and provided that such right shall not be construed as authorizing the conduct of a separate regular business by AIRLINE, but as permitting AIRLINE to perform only such functions as are incidental to the conduct or operation of its Air Transportation business.

14. Airport Security Badges: AIRLINE shall be responsible for obtaining and providing any Transportation Security Administration (TSA) required and AVIATION administered criminal history record checks, security threat assessments, badging, vehicle decals, and/or other activities required to ensure their agents, employees, vendors, suppliers, service providers, directors, or officers are in compliance with the Airport Security Program, Title 20 Ordinance, TSA Regulations 49 CFR Parts 1500, 1520, 1540, 1542, 1544, 1546, 1548, and 1550, as promulgated, and the terms and conditions of this Agreement, as each may be modified from time to time.

Section 3.03 Limitations on Use by AIRLINE

A. In connection with the exercise of its rights under this Agreement, AIRLINE shall have the following limitations:

1. AIRLINE shall not add, change, remove, or otherwise modify, or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers to add, change, remove, or otherwise modify anything at or about the Airport that may interfere with or modify, reduce, or similarly decrease the effectiveness or accessibility of the passenger processing areas, the operations of the Airport, drainage and sewage system, electrical system, heating, ventilation and air conditioning (HVAC) system, fire protection system, sprinkler system, alarm system, fire hydrants and hoses, or other similar systems if any, installed or located on or within the Airport.

Approved as to Form September 7, 2010

2. AIRLINE shall make all reasonable efforts to staff and manage their ticketing and queuing operations within the areas identified by AVIATION in an effort to reduce queuing lines that extend beyond the queuing areas assigned by AVIATION for AIRLINE’s use. AIRLINE shall make all reasonable efforts to avoid implementing staffing plans, modify queuing areas, or take similar actions that may result in or cause any negative impacts to the operation of the Airport. AIRLINE may be required to bear the actual, documented and reasonable cost of AVIATION staff and/or its contractors, plus twenty percent (20%) administrative fee, that is required to manage crowds and/or that negatively impact terminal operations and roadway functions as determined by the Director.

3. AIRLINE shall not perform or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers to perform any act or thing upon the Airport that will invalidate or conflict with any fire or other casualty insurance policies (copies of which, together with premium schedules, shall be furnished to AIRLINE on request) covering the Airport or any part thereof.

4. AIRLINE shall not improperly dispose of or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers to improperly dispose of any waste material taken from, or products used (whether liquid or solid) with respect to its aircraft or its operations, into the sanitary or storm sewers at the Airport, or engage in any other form of improper disposal of such materials. AIRLINE shall ensure that any such waste material or products are properly disposed of in full and complete compliance with all Federal, including the Environmental Protection Agency, State and County laws, Rules and Regulations, Operating Directives, and Airport Environmental Handbook for disposal of these waste materials and products. Nothing herein shall relieve AIRLINE of full responsibility and liability for the improper disposal of any such waste materials or products used by AIRLINE, its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, officers, or invitees.

Approved as to Form September 7, 2010

5. AIRLINE shall not keep or store, at any time, or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers to keep or store, at any time, flammable or combustible liquids except in accordance with applicable laws in storage facilities especially constructed for such purposes in accordance with Federal, State, and County laws including the Uniform Fire Code and the Uniform Building Code, Rules and Regulations, Operating Directives, and Airport Environmental Handbook. For purposes of this Agreement flammable or combustible liquids shall have the same definitions as set forth in the most recent Uniform Fire Code.

6. AIRLINE shall not perform or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers to perform any act or thing upon the Airport that will be in conflict with FAR Part 139 or jeopardize the Airport’s operating certificate.

7. AIRLINE shall not perform or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors or officers to perform any act or thing in conflict with the approved Airport Security Program, as further described in Section 3.02(A)(14) above.

8. AIRLINE shall not dispense or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers to dispense food, snacks, or beverage in any form in its holdrooms, assigned jet bridges, or other public view areas of the Terminal Complex without the prior written approval of the Director, except in the case of an emergency. However, any food or beverages dispensed with the prior written approval of the Director, shall not be transported to the approved areas through public view areas of the Terminal Complex. Any such approval shall be subject to and AIRLINE shall, to the extent reasonable, procure such food and beverage items from an approved food and beverage vendor, flight kitchen, or in the case of an emergency, from AIRLINE’s own stores.

Approved as to Form September 7, 2010

9. AIRLINE shall not perform or permit its agents, employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers to perform the installation and operation of signs, posters, banners, graphics, pamphlets, magazines, televisions, closed-circuit televisions (CCTVs), celebratory and/or holiday displays, and/or similar advertising on or within the Premises, or any assigned jet bridge, without the prior written approval of the Director. Such signs shall be substantially uniform in size, type, and location with those of other airlines, consistent with AVIATION’s graphic standards, the Rules and Regulations, the Operating Directives, and in compliance with all applicable laws and ordinances. Any such installation shall be done in accordance with the Airport Tenant Improvement Manual. AIRLINE shall be responsible to remove any such installation, as may be required by the Director, and restore the area to its original condition, reasonable wear and tear excepted, at its sole cost and expense.

10. AIRLINE will be specifically prohibited from placing any type of Advertising / Promotional Signage, as defined in Section 1.01(A)(1) of this Agreement, or any similar marketing materials or items in the Preferential Use Space or in any public areas of the Airport, without the prior written approval of the Director. AIRLINE shall be restricted as to the signage, placards, card holders and/or any type of advertising, regardless if it is solely for the benefit of AIRLINE or if it is in any type of partnership (i.e. marketing, advertising, or other similar arrangement, etc.) with another party, that it may wish to install or otherwise have placed in the public areas of the Airport, in accordance with Section 18.41 of this Agreement. AIRLINE may be allowed, with prior written approval from AVIATION, to place on a temporary basis, notices, banners, or other similar celebratory paraphernalia and/or other displays in the ticketing and gate holdroom portions of the Preferential Use Space areas that announces new air service to be provided by AIRLINE into the Las Vegas market. AIRLINE acknowledges that any approval given by the Director under this provision of the Agreement, may include any applicable advertising fees as further outlined in Section 18.41 of this Agreement. Such signs shall be substantially uniform in size, type, and consistent with AVIATION’s graphic standards, the Rules and Regulations, Operating Directives, and in compliance with all applicable laws and ordinances.

Approved as to Form September 7, 2010

Section 3.04 Ground Handling Services by AIRLINE and Aviation Support Provider Companies

A. Subject to Section 3.02(A)(6) of this Agreement, in the event AIRLINE agrees to ground handle any portion of the operations of another Air Transportation Company, AIRLINE shall provide the Director thirty (30) days advance written notice of such proposed activities, including, but not limited to, the following:

1. A description of the type and extent of services to be provided; and

2. The Air Transportation Company to whom the services are to be provided; and

3. The ticket counters, skycap areas, aircraft gates, holdrooms, ramp storage and staging areas, and other facilities that will be involved in the ground handling operation and the charges therefore. All such services must occur within the Premises of the AIRLINE; and

4. A complete ninety (90) day flight schedule, commencing on the date of start-up for such Air Transportation Company; and

5. Disclosure of such Air Transportation Company as AIRLINE’s Affiliate Carrier.

B. Such ground handling arrangement is subject to the prior written approval of the Director. AIRLINE shall be responsible for the payment of all applicable operational fees for the Air Transportation Company that they are requesting approval to ground handle, unless specifically authorized by the Director, in writing, whether collected or uncollected, and as such shall bear the attending risk for such payments.

Approved as to Form September 7, 2010

1. AIRLINE shall be the designated representative for such Air Transportation Company and as such shall be responsible for all of its activities and coordination with AVIATION, including but not limited to any and all security, customer service, and/or other operational requirements as may be necessary for the safe and efficient operation of said Air Transportation Company.

2. AIRLINE’s sales of ground handling services to any Air Transportation Company, other than AIRLINE’s Affiliate Carriers, shall be subject to the five percent (5%) ground handling fee, or other such reasonable fees as may be established by the Director from time to time, payable to AVIATION, as further described in Section 3.04 (C) below. AIRLINE will include this five percent (5%) ground handling fee into any overhead calculation and shall not list this ground handling fee as a separate line item on any invoice for such services (i.e. “airport fee,” “port fee,” “airport tax” or other similar description). Any such separation on any invoice presented for payment by AIRLINE to another Air Transportation Company will be considered as additional gross revenue and therefore subject to the provisions of Section 6.08(E) of this Agreement.

C. AIRLINE shall report and pay to AVIATION a nondiscriminatory concession fee, as referenced in Section 3.04(B) above, based on the gross revenues derived by AIRLINE for providing such services to any Air Transportation Company, other than AIRLINE’s Affiliate Carriers, whether collected or uncollected. AIRLINE shall perform such services and meet similar performance standards as may be set by the Director, for similar Aviation Support Providers.

D. AVIATION reserves the right (if it is deemed to be in the AVIATION’s best interest as determined by the Director) to establish through a formal Request for Proposal (RFP), Request for Qualification (RFQ), or other similar process, the total number of Aviation Support Providers available at the Airport. Nothing herein shall restrict AVIATION to any specific limitation whatsoever based on either a total number of providers or based on a specific type of service. However, AVIATION and AIRLINE agree that there should be no less than three (3) Aviation Support Providers, in addition to the Signatory Airlines, to provide such services. In the event of such action by AVIATION, AIRLINE shall be allowed to continue to provide such services and shall be required to adhere to any established performance measures to the extent reasonably possible to do so.

Approved as to Form September 7, 2010

Section 3.05 Aviation Support Provider Services

A. AIRLINE shall use its best efforts to comply with the payment arrangements it makes with any Aviation Support Provider, as defined in Section 1.01(A)(15) of this Agreement, or other services provider that may be required from time to time, at the Airport, including any applicable fees that such Aviation Support Provider is required to pay to AVIATION, whether such services are provided to AIRLINE under a direct arrangement between AIRLINE and the services provider, or provided to AIRLINE through a consortium.

B. AIRLINE will be required to utilize the Aviation Support Provider companies that hold an existing operating permit with AVIATION to provide such services at the Airport. AIRLINE may request AVIATION’s consideration to approve a new Aviation Support Provider, no less than sixty (60) days in advance of when AIRLINE desires such services to commence. However, AVIATION is under no obligation to approve such request that it deems not to be in the best interest of the Airport operations. AVIATION will not consider cost or national solicitations for a single service provider as the sole or mitigating factor in its consideration of AIRLINE’s request. AIRLINE understands that it shall be responsible to provide for the full accommodation within its Premises of all space requirements, including, but not limited, to office space, employee areas, and/or operational space that may be required by its Aviation Support Providers and/or its vendors that they do business with at the Airport.

Approved as to Form September 7, 2010

C. AVIATION hereby reserves the right to limit the total number of Aviation Support Providers, through an RFP, RFQ, or other similar process, if AVIATION determines that it is in the best interest of the operation of the Airport to take such action. AIRLINE acknowledges and agrees that it will be required to contract for such services only with the authorized providers that may result from such action.

Approved as to Form September 7, 2010

ARTICLE 4 - PREMISES

Section 4.01 Terminal Complex Space and Apron Area

A. AVIATION hereby leases to and AIRLINE hereby accepts from AVIATION the “Premises,” and as further defined in Section 1.01(A)(47) of this Agreement and being more particularly delineated in Exhibit “B1,” attached hereto and by reference made a part hereof. AIRLINE agrees that, upon AIRLINE’s occupancy of its Premises, such space is accepted in “AS IS” condition at the time of this Agreement.

1. Subsequent amendments of areas leased to AIRLINE shall be accomplished through the issuance of a Space Use Letter, executed by the Director, in accordance with Section 1.01(A)(54) of this Agreement, including any applicable revised Exhibit B1 drawings. It is hereby understood and agreed that any new space assignment will be under the general terms and conditions of this Agreement or other conditions as may be needed to meet the operational needs of the Airport, as determined by the Director, and as agreed by AIRLINE. AIRLINE shall make reasonable efforts to execute such Space Use Letters and/or other Letters of Agreement, as may be necessary during the term of this Agreement, and return said documents to AVIATION within ninety (90) days of receipt. It is understood by both parties that AIRLINE’s occupation of space identified under a Space Use Letter shall be deemed as AIRLINE’s consent regardless if the Space Use Letter has been executed by AIRLINE.

B. AIRLINE shall use its Premises, as currently assigned or amended by a Space Letter as referenced above, subject to the terms and conditions of this Agreement, AVIATION’s Rules and Regulations, Operating Directives, and/or Space Use Letter for the purposes authorized under Article 3 of this Agreement to conduct its Air Transportation business.

C. All Preferential Use Space, as defined in Section 1.01(A)(46) of this Agreement, shall be assigned to AIRLINE by the Director on a preferential, nonexclusive use basis. Continuous assignment of Preferential Use Space is subject to AIRLINE maintaining AVIATION’s minimum gate utilization and ticket counter utilization standards, as outlined in Section 4.01(D)(1) and Section 4.04 (D)(2) of this Agreement.

Approved as to Form September 7, 2010

1. It is understood that the terms contained in this portion of the Agreement does not constitute nor shall it be in any way construed or implied that these are “eligibility” requirements that, once met by AIRLINE, should entitle AIRLINE to lease or otherwise lay claim to any additional facilities at the Airport.

2. It is further understood by AIRLINE that the purpose of the provisions contained herein shall be for recovery and reassignment to another Air Transportation Company or reverting back to AVIATION as Common Use Space, in the event that AIRLINE is not using the assigned facilities in an efficient and/or effective manner, as determined by Director. AIRLINE understands that such provisions are necessary to allow AVIATION to meet the increasing demands for air service into the Las Vegas Valley.

3. AIRLINE shall be required to submit to AVIATION, its proposed flight schedule for the next ninety (90) day period in an electronic format provided by AVIATION, every thirty (30) days, so that AVIATION may utilize such information to make reasonable determinations on how to best utilize the Airport facilities and to assign such facilities to meet facility demands during peak time periods.

4. AIRLINE shall reasonably provide to AVIATION such proposed schedules, using a standard format provided by AVIATION, including but not limited to the submission of such schedules utilizing a secure log-in web-based application with specific log-in information and passwords for each AIRLINE, excluding such market information as city-pairs, on a monthly basis and for a period covering no less than ninety (90) days in advance, to allow AVIATION to anticipate AIRLINE’s future facility requirements.

5. AVIATION will use the submission of such schedules for the purpose of assigning and tracking utilization of facilities, using the prioritization formulas established by Director. AVIATION will make every effort legally available to AVIATION to keep such proprietary information confidential, however, AVIATION will be allowed to share such information in a general form to the TSA for the sole purpose of allowing them to anticipate the staffing levels that will be required to operate the security checkpoints and the baggage screening facilities, or other services that may be provided by TSA in the future.

Approved as to Form September 7, 2010

6. AIRLINE shall not commence any schedule that includes the use of Common Use Space or other non-preferential facilities, without the prior written approval of the Director. Additionally, AIRLINE shall accommodate its scheduled flights, as well as any flights of any Air Transportation Company that AIRLINE ground handles, on the Preferential Use Gates that it has been assigned to under this Agreement through a Space Use Letter. AVIATION reserves the right to deny the request by AIRLINE for the use of any Common Use Space if, as determined by AVIATION, such flight(s) can be accommodated on AIRLINE’s Preferential Use Gates.

D. Upon failure of AIRLINE to maintain the minimum gate utilization and/or ticket counter utilization standards as outlined herein, AVIATION may issue written notice of its intent to reassign all or a portion of AIRLINE’s Preferential Use Space (gates and/or ticket counters), as Common Use Space, or as Preferential Use Space of another Signatory Airline. Upon receipt of such notice, AIRLINE shall have thirty (30) days to demonstrate to AVIATION that it will meet AVIATION’s utilization standard for such Preferential Use Space. Otherwise, upon expiration of such thirty (30) day notice period AVIATION shall make the reassignment. AVIATION shall use the following, as minimum criteria, for the purpose of determining AIRLINE’s facility utilization, any prioritizations for any space assignments and/or space utilization purposes. Such minimum criteria shall be used to determine AIRLINE’s utilization of Preferential Use Space and any assignment of all Common Use Space. AVIATION reserves the right to establish additional criteria to determine prioritization of Common Use Space.

1. Gate Utilization: If AIRLINE’s utilization of such Preferential Use Gate is less than an average of nine hundred (900) total seats, based on a seven (7) day average, OR seven hundred fifty (750) seats plus five (5) flights per gate, per day into the Las Vegas market, based on a seven (7) day average, for the previous ninety (90) day period, AVIATION may, subject to the notice and cure process described in Section 4.01(D) above, reassign such Preferential Use Gate to another Air Transportation Company or reclaim such Preferential Use Space and designate same as a Common Use Gate without cost to AVIATION or further claim by AIRLINE for such reassignment. In determining AIRLINE’s gate utilization, Director may consider seasonal dynamics of airline scheduling. Any reassignment by AVIATION under this Section shall not be subject to the provisions of Section 4.03 of this Agreement.

Approved as to Form September 7, 2010

2. Ticket Counter Utilization: For the purpose herein, the Preferential Use Space that shall be included in this minimum ticket counter utilization determination, shall include the ticket counters, queuing, skycap check-in, and check-in kiosk areas. AVIATION reserves the right to conduct ticket counter utilization surveys (constant manning during peak times) to determine the usage of such Preferential Use Space during peak times for both the Airport and the AIRLINE. If it is determined that any position(s) assigned to AIRLINE as Preferential Use Space that is not used on a regular basis; especially during AIRLINE’s scheduled peak times, as determined by AVIATION’s analysis, AVIATION may, subject to the notice and cure process described in Section 4.01(D) above, reassign such Preferential Use Space to another Air Transportation Company and/or reclaim such space and designate it as Common Use Space, without cost to AVIATION or further claim by AIRLINE for such reassignment. In determining AIRLINE’s ticket counter utilization, Director may also consider seasonal dynamics of airline scheduling. Any reassignment by AVIATION under this Section shall not be subject to the provisions of Section 4.03 of this Agreement.

E. Off-Gate Airport Parking positions for RON aircraft shall be assigned, subject to the submission of a ninety (90) day flight schedule, on a common use, nonexclusive use basis, at the discretion of the Director. All such positions shall be assigned by the Director, to meet the operational needs of the Airport, and will be subject to all applicable fees. AIRLINE must not use and/or schedule activities that will result in more than the designated number of RON spaces without the prior written approval of AVIATION, which may be rescinded with ten (10) days written notice to AIRLINE.

Approved as to Form September 7, 2010

F. AIRLINE shall not be authorized to make any improvements or alterations of any kind on or to the Premises during the term of this Agreement without prior written approval of AVIATION. Any changes or improvements completed without the Director’s prior written approval, are subject to immediate removal at the expense of the AIRLINE if so requested by the Director. Plans for any such improvements are to be submitted to AVIATION, for AVIATION’s approval and coordination, first in conceptual form in a manner acceptable to AVIATION, and then upon written approval of the project concept, in accordance with the Airport Tenant Improvement Manual. Should AIRLINE or any sublessee cause any improvements to the Premises, AIRLINE shall cause any contract with contractor, designer, or other person providing work, labor, or materials to the Premises to include the following clause:

“Contractor agrees on behalf of itself, its subcontractors, suppliers, and consultants and their employees that there is no legal right to file a lien upon any County-owned property and will not file a mechanic’s lien or otherwise assert any claim against County’s real estate or any leasehold interest thereon on account of any work done, labor performed, or materials furnished under this contract. Contractor agrees to indemnify, defend and hold AVIATION and County and AIRLINE harmless from any liens filed upon the County’s property and AIRLINE’s leasehold interest and shall promptly take all necessary legal action to ensure that removal of any such lien at Contractor’s sole cost.”

However, should any lien be placed on the Premises or any improvements thereon, AIRLINE will cause to be removed any and all liens of any nature, including but not limited to, tax liens and liens arising out of or because of any construction or installation performed by or on behalf of AIRLINE or any of its contractors or subcontractors upon the AIRLINE’s Premises or arising out of or because of the performance of any work or labor to it or them at said Premises or the furnishing of any materials to it or them for use at said Premises. Should any such lien be made or filed, AIRLINE will bond against or discharge the same within thirty (30) days after written request by Director.

G. Should a conflict arise between the AIRLINE and other tenants at the Airport regarding the scope of service privileges or the use of Premises and/or the Airport, the Director shall resolve the conflict. AIRLINE agrees to abide by the Director’s decision under this Agreement.

Approved as to Form September 7, 2010

Section 4.02 Right to Authorize Use of AIRLINE Space

A. The Director shall have the right to authorize other Air Transportation Companies to use AIRLINE’s assigned Preferential Use Space, as defined in Section 1.01(A)(46) of this Agreement, when such facilities are not required for AIRLINE’s operating flights, as determined by the schedule submitted to AVIATION by AIRLINE for gate/ramp control purposes. AIRLINE shall have the right to require the other Air Transportation Companies to indemnify AIRLINE against liability arising out of such use. AVIATION may require AIRLINE, at no expense to AIRLINE, to relocate its aircraft to an aircraft parking apron by issuing a DDR, as defined in Section 1.01(A)(27) of this Agreement, so that AIRLINE’s Preferential Use Gate(s) may be used by others for active actual flight operations.

B. Should AIRLINE fail to reasonably accommodate such issued DDR by AVIATION, to relocate such aircraft and/or other associated equipment within the reasonable time frame requested by AVIATION, AIRLINE may be subject a penalty of one thousand dollars ($1,000.00) per occurrence. In the event of AIRLINE’s failure to reasonably accommodate such request, AVIATION shall have the right to recover such gate with thirty (30) days notice to AIRLINE and reclaim such gate as a Common Use Gate.

1. In the event that AIRLINE is required to vacate a Preferential Use Gate for use by another Air Transportation Company for enplaning and/or deplaning activities, AIRLINE will not be charged any applicable RON charges as long as the aircraft remains at an RON position under the same DDR event.

2. Conversely, if AIRLINE is requiring the use of a Preferential Use Gate that has been assigned under this Agreement to another Air Transportation Company for their operations, AIRLINE will be subject to the payment to AVIATION of all applicable per turn fees that are in effect at that time. Such fees shall be collected by AVIATION and shall become part of the rate base, as if they were collected for use of a Common Use Gate.

Approved as to Form September 7, 2010

C. AIRLINE shall be responsible to push its aircraft from a Preferential Use Gate if issued a DDR, within thirty (30) minutes of being directed to do so by AVIATION’S Ramp Control staff or at least thirty (30) minutes prior to the scheduled use of such Preferential Use Gate by another Air Transportation Company. AIRLINE shall bear all costs of such DDR operations. AVIATION shall track the number of uses of such Preferential Use Gate(s) by other Air Transportation Companies, unless it is an Affiliate Carrier of AIRLINE who has use of such gate as a Preferential Use Gate or unless such use is by a carrier who AIRLINE ground handles, as provided under Section 3.04 of this Agreement. Signatory Airlines will receive an annual credit as part of the year-end true-up, equaling the applicable per turn fee for either a narrow body aircraft operation or a wide body aircraft operation, that would be collected by AVIATION for the use of such Preferential Use Gate as a Common Use Gate. Such credit will be included in the overall year-end true-up, described in Section 7.04 and Section 7.05 of this Agreement, to either off-set any additional amounts owed to AVIATION or to be added to amounts that will be due AIRLINE as part of the calculations under Section 7.04 and Section 7.05 of this Agreement.

D. The Director shall have the right to authorize other Air Transportation Companies to use AIRLINE’s ticket counter, queuing, skycap areas, and baggage make-up areas assigned to AIRLINE as Preferential Use Space, when such positions are not required for AIRLINE’s operating flights. This right does not include the right to use AIRLINE’s airline ticket office(s) behind the ticket counters. AVIATION will charge such Air Transportation Companies the current fee applicable for use of AVIATION Common Use Space. Such fees shall be collected by AVIATION and shall become part of the rate base, as if they were collected for use of any Common Use Space.

Section 4.03 Reassignment of Leased Premises

A. To improve and maximize the utilization and functional capacity of the Terminal Complex or to implement a Capital Improvement, the Director shall have the right to reassign, reallocate, or relocate part of the Premises during the course of this Agreement. As such, it is understood and agreed that any such actions will be done so for the best use of the Airport to meet the operational needs of the Airport. AIRLINE acknowledges that the Director will assign the use of any portion of the Premises in a manner to ensure the best utilization of the Airport and available facilities, and that such assignments will be determined at the discretion of the Director.

Approved as to Form September 7, 2010

1. Under this Section, AVIATION will provide reimbursement for expenses reasonably necessary to move AIRLINE’s operations to the reassigned space. A determination of such expenses will be made, at the time it is determined that a reassignment is required, and will be based on a walk-through of the space that AIRLINE is being reassigned to under this Section, with AIRLINE’s participation. AVIATION will not reimburse for expenses to bring vacated space back to original condition, reasonable wear and tear excepted, regardless of the reason for such vacation.

2. AVIATION shall not be responsible to reimburse for any equipment or otherwise pay to relocate any proprietary equipment, cable, communications equipment and/or devices, millwork, or other similar facilities, equipment, and/or infrastructure that:

a. Has been previously reimbursed by AVIATION to AIRLINE under the provisions of a previous Agreement, either as part of a previous relocation or as a Tenant Improvement for which AIRLINE has been reimbursed under the provisions of NRS 496, regardless of whether or not the work was completed by AIRLINE or by a third party on behalf of AIRLINE.

OR

b. That has been installed or caused to be installed by AIRLINE without the prior written approval of AVIATION, in accordance with the Airport Tenant Improvement Manual.

OR

Approved as to Form September 7, 2010

c. That is recovered by AVIATION under Section 4.01(D)(1) and/or Section 4.01(D)(2) above for the AIRLINE’s failure to meet minimum gate and/or minimum ticket counter utilization criteria.

OR

d. Restoration of space that has been vacated by AIRLINE, regardless of the reason for such vacation. AVIATION and AIRLINE will participate in a walk-through of the vacated space to determine what actions AIRLINE will be responsible for to bring the vacated space to reasonable condition.

B. TERMINAL 3 REASSIGNMENTS: Prior to the opening of Terminal 3, AVIATION will make a determination, based on the operational requirements at that time, as to which airlines will be reassigned space in Terminal 3. In addition to the terms contained in this Section 4.03(A) above, such reassignments shall be subject to the following:

1. AVIATION shall provide AIRLINES with a minimum of one hundred eighty (180) days notice of the need to reassign space under this Section. AIRLINE hereby acknowledges that such reassignments may be required in a coordinated manner as part of an overall program to reassign certain airlines to Terminal 3 by the opening date. As such, AIRLINE agrees that it will make reasonable and timely efforts to complete any necessary tenant improvements and will relocate the reassigned operations to its new Premises by the date provided by AVIATION. AIRLINE also acknowledges that AIRLINE’s failure to meet such completion dates may result in a delay to another airline’s ability to meet their required schedule and that AVIATION may require AIRLINE to accelerate its work to meet its completion date, at AIRLINE’s expense, unless AIRLINE has used good faith efforts to reasonably and timely complete the necessary tenant improvements, and delays are beyond the reasonable control of AIRLINE, as determined by the Director.

2. AIRLINE will be given a not-to-exceed allowance to complete any tenant improvements and to cover any actual relocation costs associated with such reassignment. This not-to-exceed allowance will be based on One Hundred and 00/100 ($100.00) per square foot for the specific Premises AIRLINE is being reassigned to. AIRLINE will be required to submit all applicable receipts and proof of payment for any cost under this reimbursement provision for review by AVIATION.

Approved as to Form September 7, 2010

3. AIRLINE shall adhere to the Airport Tenant Improvement Manual, as required under Section 9.04 of this Agreement.

4. AIRLINE shall bear the costs of the restoration of any space that is vacated as a result of such reassignment under this provision of the Agreement.

C. If it becomes necessary for AVIATION to reassign, reallocate, or relocate AIRLINE’s Exclusive Use Space under Section 4.03(A) above, the Director will give AIRLINE thirty (30) days written notice of its intent to modify all or portions of AIRLINE’s space. AVIATION shall:

1. Give AIRLINE written notice of their new assigned Exclusive Use Space and the required relocation time. AIRLINE shall commence design within thirty (30) days and commence construction of such relocation work within one hundred twenty (120) days and be completed within one hundred eighty (180) days unless otherwise approved by the Director in writing. AIRLINE will have thirty (30) days to identify what its requirements will be at the new location and submit its conceptual layout of the new area in sufficient detail to be able to make a determination as to what items would be eligible for reimbursement under this Section of the Agreement, and including all associated costs.

2. At the discretion of the Director, AVIATION may elect to compensate AIRLINE for such relocation through one of the following methods:

a. Provide space similar in design and finish to the space subject to relocation, reallocation and/or reassignment, for which the reasonable cost of necessary improvements shall initially be born by AIRLINE and reimbursed by AVIATION upon completion of the improvements that have received the prior written approval by the Director prior to construction, and in accordance with NRS 496;

Approved as to Form September 7, 2010

OR

b. If the notification by AVIATION to relocate is received by AIRLINE, after the Effective Date of this Agreement, reimburse AIRLINE the unamortized cost of AIRLINE’s improvements that have been installed subject to the prior approval of the Director under Section 9.04 of this Agreement, in the space to be vacated. Such reimbursement shall be based on generally accepted accounting principles on a straight line depreciation schedule for such improvements or for a period not to exceed five (5) years commencing upon the completion date of such approved improvements only, unless AVIATION previously reimbursed AIRLINE, either directly or through a third-party for such approved improvements. At the sole discretion of the Director, the amortization period of five (5) years may be extended through a Letter of Agreement which shall be subordinate to this Agreement and which shall survive any future Agreement and shall be interpreted under the terms and conditions of this Agreement only, for facilities that may be executed between AVIATION and AIRLINE that is in effect during the period of such extension, if the specific circumstances so warrant. However, any such extension may not exceed ten (10) years commencing upon the completion date of such approved improvements only. All other provisions of this Section shall apply to such extension, if granted, however if the provisions of this Agreement are modified in any way, the Letter of Agreement for such extension shall be interpreted using the term and conditions of this Agreement only. AVIATION shall not be responsible to reimburse AIRLINE for any improvements that were made to Premises without the prior written approval of AVIATION. Any improvements made to any Premises leased to AIRLINE prior to July 1, 2003 are not subject to this provision and are not eligible for any reimbursement consideration under Section 4.03 of this Agreement. AIRLINE shall be responsible to keep accurate records of all improvements to the Premises, including costs and date of beneficial occupancy for such improvements, and AIRLINE shall provide to AVIATION the following items, within thirty (30) days of request from AVIATION:

Approved as to Form September 7, 2010

i. A current schedule of assets within the Premises, or relative portions that are associated with such improvements and remaining amortization such improvements;

ii. All construction and/or installation dates of such improvements and/or equipment (including any subsequent modifications);

iii. The total construction and/or installation costs (including any subsequent modifications);

iv. All maintenance records for such improvements and/or equipment, including all warranties, maintenance manuals, or other similar documentation. In the event there is any warranty that is in effect, AIRLINE shall transfer its interest in and deliver to AVIATION any and all applicable warranties, manuals, excess parts, or other applicable materials. AIRLINE will make every effort to ensure that any warranties given to AIRLINE for improvements and/or equipment that is subject to this provision of the Agreement will be transferable to AVIATION and that such action will not have any negative effect on said warranty, in the event of such recovery by AVIATION; and

v. Verification that such improvements received the prior written approval of AVIATION and that they were completed in accordance with the Airport Tenant Improvement Manual.

Approved as to Form September 7, 2010

c. All assets, when fully depreciated at the end of the depreciation schedule outlined above in this Agreement, or upon the voluntary abandonment of space by AIRLINE, or at the expiration of this Agreement, whichever date occurs first, shall fully vest to AVIATION and AVIATION shall retain ownership of such improvements. Additionally, all improvements that have been authorized in writing by AVIATION and that have been completed prior to the commencement of this Agreement shall be automatically transferred to AVIATION upon expiration of the previous Agreement, in accordance with Section 4.04 of the Scheduled Airline Operating Agreement and Terminal Building Lease, dated July 1, 2003, or any applicable Operating Permit that has been executed by AIRLINE and AVIATION, collectively hereinafter “Previous Airline Agreement,” if the Premises that AIRLINE occupied at the time of the expiration and/or termination of the Previous Airline Agreement is the same space that is assigned by AVIATION to AIRLINE at the commencement of this Agreement. As such, AVIATION shall not be held responsible for the reimbursement of such costs for relocation, reallocation, and/or reassignment under this Section of the Agreement for any improvements that were transferred to AVIATION. The provisions of this Section of the Agreement are excluded if any of the following occurs:

i. AIRLINE receives reimbursement from AVIATION for such improvements as provided under NRS 496;

ii. AIRLINE declares bankruptcy and AIRLINE rejects this Agreement or any portion thereof;

iii. AIRLINE transfers its interests in such improvements to another Air Transportation Company, as part of a merger or other similar transaction that transfers ownership, and that includes any remuneration and/or financial benefit of such transfer of ownership.

3. Reassign or reallocate the space to another Air Transportation Company within a reasonable time frame or hold the space without lease commitment.

Approved as to Form September 7, 2010

4. None of the above shall apply to any improvements made by AIRLINE without the express written approval of the Director, in accordance with the Airport Tenant Improvement Manual. Any improvements that have been made by AIRLINE without the prior written approval of AVIATION shall not be eligible for reimbursement under this or any other portion of this Agreement. Further, AVIATION shall have the right to have AIRLINE remove such unauthorized improvements and restore the Premises to its original condition prior to such installation, at AIRLINE’s sole cost and expense, or to reimburse AVIATION for the cost of such removal and restoration plus twenty percent (20%) administrative fee. Nothing herein shall preclude AVIATION from further pursuing any remedies legally available to AVIATION, including, but not limited to, seeking reimbursement for time, materials, and/or staffing by AVIATION and/or its contractors, in the event that such unauthorized installation negatively impacts any warranty held by AVIATION, limits the functionality of a facility and/or system, or that any causes any operational impacts to the Airport.

5. All assets paid for by AVIATION shall belong and remain with AVIATION. AVIATION reserves the right to lease such assets to AIRLINE and require AIRLINE to be responsible for all maintenance of such assets.

D. If the Director makes a decision to relocate, reallocate, or reassign AIRLINE’s Premises or any portion thereof, AIRLINE shall not be required to:

1. Incur reasonable expenses to relocate its operation to other Exclusive Use Space that it does not agree to incur.

2. Accept Exclusive Use Space not reasonably adequate from an operational standpoint.

E. If AIRLINE voluntarily abandons any space or gives up space to AVIATION, at any time during the Agreement or upon the natural expiration of this Agreement, AVIATION shall not bear any expense for unamortized improvements within such space and ownership of such improvements shall vest to AVIATION.

Approved as to Form September 7, 2010

Section 4.04 Surrender of the Premises

A. AVIATION shall not be required to give any notice to AIRLINE to quit possession at the expiration date of the term of this Agreement, or on earlier termination, howsoever caused unless otherwise provided for herein. AIRLINE covenants and agrees that on expiration of the term of this Agreement, or on earlier termination as hereinafter provided, or on reassignment of the Premises to others, it will peaceably surrender possession of the Premises leased hereunder and will vacate and leave such Premises in good condition, reasonable wear and tear, acts of God, fire, and other casualties excepted, and AVIATION shall have the right to take possession of said Premises.

B. AIRLINE shall have the right, unless otherwise directed by the Director, on termination or expiration of this Agreement and within thirty (30) days thereafter, to remove all trade fixtures, equipment, and other personal property installed or placed by it at its expense, in, on, or about the Airport, except that, during the term of this Agreement:

1. AIRLINE shall not remove fixtures, equipment, and other personal property for which AVIATION is to reimburse, or has previously reimbursed AIRLINE pursuant to Section 4.03; and

2. AIRLINE’s right shall be subject to any valid lien that AVIATION may have thereon for unpaid rentals or fees. AIRLINE shall not abandon any of its movable personal property on the Premises without the prior written consent of the Director.

C. Any and all movable personal property not removed by AIRLINE within the thirty (30) days period shall thereupon, at the option of AVIATION, become a part of the land on which it is located, and title thereto shall vest in AVIATION. All AVIATION property damaged by, or as the result of, the removal of AIRLINE’s property shall be restored by AIRLINE, at its own expense, to the condition existing prior to such damage. All material items, whether owned by AIRLINE or are in AIRLINE’s custody and control, shall be removed from the Premises. Any material items left behind by or on behalf of AIRLINE, shall be considered abandoned and shall be disposed of accordingly by AVIATION at the sole cost of AIRLINE. In the event that such items are not removed or disposed of in accordance with Section 4.04, unless authorized in writing by the Director, AIRLINE shall reimburse AVIATION for all expenses to remove and dispose of any materials left at the Airport, plus twenty percent (20%) administration fee.

Approved as to Form September 7, 2010

D. AIRLINE shall be required to remove any improvements, equipment, cabling, communications, fixtures, cabinetry, or other similar items owned and/or installed by AIRLINE from the Premises and shall restore the Premises to its original leasable condition, reasonable wear and tear excepted, as directed by the Director, at no cost to AVIATION. Any such removal and restoration shall be completed within ninety (90) days of the date notice is sent to AIRLINE or within such other time frame approved by the Director in writing. Such restoration shall be identified through a walk-through of the Premises with a representative from both AIRLINE and AVIATION. Additionally, any such removal and restoration shall be at the sole cost and expense of AIRLINE, shall comply with the Airport Tenant Improvement Manual, Rules and Regulations, and Operating Directives, and shall be completed by a licensed and qualified vendor to perform such work.

E. Ownership of any systems, facilities, or improvements (i.e. electrical, HVAC, mechanical, etc.) left in place at the discretion of the Director, at the end of this Agreement, shall automatically vest to AVIATION. AIRLINE shall transfer its interest in and deliver to AVIATION any and all applicable warranties, manuals, excess parts, or other applicable materials within thirty (30) days of the surrender of the Premises.

Section 4.05 Employee Parking Facilities

A. AIRLINE shall have the right to the use of reasonably adequate vehicular parking facilities for its employees, who are assigned to work at the Airport and whose physical location remains at the Airport (actively working on the Airport environs) in common with other employees. Such facilities shall be located in an area designated by the Director. AVIATION reserves the right to assess a reasonable charge, and AIRLINE shall pay on a monthly basis, as additional rentals any employee parking charges, for such employee parking facilities, based on the cost of providing, operating, and maintaining the facilities, and such charges may be modified from time to time at the discretion of the Director. AIRLINE shall, on request of AVIATION, provide verification that AIRLINE is only providing parking for its employees who are actively working at the Airport environs, including, but not limited to, providing AVIATION with the names of eligible employees. AVIATION, may at some time in the future request from AIRLINE, and AIRLINE agrees to provide upon such request, copies of employee staffing schedules, in general terms and by employee classification, in the event that this information is needed to make such determinations regarding the demand during specific peak periods and/or future on-going employee parking needs. The foregoing notwithstanding, AVIATION may implement an employee trip reduction program in conjunction with its air quality program, in consultation with AIRLINE. AIRLINE hereby acknowledges and agrees that no commercial operations or activities of any kind shall be conducted by AIRLINE, its agents, employees, contractors, subcontractors, vendors, suppliers, and/or representatives from such parking facilities or other areas of the Airport. AIRLINE acknowledges and agrees that any violation of this clause may result in the immediate suspension of such parking privileges under this Agreement. AVIATION shall have the right to determine the assignment of employee parking spaces based on criteria determined by the Director to be in the best interest of AVIATION to meet the operational needs of the Airport, including but not limited to requiring AIRLINE to accommodate, at its own expense at a location not on the Airport, parking for such employee classification as may be necessary from time to time to meet the employee and public parking demands. AIRLINE acknowledges and accepts that the public parking needs will be given a higher priority than employee parking needs.

Approved as to Form September 7, 2010

Section 4.06 Access

A. AIRLINE has the right of reasonable ingress and egress from its Premises over Airport roadways, including common-use roadways, subject to the Rules and Regulations, Operating Directives, and/or any security regulations which may have been established or shall be established in the future by the AVIATION, County, Federal, and/or State of Nevada. Such rights of reasonable ingress and egress shall apply to AIRLINE’s employees, contractors, subcontractors, invitees, agents, vendors, suppliers, guests, patrons, and other authorized individuals. This right shall extend to aircraft, vehicles, machinery, and equipment used by or for the benefit of AIRLINE in its Air Transportation business.

Approved as to Form September 7, 2010

B. The ingress and egress provided for in Section 4.06(A) shall not be used, enjoyed, or extended to any person engaging in any activity or performing any act or furnishing any service for or on behalf of AIRLINE that AIRLINE is not authorized by the Director to engage in or perform under the provisions hereof, as required by Title 20 Ordinance.

C. For AIRLINE’s vendors and suppliers of materials to the public areas of the Airport and to areas and facilities leased to or designated herein for use by AIRLINE: This privilege will extend to vehicles, machinery and equipment of such vendors and suppliers used in their business of furnishing such supplies and services to AIRLINE; provided, however, that AVIATION has given its prior written approval for such activities. Such approval may include, but is not limited to, the AVIATION’s requirement for an operating permit between such company and AVIATION under Title 20 Ordinance and to AVIATION’s right to impose a charge upon AIRLINE’s suppliers in an amount sufficient to recover the costs incurred in the reasonable regulation by AVIATION of such suppliers in the exercise by them of the foregoing right of ingress and egress. Nothing herein shall restrict AVIATION from levying a nondiscriminatory privilege fee on any person or company for conducting non-Air Transportation business at the Airport.

D. AVIATION shall have the right at any time or times to close, relocate, reconstruct, change, alter, or modify any such means of access provided for AIRLINE’s use pursuant to this Agreement or otherwise, either temporarily or permanently, provided that reasonable notice to AIRLINE and a reasonably convenient and adequate alternative means of access, ingress, and egress shall exist or be provided in lieu thereof. AVIATION shall suffer no liability by reason thereof, and such action shall in no way alter or affect any of AIRLINE’s obligations under this Agreement.

E. Use of Apron and Ramp: AIRLINE acknowledges that the Director will assign the use of the Preferential Use Space, and Common Use Space, including, but not limited to apron and ramp areas and other areas of the Airport, and that such assignments will be determined at the sole discretion of the Director. It is acknowledged by AVIATION that AIRLINE may use certain vehicles and equipment in the operation of its business pursuant to the Agreement. The use and movement of these vehicles and equipment in, on, and about the ramp areas and any other areas of the Airport covered by the terms of this Agreement will be accomplished by AIRLINE, its employees, contractors, subcontractors, invitees, vendors, suppliers, agents, or other authorized representatives, in accordance with the responsible safety and traffic practices and in accordance with any Rules and Regulations, Operating Directives, and/or procedures established by AVIATION, the Director, or any other governmental agency. When not in use, the vehicles and other equipment will be parked within the assigned areas or other areas as specifically instructed by AVIATION.

Approved as to Form September 7, 2010

F. Use of Equipment: All vehicles and equipment operated by AIRLINE and its employees, contractors, subcontractors, invitees, vendors, suppliers, agents, or other authorized representatives, in the operation of AIRLINE’S business at the Airport, shall meet Airport operational standards, as set forth in the Rules and Regulations, Operating Directives, and CFR Part 139, will be kept in a neat and clean manner, and shall be operated in a safe and orderly manner at all times. Upon objection from the Director to AIRLINE concerning the operation of such vehicles and equipment or the unsafe and unclean condition of such vehicles and/or equipment, AIRLINE will immediately remedy the cause of the objection or within a reasonable time frame approved by the Director. AIRLINE will provide the Director, within thirty (30) days of a written notice, a complete list of all equipment, regardless of owned or leased, used by AIRLINE at the Airport under this Agreement. Such list shall include, at a minimum, equipment serial number and/or inventory number, equipment type, ownership/lease, combustion engine or other engine type, and age of equipment, the dispensation of any equipment that was included on a previous report and that is no longer in service, and the date such equipment was place in service and/or removed from service at the Airport.

Section 4.07 Assignment of Preferential and Common Use Facilities

A. AVIATION has the right to schedule or otherwise assign all space within the Airport, including, but not limited to, Preferential Use Space, and Common Use Space, as further defined in Sections 1.01(A)(46) and 1.01(A)(21), respectively, of this Agreement. AIRLINE acknowledges that AVIATION will assign the use of Preferential Use Space and Common Use Space, and that such assignments will be reasonably determined at the sole discretion of the Director to meet the operational needs of the Airport. AIRLINE also acknowledges that it will cooperate and work with any other AIRLINE that may be assigned to such Preferential Use Space and Common Use Space.

Approved as to Form September 7, 2010

Section 4.08 AVIATION Supplied Common Use Equipment and Stock

A. Common Use Equipment: AVIATION agrees to supply and maintain all Common Use Equipment, which shall be situated at every ticket counter, skycap, gate podium, kiosk, and gate counter position. AVIATION makes no express warranty as to the operability of the equipment and the sole extent of liability of AVIATION with respect to the equipment shall be limited to repair and/or replacement of malfunctioning equipment. AVIATION will respond as expeditiously and as reasonably as possible to technical difficulties with the Common Use Equipment after AIRLINE has notified AVIATION of such difficulties through the AVIATION’s designated central help desk number. AIRLINE shall ensure the same responsiveness and assistance to AVIATION staff to identify and resolve AIRLINE and/or AIRLINE-vendor issues relating to AIRLINE’s applications that run in conjunction with the Common Use Equipment systems. AIRLINE will work cooperatively with AVIATION for the implementation of other new technologies to improve the efficiency of the Airport.

B. Common Use Equipment Stock: AIRLINE may be asked to supply its own ticket and SpeedCheck™ (kiosk) stock in the use of the Common Use Equipment at all Preferential Use Space and Common Use Space positions from time to time. However, in the event that AVIATION needs to assign AIRLINE’s Preferential Use Space to another Air Transportation Company, AIRLINE shall remove its own stock and allow the other airline to use the AVIATION-supplied stock, as further outlined herein. When utilizing AVIATION-assigned Common Use Space or AIRLINE’s Preferential Use Space, AIRLINE may use either its own stock or AVIATION’s common stock. If AIRLINE elects to use its own stock, it shall be responsible to remove all stock from the AVIATION’s equipment at the end of the usage period. AIRLINE stock shall be subject to approval by AVIATION. In the event that AVIATION deems AIRLINE stock to be injurious to AVIATION’s CUTE equipment, AIRLINE will immediately cease usage of the offending stock upon such notice by AVIATION. AVIATION reserves the right to sell and collect applicable advertising revenues that may be generated from the reverse side of any AVIATION-supplied stock.

Approved as to Form September 7, 2010

C. Radio Frequency Identification Bag Tag Stock: AVIATION will supply all Radio Frequency Identification (RFID) bag tag stock for use in as part of the Baggage Handling System. AIRLINE shall be required to meet the IATA / ATA standards for the twenty-one inch (21”) bag tag (or as the standard may be amended by IATA / ATA), prior to the start-up of activities at the Airport. Additionally, AIRLINE shall provide to AVIATION the necessary Baggage Service Messages (BSMs) that will be required to facilitate AIRLINE’s baggage through the Baggage Handling System that utilizes RFID technology to track and route baggage to the appropriate baggage carrousel. AVIATION makes no express warranty as to the operability of the technology and/or baggage handling system equipment and the sole extent of liability of AVIATION with respect to the technology and/or baggage handling system equipment shall be limited to repair and/or replacement of malfunctioning equipment. AVIATION will respond as expeditiously and as reasonably possible to technical difficulties with the BHS equipment after AIRLINE has notified AVIATION of such difficulties through AVIATION’s designated central help desk number. AIRLINE shall ensure the same responsiveness and assistance to AVIATION staff to identify and resolve AIRLINE and/or AIRLINE-vendor issues relating to AIRLINE’s applications that run in conjunction with the RFID, BHS, and BSMs systems. AIRLINE will not be allowed to use its own bag tag stock, unless specifically directed to do so in writing by AVIATION, which must at the time meet any and all standards that may be set forth by AVIATION for such stock. AVIATION reserves the right to sell and collect applicable advertising revenues that may be generated from the reverse side of any AVIATION-supplied bag tag stock.

D. Common Use Self-Service Kiosk (CUSS) Equipment: AIRLINE will not install, deploy, or otherwise engage in the use of any proprietary self-service check-in kiosks and/or device, applications, and/or technologies on its Premises, any portion of the Airport, or at any off-Airport location with the expectation to screen any checked bags at the Airport. At the request of the Director, AIRLINE will work with AVIATION and other related parties in the development of a Common Use Self Service (CUSS) compliant kiosk application, or other similar applications, and/or devices as may be required to have AIRLINE operational on all CUSS kiosks at the Airport or at off-Airport locations. AVIATION reserves the right to establish the locations for implementation of such CUSS kiosks to meet the needs of its customers and the Air Transportation Companies, as well as the operational needs of the Airport. AVIATION agrees to supply and maintain, with its personnel and at its expense, all common-use self-service kiosk equipment (also known as SpeedCheck™ and SpeedCheck Advance™), which shall be situated at designated ticket counters, at various areas of the terminal lobby and esplanade areas, off-airport passenger check-in locations, and other such locations, and using such passenger processing models as determined by the Director to be most beneficial to meet the operational needs of the Airport. AVIATION will supply all of the boarding pass stock necessary for the use of the CUSS equipment, and as such, reserves the right to sell and collect applicable advertising revenues that may be generated from the reverse side of any AVIATION-supplied boarding pass stock. AVIATION makes no express warranty as to the operability of the equipment and the sole extent of liability of AVIATION with respect to the equipment shall be limited to repair and/or replacement of malfunctioning equipment. AVIATION will respond as expeditiously and as reasonably as possible to technical difficulties with the Common Use Equipment after AIRLINE has notified AVIATION of such difficulties through AVIATION’s designated central help desk number. AIRLINE shall ensure the same responsiveness and assistance to AVIATION staff to identify and resolve AIRLINE and/or AIRLINE’s vendor issues relating to AIRLINE’s applications that run in conjunction with the CUSS systems. AIRLINE will work cooperatively with AVIATION for the implementation of other new technologies to improve the efficiency of the Airport.

Approved as to Form September 7, 2010

E. No Modifications to AVIATION’s Equipment: AIRLINE shall not be allowed to install at any gate holdroom, gate counter, skycap, ticket counter, kiosk, or baggage service office, any AIRLINE owned or proprietary computer equipment, kiosks, phones, other electronic equipment, or similar equipment without the prior express written permission of Director. Further, AIRLINE shall not make any modification whatsoever to AVIATION’s Common Use Equipment, including but not limited to, modifying the keyboards, adding adhesive or other markings, or otherwise modifying the equipment physically and/or electronically. Any such modifications and/or damage that is willfully or negligently caused by AIRLINE shall be remedied by AIRLINE, to the sole satisfaction of AVIATION, at the sole cost of AIRLINE. In the event that the damage is repaired by the AVIATION, AIRLINE will reimburse AVIATION for both the fully-allocated cost of time and materials pertaining to the repairs plus twenty percent (20%) administrative fees.

Approved as to Form September 7, 2010

F. Network Usage: AIRLINE will not be allowed to install any proprietary cabling and/or similar infrastructure at the Airport. As such, AIRLINE shall make use of AVIATION’s data communications backbone at the Airport for its communications needs to connect separate operating locations within the Airport campus, (i.e. ticketing, baggage service, operations, maintenance, etc.). AIRLINE shall be fully integrated into AVIATION’s infrastructure backbone within twelve (12) months from the Effective Date of this Agreement and shall be responsible to remove all proprietary cabling and/or other similar infrastructure, back to point of origin, at AIRLINE’s sole cost. Where authorized, at the discretion of the Director, any and all data communication cabling installed by AIRLINE shall be in accordance with the AVIATION’s Airport Tenant Improvement Manual requirements, and upon installation shall become the property of AVIATION, and shall be maintained by AVIATION. Such improvements shall not be subject to any reimbursement or useful life clauses under Section 4.03 of this Agreement. AVIATION may impose reasonable fees to AIRLINE for the use of such network, including but not limited to, any fees for unusual and/or excessive or non-standard usage, as reasonably determined by Director.

1. AIRLINE will assign a representative(s), hereinafter “Authorized Network Representative,” to work with AVIATION to determine user access and network connectivity information. AIRLINE shall be solely responsible for ensuring that Authorized Network Representatives are not security risks, and upon AVIATION’s request, provide AVIATION with any information reasonably necessary for AVIATION to evaluate any security event or incident relating to any Authorized Network Representative or use of AVIATION’s network.

Approved as to Form September 7, 2010

2. AIRLINE shall be solely responsible for the selection, implementation, and maintenance of security procedures and policies that are sufficient to ensure that (i) AIRLINE’s use of AVIATION’s network is secure and is used only for authorized purposes stated herein, and (ii) AIRLINE’s business information and data are protected against improper access, use, loss, disclosure, alternation, or destruction. AIRLINE agrees that it will not abuse or misuse the Network Connection, or any of the components thereof, or any of the capabilities provided thereby. Unless otherwise explicitly provided herein, in no event shall AIRLINE use the Network Connection as its internet service provider.

3. AIRLINE shall notify AVIATION’s Information Systems as soon as possible upon the discovery of any security breach or potential security breach that may affect AIRLINE or AVIATION’s confidential information or the security of the Network or any Network Connection.

4. AIRLINE shall ensure adequate security protection for AVIATION from any third party connections established on AIRLINE’s network. Adequate security protection means (i) protection to preserve confidentiality, integrity, and availability of the Network and information of AVIATION, and (ii) protection from malicious codes and/or unauthorized intrusions.

5. AIRLINE and AVIATION shall be responsible for maintaining the highest industry standards for security best practices on computing devices that could affect the availability and health of the Network connection, the Network, systems, applications or data of AIRLINE and AVIATION, respectively, specifically including, but not limited to, use of up-to-date antivirus protection, anti-SPAM, and establishment and use of a timely security patch management process.

Section 4.09 Wireless Applications and Similar Technologies

A. AIRLINE acknowledges that AVIATION has and continues to install wireless capabilities for Air Transportation Company operational use, in accordance with applicable Federal Communications Commission (FCC) regulations, rulings, and/or guidelines. AIRLINE agrees that it will not install, deploy, or otherwise engage in the use of any transmitting wireless device, applications, and/or technologies on its Premises, any portion of the Airport or within the Airport System (regardless of any Exclusive Use, Preferential Use, Common Use, and/or Joint Use assignments) without having first obtained the express written permission of the Director. Such wireless applications shall only be for AIRLINE’s operational use. Use by any others or for the benefit of any other parties is specifically prohibited.) At the request of the Director, AIRLINE will cease operation of a particular device due to interference with another transmitting device that is deemed necessary for operational and/or life-safety purposes.

Approved as to Form September 7, 2010

Section 4.10 Off-Airport Passenger Check-In Program

A. AVIATION has established the Off-Airport Passenger Check-In Program, hereinafter “Off-Airport Program.” As such, it is the intent and the expectation of AVIATION that AIRLINE will use every reasonable option available to AIRLINE, including, but not limited to, the Off-Airport Program, to manage passenger queuing lines at the Airport.

B. AIRLINE will make reasonable efforts to fully participate in AVIATION’s Off-Airport Program upon the commencement of this Agreement. AIRLINE agrees to work with AVIATION and its designated Off-Airport Program vendor regarding operational issues and promotional materials, including but not limited to, website links, in-flight magazine articles, and other similar marketing or advertising venues, at no cost to AVIATION.

C. It is the intent of AVIATION that in the event that AIRLINE does not make use of all such options available to AIRLINE, including, but not limited to, the Off-Airport Program, AVIATION will charge AIRLINE for all crowd control costs attributable to AIRLINE as noted herein. In the event that AIRLINE chooses not to participate in the Off-Airport Program, AIRLINE will be subject to charges (payable to AVIATION) as determined by Director, to recover all costs of AIRLINE’s facility impacts (i.e. crowd control, additional facilities, etc.) plus twenty percent (20%) administrative fee.

Approved as to Form September 7, 2010

Section 4.11 In-Line Baggage Handling System Obligations, Duties, and Responsibilities

A. AIRLINE will have use of the In-Line Baggage Handling Systems (BHS) in a location as designated by the Director to meet the operational needs of the Airport. AIRLINE will be responsible to verify that it has a certified CUTE, CUSS, RFID, and Baggage Service Messages (BSM) applications to operate the BHS, prior to the start-up of service at the Airport. AIRLINE will actively work with AVIATION staff and AIRLINE’s system provider(s) to expedite all information systems and/or technologies work that may be required to ensure such applications are properly certified by AVIATION and its system provider(s), if applicable. AVIATION shall have the right to charge AIRLINE for any expenses incurred by AVIATION, including staffing to manage passenger lines and/or additional maintenance staff, if AIRLINE fails to adhere to BHS system procedures and/or properly staff the baggage make-up areas to meet the demand and such failure results in an operational impact to the Airport and/or the BHS equipment.

B. Following AVIATION’s BHS training, provided by AVIATION to AIRLINE, AIRLINE will be solely responsible for the proper operations, training, and supervision of its staff for its portion of the operational responsibilities of the BHS system. AIRLINE shall ensure that it maintains staffing levels during all operational hours, including irregular operations, that are sufficient to retrieve baggage from the baggage make-up carrousels and/or piers in order to prevent the inefficient use of the in-line baggage handling system in a fully automated mode and to prevent the system from initiating a “die-back” situation, which may require AVIATION to intercede manually and/or cause additional staffing by AVIATION, its contractors, or TSA staff to initiate baggage screening mitigation procedures as a result of baggage stacking up on the make-up carrousels and/or piers. AIRLINE shall not initiate any procedures or work rules that, as determined by the Director, will negatively impact the in-line BHS without the prior written approval of AVIATION and without concurrence from TSA. AVIATION reserves the right to recover any costs from AIRLINE that may result from AIRLINE’s failure to comply with this Section of the Agreement.

C. AIRLINE will designate a representative as a Ground Security Coordinator (GSC) to handle issues that may arise from time to time with the BHS. The GSC will be the point of contact with the TSA and AVIATION for all issues concerning checked passenger baggage and/or BHS performance. The GSC must be available during AIRLINE’s operational hours.

Approved as to Form September 7, 2010

D. AIRLINE acknowledges that all oversized checked baggage must be delivered to a designated oversized area for screening.

E. AIRLINE acknowledges it may have a more stringent screening requirement for checked passenger baggage than that of TSA. As such, AIRLINE will be responsible to provide these additional screening services and associated staffing to meet such requirements, including, but not limited to, X-Ray screening, and any additional training for additional services, and/or any additional services at no additional cost to AVIATION. AIRLINE must provide evidence of proper training for such additional measures to the Director upon request. AVIATION may, at its sole discretion provide and maintain the X-Ray screening device.

F. AIRLINE shall be responsible to order and pick-up from AVIATION and maintain an appropriate level of any and all consumables related to the Common Use Equipment and/or BHS, including, but not limited to, RFID embedded bag tag stock, boarding pass stock, toner cartridges for laser printers, or other similar items, in accordance with policies and procedures established by AVIATION.

Approved as to Form September 7, 2010

ARTICLE 5 – AVIATION CAPITAL IMPROVEMENTS

Section 5.01 Airport Expansion

A. As AVIATION may deem necessary to protect the interests of the public, AVIATION may incur costs to acquire land; plan, design and construct facilities; or purchase and install furniture, fixtures and equipment to preserve, rehabilitate, protect, enhance, expand, or improve the Airport System during the Term of this Agreement in accordance with the provisions of this Article 5. AIRLINE acknowledges that it has a responsibility to AVIATION to provide AVIATION with as much information as possible, as far in advance as possible, so that AVIATION may make reasonable determinations as to the facility and/or other capital improvements that may be required to meet the demand of all Air Transportation Companies operating at the Airport.

Section 5.02 Capital Improvement Program

A. AVIATION has developed a five-year Capital Improvement Program, hereinafter “CIP,” for the Airport System, which is attached and incorporated herewith as Exhibit C1. The Capital Improvement identified in the CIP are hereby approved by the Signatory Airlines. AVIATION may proceed with each and all of those Capital Improvement without any additional review by the Signatory Airlines, provided, however, that AVIATION shall adhere to the general timing and budget estimates as shown on Exhibit C1.

B. AVIATION may recover through Rentals, Fees, and Charges, a proper allocation of the Net Costs of such Capital Improvement either through recovery of Annual Bond Debt Service, including Coverage and/or Amortization beginning in the Fiscal Year of beneficial use including recovery of any necessary Operating & Maintenance Expenses.

C. Contemporaneously with the processes set forth in Article 7, and otherwise at periodic times when information is available during each Fiscal Year as needed, AVIATION shall report to all Signatory Airlines on the progress of its implementation of the CIP including the then-current cost estimates and expenditures to date.

Approved as to Form September 7, 2010

D. Notwithstanding the provisions of 5.04(B), AVIATION may undertake Additional CIP, recover the Net Costs attributable to each Additional CIP through Rentals, Fees, and Charges without any Signatory Airline approvals, if such Additional CIP is undertaken for any project where the Net Costs do not increase Rentals, Fees and Charges, including Capital Improvement(s) that have projected Revenues that exceed Net Costs.

Section 5.03 Major Revisions to the CIP

A. If, upon receipt of bids or engineering estimates for a Capital Improvement(s), the projected cost of such Capital Improvements(s) causes the overall CIP budget to increase more than twenty percent (20%) in the aggregate, AVIATION shall notify the Signatory Airlines in writing and may convene a meeting to discuss the CIP. Following such meeting, the revised CIP shall be deemed approved for purposes of Article 5.02(A) unless Signatory Airlines who constitute seventy-five percent (75%) of the Signatory Airlines in number and who pay more than seventy-five percent (75%) of the Rentals, Fees and Charges notify AVIATION that they do not concur with said Capital Improvement(s), and in that case the Capital Improvement(s) shall be deferred until the ensuing Fiscal Year. The foregoing notwithstanding, a minimum of two (2) Signatory Airlines must not oppose said Capital Improvement(s) in order for AVIATION to implement said Capital Improvement(s). In such ensuing Fiscal Year, AVIATION may implement such Capital Improvement(s) and recover through Rentals, Fees and Charges a proper allocation of the Net Costs of such Capital Improvement(s) as provided for in Section 5.02(B) of this Agreement.

Section 5.04 Additional Capital Improvement(s)

A. Signatory Airlines recognize that, from time to time, AVIATION may consider it necessary, prudent, or desirable to undertake Capital Improvement(s) other than those identified in the CIP, hereinafter “Additional CIP,” and that the Net Cost of such Additional CIP may be recoverable through Signatory Airline Rentals, Fees and Charges.

B. Contemporaneously with the processes set forth in Article 7, and otherwise at any time during each Fiscal Year as needed, AVIATION shall notify the Signatory Airlines, in writing and may convene a meeting to discuss all such proposed Additional CIP. Following such meeting, the Additional CIP shall be part of the CIP and be deemed approved for purposes of Article 5.02(A) unless Signatory Airlines who constitute seventy-five (75%) of the Signatory Airlines in number and who pay more than seventy-five percent (75%) of the Rentals, Fees and Charges notify AVIATION that they do not concur with said Additional CIP, and in that case the Additional CIP shall be deferred until the ensuing Fiscal Year. The foregoing notwithstanding, a minimum of two (2) Signatory Airlines must not oppose said Additional CIP in order for AVIATION to implement said Additional CIP. In such ensuing Fiscal Year, AVIATION may implement such Additional CIP and recover through Rentals, Fees, and Charges a proper allocation of the Net Costs of such Additional CIP as provided for in Section 5.02(B) of this Agreement.

Approved as to Form September 7, 2010

C. When undertaking the CIP or Additional CIP, AVIATION will use its best efforts to apply for all available federal grants and will seek approval for collection and use of Passenger Facility Charges to the extent permitted by law or FAA policy.

Section 5.05 Capital Outlays

A. Equipment and Capital Outlays of less than one-million and 00/100 ($1,000,000) dollars shall not be subject to Signatory Airline approval. The cost of Equipment and Capital Outlays for any Fiscal Year shall be allocated to the cost center upon which the asset benefits in the Fiscal Year in which they were purchased. AVIATION will make its best efforts to disclose the budgeted Equipment and Capital Outlays during the budget processes in accordance with Article 7 of this Agreement. Signatory Airlines recognize, however, that certain unbudgeted Equipment and Capital Outlays may be required to be undertaken during the course of any Fiscal Year in order to properly operate, maintain, or repair the Airport System. AVIATION reserves the right to undertake such Equipment and Capital Outlays as it deems necessary.

Approved as to Form September 7, 2010

ARTICLE 6 – RENTALS, FEES, AND CHARGES

Section 6.01 Consideration

A. The consideration that AIRLINE agrees to provide AVIATION for the Premises under this Agreement includes but is not limited to the following:

1. Providing regularly scheduled Air Transportation to and from the Airport in an amount that meets the specific requirements and/or minimum standards for Signatory Airline status, as established by the Director, for seats into the Las Vegas market.

2. Paying the Rentals, Fees, and Charges, currently in effect at the time, without deduction or set-off, during the term of this Agreement, as approved by the Board of County Commissioners and as further described in Title 20 Ordinance.

3. Pursuant to 49. U.S.C. section 40117 et seq., 14 CFR Section 158, et. seq., as may be modified from time to time, or its successor provision, paying the proceeds of Passenger Facility Charges, as defined in Section 1.01(A)(45) and constituting trust funds held for the beneficial interest of AVIATION, as required under this Agreement, and providing AVIATION with the AIRLINE’s annual Passenger Facility Charge Report as prepared by AIRLINE’s Independent Auditor within ninety (90) days of the close of AIRLINE’s fiscal year.

4. Post a Letter of Credit, as further detailed in Section 6.12 of this Agreement.

5. Not be in bankruptcy at the time this Agreement is to be executed.

6. Not be in arrears with any payments due AVIATION.

7. Must be in compliance with any conditions of existing agreements or permits.

Approved as to Form September 7, 2010

B. Without limiting any other rights and remedies available to AVIATION under this Agreement and under law, failure to provide any of the above delineated consideration shall permit AVIATION to terminate this Agreement on thirty (30) days advance written notice. Unless this Agreement is terminated by AVIATION and absent breach of this Agreement, AIRLINE shall pay to AVIATION Rentals, Fees, and Charges hereunder for the Term of this Agreement. In the event AVIATION terminates this Agreement pursuant to this Section 6.01, AIRLINE shall have no further liability to AVIATION hereunder except for liabilities incurred prior to the termination date.

Section 6.02 Terminal Complex Rentals

A. For the term of this Agreement, AIRLINE’s Terminal Complex rentals shall be determined as the sum of AIRLINE’s rentals for Exclusive Use Space, Preferential Use Space, Common Use Space, and Joint Use Space. AIRLINE’s rental payment for Exclusive Use Space and Preferential Use Space shall be determined by multiplying the rental rate for the period, calculated in accordance with Exhibit D1, and established under Title 20 Ordinance, by the amount of space leased by AIRLINE, as set forth in Exhibit B1, which may be revised from time to time through an AVIATION issued Space Use Letter.

B. Total Terminal Complex rentals for Joint Use Space shall be calculated as the product of the appropriate Terminal Complex rental rate for the period, calculated in accordance with Exhibit D1, and established under Title 20 Ordinance, and the amount of Joint Use Space. AIRLINE’s share of the total Terminal Complex rentals each month for Joint Use Space shall be determined in accordance with the Joint Use Formula.

1. For inclusion in the Joint Use Formula, AIRLINE shall include in its monthly report of its passengers the total number of Enplaned, Deplaned, Non-Revenue, Revenue, and Through Passengers handled or otherwise accommodated by AIRLINE for other Air Transportation Companies not having an Agreement with AVIATION that provides for the direct payment to AVIATION of appropriate charges for the use of Joint Use Space.

Approved as to Form September 7, 2010

C. AIRLINE agrees to pay AVIATION, without deduction or set-off, during the Term of this Agreement, Rentals, Fees and Charges currently in effect at the time, as further outlined by Title 20 Ordinance, as may be modified from time to time.

D. Minimum Terminal Complex Rentals Guarantee: If AIRLINE shall discontinue all service to the Airport or reduce its service into the Las Vegas market to less than the amount that meets the specific requirements and/or minimum standards for Signatory Airline status, as established by the Director, for seats into the Las Vegas market, at any time and for any reason during the term of this Agreement, AIRLINE agrees to pay AVIATION, for each month the AIRLINE has no passenger or limited passenger service at the Airport, through the expiration of this Agreement, a minimum monthly Terminal Complex Rentals, Fees, and Charges (excluding Landing Fees and Passenger Facility Fees) which shall be determined as follows, whichever is amount is greater:

1. By taking an average of AIRLINE’s total current Terminal Complex Rentals, Fees, and Charges, including, but not limited to, any applicable Common Use fees or Joint Use Space fees, and aircraft per turn charges, (regardless if aircraft gates were assigned as Preferential Use Space or Common Use Space or any combination thereof), payable under this Agreement for the latest twelve (12) month period.

Such Minimum Terminal Complex Rentals Guarantee shall be paid to AVIATION, on a monthly basis, for the remaining Term of this Agreement, unless determined otherwise by mutual agreement of all Signatory Airlines and AVIATION. AVIATION will have no obligation to accept or otherwise recover any space that AIRLINE may vacate in the event of any reduction in or cessation of service into the Las Vegas market under this provision of the Agreement.

Section 6.03 Aircraft Gate Use Fees and Apron Storage Fees

A. Total Aircraft Gate Use Fees, for Preferential Use Space, as defined in Section 1.01(A)(46) of this Agreement, which includes gate aircraft parking position and the associated gate apron area (including jetbridges), shall be calculated each Fiscal Year during the Term of this Agreement as the product of the Aircraft Gate Use Fee for the period, calculated in accordance with Exhibit D2, and established under Title 20 Ordinance, and shall be applied to the number of gates leased as Preferential Use Space by AIRLINE, as set forth in Exhibit B1, which may be revised from time to time by AVIATION through an issued Space Use Letter.

Approved as to Form September 7, 2010

B. Apron Area or Ramp Area Storage Fees: For use of Apron Areas (covered apron storage or uncovered apron storage not part of a Preferential Use Space assignment), including, but not limited to, for storing and/or staging GSE, vehicles, or supplies needed for AIRLINE’s operations, AIRLINE will be charged at the rates established under Title 20 Ordinance.

Section 6.04 Landing Fees

A. AIRLINE shall pay monthly to AVIATION fees for all Aircraft Arrivals for the preceding month, hereinafter “Landing Fees.” AIRLINE’s Landing Fees shall be determined as the product of the Landing Fee Rate for the period, calculated in accordance with Exhibit D3, and the AIRLINE’s total landed weight for the month. AIRLINE’s landed weight for the month shall be determined as the sum of the products obtained by multiplying the Maximum Certificated Gross Landing Weight, as defined in Section 1.0(A)(38) of this Agreement, for each type of AIRLINE’s aircraft by the number of Aircraft Arrivals of each said aircraft during the month.

1. AVIATION reserves the right, during the Term of this Agreement, to implement a landing fee, calculated in accordance with Exhibit D7, hereinafter “Westside Landing Fee Rate,” that will be applicable to all users of the Airfield Area Cost Center, as defined in Section 1.01(A)(9)(a) of this Agreement. AVIATION shall notify all users of such implementation six (6) months in advance of implementing the Westside Landing Fee Rate. Upon implementation, the Westside Landing Fee Rate shall be applicable to all Aircraft Arrivals at the Airport, regardless of the aircraft type, or whether or not such Aircraft Arrival is conducted by a commercial, private, or other aircraft operator classification.

Section 6.05 Planning and Environmental Studies

A. The parties agree that during the Term of this Agreement, should AVIATION, incur any expenses in the Heliport or Ivanpah Cost Centers pertaining to the planning studies and/or environmental studies, that the costs of these studies will be paid for from the AVIATION Capital Fund and that AIRLINE agrees that the studies will be amortized over a useful life of five (5) years using the straight-line depreciation methodology. It is further agreed that should either of these projects be discontinued during the Term of this Agreement, AVIATION shall write-off any unamortized amounts and shall amortize these amounts over ten (10) years. The parties agree that any amortization of the amounts shall be charged to the Airfield Area Cost Center.

Approved as to Form September 7, 2010

Section 6.06 Other Fees and Charges

A. AIRLINE shall pay AVIATION for the non-exclusive use of any Common Use Space, as defined in Section 1.01(A)(21) of this Agreement, and other facilities which shall be assigned to AIRLINE at the discretion of the Director, the following fees or charges, as set forth in Exhibit D9 and/or are established under Title 20 Ordinance, as may be amended from time to time.

1. Common Use Aircraft Gate Fee or Aircraft Per Turn Fee:

a. For each aircraft flight operation, which equates to one arrival plus departure, accommodated at an AVIATION controlled gate, AIRLINE shall be charged the current Common Use Aircraft Gate Fee at the rates determined as set forth in Exhibit D9 and established under Title 20 Ordinance.

b. AIRLINE’s total Common Use Aircraft Gate Fees at a single gate shall be capped. Such cap shall be set on a monthly basis for each Common Use Gate used by AIRLINE, at a number of narrow body aircraft turns and/or a number of wide body aircraft turns (using a seven (7) day average), intended to approximate the amount of revenue that would be paid to AVIATION if such gate (including holdroom and gate use fee) were leased by AIRLINE.

c. The capped Common Use Gate Fees, as described herein, is not intended to be a cap on the amount of aircraft per turn fees paid at a single gate, but rather a cap for each individual Air Transportation Company using a single gate. AVIATION reserves the right to adjust the number of narrow body and/or wide body turns that establishes the capped fees under this provision of the Agreement, at the reasonable discretion of the Director.

Approved as to Form September 7, 2010

d. If AIRLINE schedules the use of a Common Use Gate, thereby making it unavailable for use at that time by another Air Transportation Company, and for any reason does not use such Common Use Gate, AIRLINE will be charged for the use of the gate, as if it actually operated on said gate.

B. Off-Gate RON Aircraft Parking Fee: Each AIRLINE shall pay Off-Gate RON Aircraft Parking Fees for each aircraft parking position used which is beyond or off of a Preferential Use Space aircraft gate, at the rates established under Title 20 Ordinance. Such rates shall also apply to the use of any cargo ramp aircraft parking position used for aircraft maintenance activities or other non-cargo activities. Fees for AIRLINE Off-Gate RON Aircraft Parking Fees will be waived in an amount equal to 0.4 aircraft parking spaces per leased gate, using standard rounding to the nearest integer, to the extent such spaces are available, or other formula deemed necessary and mutually agreed to by both parties.

C. Employee Parking Fee: AVIATION shall charge AIRLINE or its employees a reasonable and nondiscriminatory fee based on AVIATION’s cost of providing services and facilities for the employee parking area(s) provided at the Airport, by AVIATION, in accordance with Section 4.05 of this Agreement, and established under Title 20 Ordinance.

D. Ground Handling Fees: AIRLINE shall pay to AVIATION all applicable ground handling fees equal to five percent (5%) of the total ground handling fee that it charges to another Air Transportation Company (except AIRLINE’s Affiliate Carriers) for providing ground handling and aviation support services to such Air Transportation Company, as further described in Section 3.04 of the Agreement.

E. Badging and Fingerprinting Fees: AIRLINE shall be responsible for any and all costs associated with the issuance of security badges, including but not limited to fingerprinting, lost badge charges, and/or any applicable rebadging fees. In the event that AIRLINE, or any of its employees, agents, vendors, suppliers, service providers, contractors, subcontractors, officers, and/or directors fails to return such badges, as required by Section 3.02(A)(14) of this Agreement, and/or any cause of action that either singularly or collectively would require AVIATION to re-badge all currently badged Airport personnel, as required under TSA Regulations and the Airport’s Security Program, AIRLINE shall solely bear the total cost of such re-badging process.

Approved as to Form September 7, 2010

F. Additional Fees and Charges: AVIATION expressly reserves the right to assess and collect the following:

1. Reasonable and non-discriminatory Rentals, Fees, and Charges for services provided by AIRLINE for an Air Transportation Company, other than AIRLINE’s Affiliate Carriers, that are not Signatory Airlines if such services or concessions would otherwise be available from a concessionaire or licensee of AVIATION.

2. Reasonable and non-discriminatory Rentals, Fees, and Charges for services or facilities not enumerated in this Agreement, but provided by AVIATION or its contractors and utilized by AIRLINE, including, but not limited to, special maintenance of Premises, equipment, permanent and temporary storage areas, and International Facility Use fees.

3. Pro-rata shares of any charges for the provision of any service or facilities which AVIATION is required or mandated to provide by any government entity (other than AVIATION) having jurisdiction over the Airport System.

4. All increases in Rental, Fees, and Charges as provided in Article 7 of this Agreement.

Approved as to Form September 7, 2010

Section 6.07 Information to be Supplied by AIRLINE

A. Not later than fifteen (15) days after the end of each month, AIRLINE shall electronically file with AVIATION on forms provided by AVIATION, at the email address identified herein, a written report for activity conducted by AIRLINE during said month, and separately, a written report for activity handled by AIRLINE for each Air Transportation Company not having an agreement with AVIATION, or not providing for its own submission of activity data to AVIATION. Such reports shall be emailed to AVIATION (LASActivity@mccarran.com), and shall comply with all applicable Department of Transportation reporting requirements for commercial air transportation. Such activity shall include, but is not limited to, the following:

1. The number of aircraft operations;

2. The number of domestic Revenue Passengers, as defined in Section 1.01(A)(51) of this Agreement, with enplaned and deplaned passengers reported separately;

3. The number of international Revenue Passengers, as defined in Section 1.01(A)(51) of this Agreement, with enplaned and deplaned passengers reported separately;

4. The number of Non-Revenue Passengers, as defined in Section 1.01(A)(39) of this Agreement, with enplaned and deplaned passengers reported separately;

5. The number of Connecting Passengers, as defined in Section 1.01(A)(22) of this Agreement;

6. The number of Through Passengers, as defined in Section 1.01(A)(57) of this Agreement;

7. The number of Aircraft Arrivals, including the amount of Maximum Certificated Gross Landing Weight, as defined in Section 1.01(A)(38) of this Agreement; and

Approved as to Form September 7, 2010

8. The number of pounds of cargo, mail, freight, and express shipments, both domestic and international, reported separately by each category.

B. AVIATION shall have the right to rely on said activity reports in determining Rentals, Fees, and Charges due hereunder, as well as for the Minimum Terminal Complex Rentals Guarantee under Section 6.02(D) of this Agreement. AIRLINE shall have full responsibility for accuracy of said reports. Payment deficiencies due to incomplete or inaccurate activity reports shall be subject to interest charges as set forth in Section 6.08(G).

C. AIRLINE shall at all times maintain and keep records reflecting the activity statistics of AIRLINE’s activities at the Airport to be reported pursuant to Section 6.07(A). Such records shall be maintained by AIRLINE for a period of three (3) years subsequent to the activities reported herein, or such other retention period as set forth in FAR Part 249, and upon prior written notice to AIRLINE shall be made available at Las Vegas, Nevada for audit and/or examination by AVIATION or its duly authorized representative during all business hours. AIRLINE shall produce such books and records in Las Vegas, Nevada within thirty (30) calendar days of AVIATION’s notice to conduct such audit and/or examination or pay all reasonable expenses, including but not limited to, transportation, food, lodging, etc., necessary for an auditor(s) selected by AVIATION to audit said books and records. The Director will at any time have the right to cause an audit of the business of AIRLINE to be made, as referenced above, and if the business activity reports previously made to AVIATION by AIRLINE are found to be intentionally incomplete, inaccurate, or understated in any respect, or to be understated (either intentionally or unintentionally by a greater margin than one (1%) percent) of AIRLINE’s actual activity for the period of review, as shown by such audit, AIRLINE will immediately pay to AVIATION the costs of such audit, as well as the additional payments shown to be payable to AVIATION by AIRLINE, otherwise the cost of such audit will be paid by AVIATION. If such audit discloses any willful or intentional inaccuracies, this Agreement, at the option of the Director and as a cumulative remedy, may be terminated.

Approved as to Form September 7, 2010

Section 6.08 Payments

A. Payments of one-twelfth of the total annual Rentals, Fees, and Charges for AIRLINE’s Exclusive Use Space and Preferential Use Space, shall be due in advance, without demand or invoice, on the first (1st) of each month. Said Rentals, Fees, and Charges shall be deemed delinquent if payment is not received by the fifth (5) day of the month.

B. Payments of AIRLINE’s Common Use Space Fees and Joint Use Space shall be due fifteen (15) days from AVIATION’s issuance of invoice, and shall be deemed delinquent if not received within five (5) days of the due date.

C. Payments of AIRLINE’s Off-Gate RON Aircraft Parking Fees, if any, and Employee Parking Fees, and Badging and Fingerprinting Fees shall be due fifteen(15) days from AVIATION’s issuance of invoice, and shall be deemed delinquent if not received within five (5) days from the due date.

D. Payment of AIRLINE’s Landing Fees shall be due fifteen (15) days from AVIATION’s issuance of invoice, and shall be deemed delinquent if not received within five (5) days of the due date.

E. Payment of AIRLINE’s ground handling fees shall be due fifteen (15) days from the end of the month that AIRLINE provided such service, along with a report of such gross revenues and the percentage of such gross revenues due to AVIATION, as identified in Section 3.04(B)(2) of this Agreement, and shall be deemed delinquent if not received within five (5) days of the due date.

F. Payment of all other Rentals, Fees, and Charges due hereunder, shall be due as of the date stated on AVIATION’s invoice. Said Rentals, Fees, and Charges shall be deemed delinquent if payment is not received within fifteen (15) days of the stated date of such invoice.

G. AVIATION shall provide notice of any and all payment delinquencies, including any payment deficiencies which may be due as a result of AVIATION’s estimates of activity pursuant to Section 6.07(C) herein, provided, however, interest at the rate of eighteen percent (18%) per annum shall accrue against any and all delinquent payment(s) from the due date until the payments are received by AVIATION, including any Passenger Facility Charge proceeds payment, as required under Section 6.09 of this Agreement. This provision shall not preclude AVIATION from canceling this Agreement for default in the payment of Rentals, Fees, and Charges, as provided for in Article 12 of this Agreement, or from exercising any other rights contained herein or provided by law.
Approved as to Form September 7, 2010

H. In the event AIRLINE fails to submit its monthly activity reports as required in Section 6.07(A), AVIATION shall estimate the Rentals, Fees, and Charges based upon the highest month of the previous twelve (12) month’s activity reported by AIRLINE and issue an invoice to AIRLINE for the same. If no activity data is available, AVIATION shall reasonably estimate such activity and invoice AIRLINE for same. AIRLINE shall be liable for any deficiencies in payments based on estimates made under this provision; payment for said deficiencies shall be deemed due as of date such Rentals, Fees, and Charges was due and payable. If such estimate results in an overpayment by AIRLINE, AVIATION shall apply such overpayment as a credit against subsequent amounts due for such Rentals, Fees, and Charges from AIRLINE; provided, however, AIRLINE shall not be entitled to any credit for interest on payments of such estimated amounts.

I. In the event AIRLINE’s obligations with respect to AIRLINE’s Premises or rights, licenses, or privileges granted hereunder shall commence or terminate on any date other than the first or last day of the month, AIRLINE’s Rentals, Fees, and Charges shall be prorated on the basis of the number of days such premises, facilities, rights, licenses, services or privileges were enjoyed during that month.

J. All payments due and payable hereunder shall be paid in lawful money of the United States of America, without set off, made payable to AVIATION and delivered to:

Approved as to Form September 7, 2010

Via Wire Transfer:
Bank of America
Las Vegas, NV 89101
ABA122400724
Credit Account #014236214
County of Clark, Dept of Aviation
Attn: Finance
To Benefit:
______________________________

By Check Via US Mail:
Clark County Department of Aviation
Accounts Receivable
P.O. Box 11005
Las Vegas, NV 89111-1005

Via Express Mail:
Clark County Department of Aviation
McCarran International Airport
Attn: Accounts Receivable
5757 Wayne Newton Blvd.
Las Vegas, NV 89119

K. The acceptance by AVIATION of any payment made by AIRLINE shall not preclude AVIATION from verifying the accuracy of AIRLINE’s report, submitted to AVIATION as provided in Section 6.07(A), or from recovering any additional payments actually due from AIRLINE.

Section 6.09 Passenger Facility Charges

A. AIRLINE agrees to faithfully collect and promptly remit, without notice or demand by AVIATION in accordance with 49 U.S.C. section 40117 et seq., 14 CFR Section 158, et seq., as may be modified from time to time, the proceeds of AVIATION’s Passenger Facility Charge, as defined in Section 1.01(A)(45) and constituting trust funds held for the beneficial interest of AVIATION, to AVIATION, so long as AVIATION has an FAA approved Passenger Facility Charge in effect. Further, both AIRLINE and AVIATION hereby covenant to fulfill their responsibilities under the terms of 49 U.S.C. section 40117 et seq., 14 CFR Section 158, et seq., as may be modified from time to time.

Approved as to Form September 7, 2010

B. If the legislation and regulations, in effect on the date of this Agreement, governing Passenger Facility Charges, use fees, or similar charges on AIRLINE’s passengers using the Airport are amended, changed, or eliminated during the term of this Agreement, AVIATION reserves the right to appropriately adjust such charges, levy new charges, revise charges, or implement additional charges.

Section 6.10 Additional Rentals

A. AVIATION, after due notice to AIRLINE, may, but is not obligated to, cure any default on AIRLINE’s part in fulfilling AIRLINE’s covenants and obligations under this Agreement. Any amounts paid or costs incurred by AVIATION to cure any such default are hereby agreed on and declared to be additional rentals. Unless otherwise provided herein, all additional rentals shall be due and payable with the next succeeding installment of monthly rentals due under this Agreement.

B. If AIRLINE imposes a surcharge in addition to normal airfare and tax on its Air Transportation to recover all or a portion of the amount payable by AIRLINE as Rental, Fees, and Charges hereunder, and if AIRLINE expressly identifies the surcharge as such to the public, or if AIRLINE separately delineates on any invoice for any applicable ground handling fees that AIRLINE is required to pay to AVIATION for any ground handling services that is provided to another Air Transportation Company as an “airport fee,” “port fee,” “airport tax,” or other similar description, the total amount of the surcharge and/or delineation or notation shall be considered as additional rentals or in the case for any ground handling services, as described in Section 3.04 of this Agreement, shall be considered as part of the applicable percentage of gross revenues, and shall be due with each installment of monthly rentals due under this Agreement.  Provided, however, that absent such an expressly identified surcharge, nothing herein shall be construed to give AVIATION any right to additional rentals with respect to the fares for Air Transportation established by AIRLINE, irrespective of the amount of such fares; and fares for Air Transportation established by AIRLINE to the public is not for the recovery of Rentals, Fees, and Charges hereunder (e.g., for purposes of a fuel tax), no additional rentals shall be payable with respect to such a surcharge.

Approved as to Form September 7, 2010

Section 6.11 Additional Fees and Charges

A. If legislation or regulations are enacted that would permit AVIATION to levy charges, use fees or similar charges on AIRLINE’s passengers using the Airport, AVIATION reserves the right to enact such fee or charge, which shall be treated as “per-passenger charges” under the definition of Gross Revenues in the Master Indenture. If AVIATION levies such fees or charges, AIRLINE agrees to cooperate with the collection and remittance, less the reasonable cost of collection and administration, to AVIATION of such fees or charges. AVIATION shall treat the proceeds of such fee or charge in the same manner as current grants-in-aid and the proceeds shall be applied to Airport System Capital Fund or the early retirement of Airport System debt, except as otherwise provided in the Master Indenture.

B. AIRLINE shall be responsible to remit any fees, penalties, and/or administrative assessments imposed under regulations promulgated by AVIATION for capital improvements required by TSA and for infractions, violations, or non-compliance by AIRLINE, its employees, vendors, suppliers, service providers, contractors, subcontractors, directors, or officers, with the Rules and Regulations, Operating Directives, Airport’s Security Program, and/or TSA Regulations 49 CFR Parts 1500, 1520, 1540, 1542, 1544, 1546, 1548, and 1550, as promulgated.

Section 6.12 Security for Performance

A. Commencing on the Effective Date of this Agreement, AIRLINE shall provide to AVIATION a Letter of Credit in an amount equal to the estimate of three (3) months Rentals, Fees, and Charges payable by AIRLINE (excluding Passenger Facility Charges), to guarantee faithful performance by AIRLINE of its obligations under this Agreement and the payment of all Rentals, Fees, and Charges due hereunder. The Letter of Credit shall be adjusted, at a minimum, on an annual basis or at such time that there is a significant increase to AIRLINE’s operational activities and/or space rental increases or decreases.

Approved as to Form September 7, 2010

B. The security for performance shall be in the form of an irrevocable Letter of Credit, in a format and containing language satisfactory to AVIATION and approved by the Director. The Letter of Credit shall remain in full force and effect for a period extending, at a minimum of six (6) months following the expiration or termination of this Agreement as provided under Section 2.01 of this Agreement.

C. AVIATION may reduce the amount of the Letter of Credit requirement by fifty percent (50%) if, after 12 months of continuous services under this Agreement, the AIRLINE has:

1. Never filed for bankruptcy in the previous two (2) years;

2. Has had an excellent payment history with AVIATION, as determined by the Director;

3. Provides timely reporting of passengers, landings, and cargo/freight, and mail, along with all applicable payments as required by this Agreement;

4. Provides timely reporting and payment of applicable gross revenues for AIRLINE’s ground handling activities; and

5. Maintains an average of nine hundred (900) seats OR seven hundred fifty (750) seats AND five (5) flights into the Las Vegas market per gate, per day, based on a seven (7) day average.

If AIRLINE’s credit rating materially declines or AIRLINE shall file bankruptcy or its payment history deteriorates during the Term of this Agreement, Director shall have the right to require AIRLINE to reinstate the Letter of Credit to the full amount as originally required in Section 6.12(A).

Approved as to Form September 7, 2010

D. If payment is required by AIRLINE under the terms of this Agreement and is not made in accordance with the payment provisions set forth in Article 6 of this Agreement, AVIATION shall have the right to forfeit, take, and use Letter of Credit to make such payment in full for all Rentals, Fees, and Charges (including Passenger Facility Fees) and to exercise any other legal remedies to which it may be entitled.

Section 6.13 No Other Fees and Charges

A. Except as expressly provided for under this Agreement, including without limitation in Article 7 of this Agreement, no further Rentals, Fees, and Charges shall be charged against or collected from AIRLINE, its passengers, shippers, and receivers of freight and express, and its suppliers of material, by AVIATION for the Premises, facilities, rights, licenses, and privileges granted to AIRLINE in this Agreement. However, AVIATION expressly reserves the right to assess and collect reasonable fees for in-flight catering, vending, ground transportation, aviation support provider services, GSE services, screening/security services, maintenance services, damages to Airport property, excess utility usage, crew base parking, re-badging expenses, penalties and/or administrative assessments, and other similar services or expenses provided for under Article 3 of this Agreement and/or Title 20 Ordinance. However, AVIATION may not implement other Rentals, Fees, and Charges without prior written notice to AIRLINE.

B. Anything in this Agreement to the contrary notwithstanding, this Section shall not be interpreted or understood as contracting away AVIATION’s governmental authority.

Section 6.14 Policy Regarding Rates and Charges

A. AVIATION covenants to comply with the DOT Policy Regarding Rates and Charges in its capacity as Airport sponsor and operator in establishing rents and fees for the use of the Airport by aeronautical users.

B. AVIATION agrees to comply with Federal regulations concerning the diversion of Airport System Revenue for non-Airport System purposes.

Approved as to Form September 7, 2010

C. The parties agree that the rate making methodology established in this Agreement is consistent with the FAA Aeronautical Users Rate Policy. The parties agree that so long as AVIATION complies with the terms and rate making conditions of this Agreement in adjusting these Rentals, Fees, and Charges then AVIATION shall be deemed to be in compliance with the DOT Policy Regarding Rates and Charges.

Approved as to Form September 7, 2010

ARTICLE 7 – RATE CHANGES FOR RENTALS,
FEES, AND CHARGES

Section 7.01 Annual Rate Changes

A. No later than ninety (90) days prior to the end of each Fiscal Year, AVIATION shall notify AIRLINE of the proposed schedule of rates for Rentals, Fees, and Charges for the ensuing Fiscal Year. Said rates shall be determined and presented to AIRLINE substantially in conformance with the methods and format set forth in Exhibits D1, D2, D3, D4, D5, D6, D7, D8, D9, D10, and D11, attached hereto and by reference, made a part hereof. All Rentals, Fees, and Charges are subject to the final approval of the Board of County Commissioners, including any applicable modification to Title 20 Ordinance.

B. The Signatory Airlines, through the Airline Airport Affairs Committee (AAAC), shall have the right to review and comment on the proposed operating and maintenance budget. No later than thirty (30) days after forwarding the proposed schedule of rates for the Fiscal Year Rentals, Fees, and Charges, AVIATION agrees to meet with the AAAC at a mutually convenient time for the purpose of discussing such Rentals, Fees, and Charges. In advance of said meeting, AVIATION shall make available to the AAAC any reasonable requested additional information relating to the determination of the proposed rates. AVIATION agrees to fully consider the comments and recommendations of the Signatory Airlines prior to finalizing its schedule of rates for Rentals, Fees, and Charges for the ensuing Fiscal Year.

C. Following said meeting and prior to the end of the then current Fiscal Year, AVIATION shall notify AIRLINE, in writing, of the final schedule of rates for Rentals, Fees, and Charges for the ensuing Fiscal Year.

D. If calculation of the new Rentals, Fees, and Charges is not completed by AVIATION and noticed provided in Section 7.01(C) is not given on or prior to the end of the current Fiscal Year, the rates for Rentals, Fees, and Charges then in effect shall continue to be paid by AIRLINE until such calculations are concluded and such notice is given. Any differences shall be reconciled as part of the settlement described in Section 7.06.

Approved as to Form September 7, 2010

Section 7.02 Other Rate Changes

A. Rates for Rentals, Fees, and Charges may be changed at any other time that unaudited monthly Airport System financial statements indicate that the total Rentals, Fees, and Charges pursuant to the then current rate schedules are reasonably estimated and anticipated by AVIATION to increase or decrease by more than ten percent (10%) from the total Rentals, Fees and Charges that would be payable based upon the use of monthly financial data then available for said Fiscal Year. Rates for Rentals, Fees, and Charges shall also be changed whenever required by the terms and provisions of the Master Indenture; provided, however, that Signatory Airlines’ total Rentals, Fees, and Charges payable to AVIATION shall be allocated to AIRLINE in accordance with this Agreement.

Section 7.03 Incorporation of Exhibits D1 Through D12

A. Adjustments to rates for Rentals, Fees, and Charges, but not the methodology of calculating them, shall apply without the necessity of formal amendment of this Agreement. Upon each adjustment pursuant to this Article 7, revised Exhibits D1, D2, D3, D4, D5, D6, D7, D8, D9, D10, D11, and D12 of this Agreement, attached hereto and by reference made a part hereof, showing the calculation of adjusted rates for Rentals, Fees and Charges, shall be prepared by AVIATION and transmitted to AIRLINE. Said Exhibits shall then be deemed part of this Agreement without formal amendment thereto.

Section 7.04 Rate Stabilization Account

A. AIRLINE and AVIATION hereby agree that amortization on assets acquired or constructed from the proceeds of the Capital Improvement Fund shall be calculated on a straight-line amortization basis over the estimated useful life of the asset. AIRLINE and AVIATION further agree that only fifty percent (50%) of such calculated amortization shall be included in the calculation of the Rentals, Fees, and Charges, as further described in Exhibits D1 through D12 of this Agreement. The parties also agree that this amortization shall be deposited into a Rate Stabilization Account (up to the capped amount in Section 7.04(B) below) when collected from the AIRLINE, and that AVIATION may use such funds for, but is not necessarily limited to, the following:

Approved as to Form September 7, 2010

1. To fund true-ups at the end of any Fiscal Year up to the amount available in the Rate Stabilization Account;

2. To cover any amounts that are due as a result of any Air Transportation Company (Signatory or Non-Signatory) bankruptcy or that otherwise discontinues service into the Las Vegas market;

3. To pay down debt; or

4. For other similar uses as they may be identified during the term of this Agreement.

B. The Rate Stabilization Account shall be capped at eighteen and one-half percent (18.5%) of the current Fiscal Year’s operating and maintenance budget. It is agreed by both parties that AVIATION may charge up to one hundred percent (100%) of the Capital Improvement Fund amortization in subsequent years to replenish the Rate Stabilization Account to maintain the eighteen and one-half percent (18.5%) capped amount, in the event that AVIATION uses funds from the Rate Stabilization Account as permitted in Section 7.04(A) above.

C. In the event that the amount available in the Rate Stabilization Account is not sufficient to cover any true-ups at the end of any Fiscal Year, the parties agree that the amount in excess of the Rate Stabilization Account balance that is required to fund such true-ups shall be invoiced to the Signatory Airlines. AIRLINE shall pay its pro-rata share of such amount, determined based on the calculation of Rentals, Fees, and Charges, as further described in Exhibits D1 through D12 herein, within thirty (30) days of invoicing. The function of the Rate Stabilization Account and the flow of funds is further described on Exhibit D10.

Section 7.05 Amortization Due From Signatory Airlines Account

A. AVIATION will establish an Amortization Due From Signatory Airlines Account that will identify the accumulation of the fifty percent (50%) of amortization that has not been included in the calculation of the Rentals, Fees, and Charges, as further described in Exhibits D1 through D12 of the Agreement, and not charged to the Signatory Airlines for any Fiscal Year of this Agreement.

Approved as to Form September 7, 2010

B. AIRLINE and AVIATION agree that at the end of any Fiscal Year, if the true-up for that Fiscal Year results in a credit due to the Signatory Airlines, as referenced in Section 7.06 of this Agreement, the amount of such credit shall be deposited into the Capital Improvement Fund and the credit due amount will be credited against the Amortization Due From Signatory Airlines Account.

C. To the extent that the Amortization Due From Signatory Airlines Account reaches the zero, and additional credits are due the Signatory Airlines, a prorate share of such credits would be paid by AVIATION to AIRLINE within thirty (30) days. The function of the Amortization Due From Signatory Airlines Account and the flow of funds is further described on Exhibit D11.

Section 7.06 Fiscal Year True-Up

A. AVIATION shall use its best efforts such that within one-hundred fifty (150) days following the close of each Fiscal Year, or as soon as audited financial statements for said Fiscal Year are available, rates for Rentals, Fees, and Charges for the proceeding Fiscal Year shall be recalculated using audited financial data in place of the budgeted data and using the methods set forth in Exhibits D1 through D11. AIRLINE shall have reasonable access to the records of the Airport System, and shall have the right to audit the financial data in connection with such recalculations. Upon the determination of any differences between the actual Rentals, Fees and Charges paid by Signatory Airlines during the preceding Fiscal Year and the Rentals, Fees and Charges, including the application of both the Rate Stabilization Account and the Amortization Due From Signatory Airlines Account, as described above in Section 7.04 and Section 7.05, respectively, AVIATION shall, in the event of an overpayment, promptly refund to AIRLINE the amount of such overpayment within thirty (30) days, and in the event of an underpayment, invoice AIRLINE for the amount of such underpayment. Said invoice shall be due and payable within thirty (30) days of the invoice dates, or other date as mutually agreed to by both parties.

Approved as to Form September 7, 2010

Section 7.07 Extraordinary Adjustments of Rentals, Fees, and Charges

A. Notwithstanding any other provision hereof, if, at any time during the term of this Agreement, the revenues of the Airport System are not sufficient to pay all items included in the reports by AVIATION prepared pursuant to this Article 7, when due, or to pay any obligation or expense or cost incidental or necessary to, or arising out of the operation of the Airport System, including, without limitation, emergency repairs or expenses, the amounts required under the Master Indenture, the reasonably necessary cost of defending, settling, or satisfying any litigation or threatened litigation that relates to the Airport System, or any aspect thereof, or to compensate for the loss of revenue by reason of any labor dispute, AVIATION may, upon notice to and consultation with AIRLINE, increase Rentals, Fees, and Charges to such amounts as are sufficient to assure AVIATION that all such items, expenses, and costs shall be paid in full, solely from revenues of the Airport System.

Section 7.08 AVIATION Covenants

A. AVIATION covenants that for purposes of assigning and allocating costs, it shall utilize generally accepted accounting practices utilized for airports operating as an enterprise fund and include only those charges properly attributable to the Airport System.

B. AVIATION shall operate the Airport System in a manner as to produce Airport System Revenue from concessions, tenants, and other uses of the Airport System of a nature and amount which would be produced by a reasonably prudent operator of an airport system of substantially similar size, use, and activity, with due regard for the interests of the public, subject to existing leases.

C. AVIATION shall use Airport System Revenue in accordance with the Master Indenture, as amended, and applicable law.

Approved as to Form September 7, 2010

ARTICLE 8 – MASTER INDENTURE AND FLOW OF FUNDS

Section 8.01 Subordination to Master Indenture

A. This Agreement and all rights of AIRLINE hereunder are expressly subordinated and subject to the lien and provisions of any pledge, transfer, hypothecation, or assignment made at any time by AVIATION pursuant to the terms, covenants, and conditions of the Master Indenture.

B. In the event of any conflicts between this Agreement and the Master Indenture, the Master Indenture shall govern.

C. All definitional terms that are not specifically defined herein are to have the meanings set forth in the Master Indenture.

Section 8.02 Flow of Funds

A. Subject to the provisions of the Master Indenture, for reference, the flow of funds set forth in the Master Indenture, is shown on Exhibit D12, attached hereto and by reference made a part hereof.

B. All Airport System Revenue derived from the Airport System in each Fiscal Year shall be deposited in the Revenue Fund and used and applied in the following priority:

1. To the Operation and Maintenance Fund, an amount sufficient to increase the balance in the fund to at least the amount in the Annual Budget for Operation and Maintenance Expenses, as more fully described in Section 506 of the Master Indenture. Amounts shall be paid out of the Operation and Maintenance Fund from time to time by AVIATION for the necessary expenses for the operation, maintenance, repairs, and ordinary replacement and reconstruction of the Airport System.

2. To the Bond Fund, an amount equal to the aggregate annual amount of principal, interest, and Sinking Fund Requirement on any outstanding Bonds payable from annual Airport System Revenue, as more fully described in Section 507 of the Master Indenture. Amounts shall be paid out of the Bond Interest, Principal, Sinking Fund, and Redemption Accounts from time to time as necessary to pay required interest and principal and the Sinking Fund Requirement due on any Bonds outstanding and payable from Airport System Revenue, as more fully described in Section 507 of the Master Indenture.

Approved as to Form September 7, 2010

3. To the Debt Service Reserve Fund, an amount required to maintain the balance required by the Master Indenture. Amounts shall be paid out of the Debt Service Reserve Funds from time to time as necessary, to pay interest and principal due on any Bonds Outstanding and payable from Airport System Revenue to the extent that other moneys are not available within the Bond Fund, as more fully described in Section 508 of the Master Indenture.

4. To the Subordinate Securities Fund, an amount necessary to pay the annual requirements on any Subordinate Securities or other obligations of the Airport System payable from Airport System Revenue, as more fully described in Section 511 of the Master Indenture. Amounts shall be paid out of the Subordinate Securities Fund, from time to time as necessary, to pay any Subordinate Securities or other obligations payable from Airport System Revenue, as more fully described in Section 511 of the Master Indenture.

5. To the Working Capital and Contingency Reserve Fund, an amount required to maintain in such fund a balance equal to one-sixth (1/6) the amount in the Annual Budget for Operation and Maintenance Expenses for the current Fiscal Year, or such other amount as determined by AVIATION but not more than one-fourth (1/4) of the Annual Budget. Amounts shall be accumulated or reaccumulated and maintained as a contingency reserve in the Working Capital and Contingency Reserve Fund to be used only to prevent deficiencies in the payment of Operation and Maintenance Expenses from the Operation and Maintenance Fund. In this event, such moneys can be withdrawn from the Working Capital and Contingency Reserve Fund and transferred to the credit of the Operation and Maintenance Fund. Any moneys in the Working Capital and Contingency Reserve Fund exceeding the Minimum Working Capital Reserve shall be transferred to the Revenue Fund.

Approved as to Form September 7, 2010

6. To the Coverage Fund, an amount required to maintain in such fund twenty-five percent (25%) of the Aggregate Debt Service Requirements for the Senior Lien Bonds and ten percent (10%) of the Aggregate Debt Service Requirements for the Subordinate Lien Bonds of each series then outstanding for the Fiscal Year.

7. To the Capital Fund, all remaining moneys from the current Fiscal Year. All remaining moneys shall be applied during the Fiscal Year within the Capital Fund in the following priority:

a. The Capital Improvement Fund: To deposit all remaining amounts, after all required deposits have been made to each of the foregoing funds, into the Capital Improvement Fund. The Capital Improvement Fund shall be used to pay the costs of constructing or otherwise acquiring any enlargements, extensions of, or any other improvement to the Airport System, or to provide for the early retirement of Airport System Revenue Bonds or other debt obligations. The annual deposit to the Capital Improvement Fund shall be equal to the gaming revenue, CCRF Cost Center net revenues, and amortization of AVIATION funded Airport System assets for the current Fiscal Year.

8. If, at the end of any Fiscal Year in which Bonds or other debt obligations payable from Airport System Revenue remain outstanding, the balance in the Capital Improvement Account not programmed pursuant to the five-year CIP as presented in Exhibit C1 exceeds the greater of fifty million dollars ($50,000,000) or the sum of annual gaming concession revenues and the net revenues from the CCRF Cost Center for the three most recent Fiscal Years for which such data are available, then such excess shall be transferred as soon as possible to the Redemption Account of the Bond Fund or some like account and be used together with the investment income thereon to provide for the early retirement of such Bonds or other debt obligations at such time as AVIATION determines market conditions to be favorable for such purpose.

Approved as to Form September 7, 2010

C. Any balances in any of the hereinabove described funds and accounts shall remain assets of AVIATION to be used pursuant to the terms of this Agreement and, after termination or expiration of this Agreement, for any lawful Airport System purpose.

Approved as to Form September 7, 2010

ARTICLE 9 - OPERATION, MAINTENANCE, REPAIR,
ALTERATIONS, AND IMPROVEMENTS

Section 9.01 AIRLINE’s Responsibilities

A. It is understood and agreed that AIRLINE and AVIATION shall have the following maintenance and repair obligations as further outlined on Exhibit E1, Maintenance Matrix, attached hereto and by reference made a part hereof, or as the same may be modified from time to time through the issuance of a Space Use Letter, for its Premises. If AIRLINE fails to perform its obligations under this Article 9, AVIATION may do so after reasonable notice and recover its entire costs plus a twenty percent (20%) administrative charge from AIRLINE as additional rentals. In addition to these responsibilities, AIRLINE further agrees to the following:

1. AIRLINE shall perform its maintenance responsibilities as noted on Exhibit E1, at its sole cost and expense, except as hereinafter provided, shall not call on AVIATION for such services. AIRLINE shall perform such maintenance responsibilities in a manner acceptable to AVIATION. AIRLINE further agrees that:

a. AIRLINE shall be responsible for the removal and proper disposal of garbage, debris, contaminants, and other waste material (whether solid or liquid) arising out of its occupancy of the Premises or out of its operation. Such removal will conform with all governmental requirements and regulations.

b. If AIRLINE fails to perform its obligations under this Section of the Agreement, AVIATION may effect such repairs, maintenance, and/or janitorial services after providing AIRLINE reasonable notice and recover its costs plus twenty (20%) administrative charge.

c. AIRLINE may be required to pay as additional rentals to AVIATION, at the discretion of the Director, the cost to AVIATION of providing within AIRLINE’s Premises (except Joint Use Space) such water, sewer service, electricity, any modifications or connections to existing heating, air conditioning, plumbing, and electrical systems, as required by AIRLINE, including the payment of connection fees and any recurring periodic charges, and other utilities as are reasonably required. However, AIRLINE shall not pay for heating and air conditioning. The cost to AIRLINE shall be determined, at the discretion of the Director, by meter or by flat rate, calculated according to the proportion of the utility service used by AIRLINE and in the same manner as such flat rate is calculated for other utility users on the Airport. Any installations or alterations which have been approved by the Director, will be in accordance with the Airport Tenant Improvement Manual, applicable code, Airport Rules and Regulations, Operating Directives, and all other applicable governmental rules and regulations and building codes. AIRLINE, at the discretion of the Director, may be required to pay all costs associated with electrical power for additional elements based on general power rates established by AVIATION’s Energy Management Section. AVIATION may also require the installation of a meter by AIRLINE so that AIRLINE may become a direct customer of NV Energy, and AIRLINE will be responsible for the payment of such connection fees and any recurring periodic charges. AVIATION may elect to install its own metering system and/or devices and charge AIRLINE any costs, at the rate paid by AVIATION for the additional electrical usage.

Approved as to Form September 7, 2010

d. AIRLINE shall contract with AVIATION’s telecommunications provider at the Airport for any telephone systems and shall be responsible for all connection fees and any recurring periodic charges. AIRLINE shall also be responsible for any additional computer and/or communications systems, not otherwise provided by AVIATION (such as CUTE, CUSS, wireless applications, etc.), if desired and approved by the Director, including the payment of installation, maintenance, and/or recurring periodic charges.

e. AIRLINE will maintain its Apron Area and Ramp Area in a neat, clean, and orderly condition, and properly store all items on the Apron Area and Ramp Area in a manner that keeps such areas free from litter, debris, foreign object debris (FOD), refuse, petroleum products, or grease that may result from activities of its passengers, employees, agents, or suppliers; and remove all oil and grease spillage that is attributable to AIRLINE’s aircraft or equipment from its aircraft parking positions, in accordance with AIRLINE’s regulations and the Airport Rules and Regulations and Operating Directives.

Approved as to Form September 7, 2010

f. AIRLINE will perform, at its sole expense, ordinary preventive maintenance and ordinary upkeep and nonstructural repair of all facilities, personal property, and equipment, including, but not limited to, fixtures, doors and windows, floor coverings, airline baggage make-up areas (excluding the Baggage Handling Systems), and other facilities that may be used or occupied by AIRLINE from time to time, including all electrical work, plumbing, appliances, and fixtures located within its Exclusive Use Space. AIRLINE shall provide repairs and maintenance for manual and overhead automatic doors. AVIATION, at its own expense, shall maintain the exterior portions of the walls and roof of the Exclusive Use Space and all central mechanical distribution systems in good repair and condition.

g. AIRLINE shall immediately repair any damage in any other space at the Airport occasioned by the fault or negligence of AIRLINE, its officers, agents, employees, contractors, subcontractors, vendors, suppliers, licensees, passengers, and invitees, or other representatives, and not covered by insurance carried by AVIATION. AVIATION, at its option, may make such repairs and AIRLINE agrees to reimburse AVIATION, for its costs for labor and materials plus twenty percent (20%) administrative costs.

h. AVIATION shall have the right to implement an automated maintenance and/or service request system to receive and track any and all requests for maintenance and/or service from AVIATION. Upon such implementation, AVIATION will provide training to AIRLINE on the use of such system, and AIRLINE shall be responsible to make all such request for service using such system. AVIATION will not be responsible for any requests for service that are not done through the use of any automated system implemented by AVIATION under this section of the Agreement.

Approved as to Form September 7, 2010

2. AIRLINE expressly agrees that AVIATION shall not be liable to AIRLINE for bodily injury or for any loss or damage to real or personal property occasioned by flood, fire, earthquake, lightning, windstorm hail, explosion, riot, strike, civil commotion, smoke, vandalism, malicious mischief, or acts of civil authority and not caused by the negligence or willful acts or omissions of AVIATION.

3. AIRLINE agrees to provide reasonable level of service to comply with TSA Regulations 49 CFR Part 1500, 1520, 1540, 1542, 1544, 1546, 1548, and 1550, as promulgated for pre-departure screening and/or ticket checking, or other similar services which may be required from time to time, to accommodate Airport traffic levels without unreasonable backups or delays. AIRLINE agrees to provide AVIATION with a staffing and supervision plan for providing pre-departure screening and/or ticket checking, or other similar services which may be required from time to time, for AVIATION’s review. AVIATION will be provided updates as the staffing and supervision plan changes from time to time. AVIATION reserves the right to identify deficiencies in staffing or supervision and to require AIRLINE to correct such deficiencies in the interest of public safety. At any time during which activities take place, AIRLINE agrees that its contractor(s) will have supervision on duty with management authority to correct deficiencies resulting in passenger delay or backups. Disagreements arising between the parties concerning such activities will be resolved by using the procedure described in Section 4.01(G) of this Agreement. If AIRLINE fails to perform its obligations under this Section of the Agreement, AVIATION may, after reasonable notice, recover its entire costs, plus twenty percent (20%) administrative charge from AIRLINE as additional rentals, to manage the impacts or to correct such actions that impact Airport operations, including but not limited to, staffing to manage lines.

4. AIRLINE agrees to routinely inspect any and all operating areas and Premises, whether owned, operated, maintained, or otherwise under the control of AIRLINE, that is used by AIRLINE in the conduct of its business at the Airport, for any damage that may exist and/or repairs that may be required. AIRLINE shall report any such findings to AVIATION, through its Airport Control Center and to AVIATION’s automated system, as further described in Section 9.01(A)(1)(h) above (upon implementation of such system), within two (2) hours of its inspection, unless otherwise deemed to require an immediate response or an emergency. Upon AIRLINE’s inspection and subsequent notification to AVIATION, AIRLINE will not utilize such facilities and AIRLINE will also block off the area with safety cones or other similar safety devices to keep the public from entering the area that requires attention, maintenance, or repair. If AIRLINE uses such areas, under its reasonable discretion, AIRLINE shall accept full liability for its determination and use of the area.

Approved as to Form September 7, 2010

5. AIRLINE recognizes the importance of customer service in the Las Vegas Community and the traveling public. As such, AIRLINE will have appropriate personnel available to meet its specific flight schedules and to handle its customers and provide a high level of customer service in all areas of AIRLINE’s operation. AIRLINE shall also provide sufficient personnel to handle peak operating hours at any assigned gates, ticket counters, skycap positions, or other areas where AIRLINE representatives, agents, contractors, and/or other service providers are required to be available to process its customers, and any delays or other similar emergencies that may arise from time to time.

6. AIRLINE shall ultimately be responsible for all aspects of safety and security relating to AIRLINE’s operations, including but not limited to, providing access to the aircraft for physically challenged passengers as may be appropriate and as required under 49 CFR Part 27, whether or not the aircraft type is specifically excluded from this ruling. AIRLINE shall not make any modifications to any of the jetbridges and associated equipment, including the installation of equipment that may be required to comply with the requirements of 49 CFR Part 27, without the prior written approval of the Director. AIRLINE shall not be allowed to make any modifications or installations to the jetbridges and associated equipment that will in any way limit the functionality of the jetbridges and the associated equipment, as determined by AVIATION, or that will in any way limit or negatively impact any warranty that AVIATION may have in effect for such jetbridges and associated equipment. AIRLINE shall be responsible to train its employees, on a recurring basis, regarding the proper use and storage of all AVIATION provided equipment, including but not limited to Common Use Equipment, jetbridges and all ancillary equipment associated with the use of the jetbridge. AVIATION may request, and AIRLINE shall provide upon such request, training records or other similar documentation of such recurrent training for the use and storage of such equipment.

Approved as to Form September 7, 2010

Section 9.02 AVIATION’s Responsibilities

A. It is understood and agreed that AVIATION shall have the following maintenance and repair obligations as stated herein or as further identified on Exhibit E1 of this Agreement. The undertaking by AVIATION under this Section 9.02 does not relieve AIRLINE of its duties to maintain any Premises and to use Joint Use facilities and all other portions of the Airport with due care.

B. AVIATION, during the term of this Agreement, shall retain FAA Airport Certification and keep in good repair, or arrange for the operation, maintenance, and good repair of the Airport, including, but not limited to, the Public Areas and the Joint Use Space of the Terminal Complex, vehicular parking areas, runways, field lighting, taxiways, aprons, roadways, and all appurtenances, facilities, and services now or hereafter connected with the foregoing. AVIATION also shall keep the Airport free from obstruction, including, without limitation, vegetation, stones, and other foreign matter, as reasonably necessary, from the landing area, ramp area, taxi area, roadways, vehicular parking areas, and aircraft parking areas for the safe, convenient, and proper use of the Airport by AIRLINE.

C. AVIATION shall keep, or make appropriate arrangements to keep, the public view areas of the Terminal Complex adequately and attractively equipped, furnished, decorated, clean, and presentable. AVIATION shall provide and supply in such areas of the Terminal Complex signs, heat, electricity, light, power, air conditioning, wastewater disposal, water, and janitorial services, including rubbish removal. Interruptions of services shall not constitute a breach of this Agreement by AVIATION; but AVIATION shall use its best efforts to restore such service after interruption.

Approved as to Form September 7, 2010

D. AVIATION shall only be called upon by AIRLINE to provide exterior structural maintenance, maintenance of fluorescent light fixtures (including relamping), preventive maintenance (non-repair type maintenance) on overhead manual and automatic doors, and general plumbing (with the exception of AIRLINE’s exclusive plumbing facilities), as outlined on Exhibit E1 of this Agreement. AVIATION will relamp all public view areas. If AIRLINE relamps any public view areas, AIRLINE will relamp in a manner that is consistent in quality and appearance with AVIATION’s relamping program.

Section 9.03 AVIATION’s Right to Inspect and Make Repairs

A. AVIATION, by its authorized officers, employees, agents, contractors, subcontractors, and other representatives, shall have the right to enter AIRLINE’s Premises, at such times, and after giving proper notice, (not less than twenty-four (24) hours except in the event of an emergency), as may be reasonable under the circumstances and shall use best efforts not to interfere with AIRLINE’s operations, for the following purposes:

1. To inspect such space to determine whether AIRLINE has complied and is complying with the terms and conditions of this Agreement.

2. To accomplish repairs or replacements by AVIATION pursuant to Section 9.02, or in any case where AIRLINE is obligated to make repairs or replacements and has failed to do so, after notice, make such repairs or replacements on AIRLINE’s behalf.

3. In the exercise of AVIATION’s police powers or in the event of an emergency. For the purposes herein, the term “emergency” shall mean any situation, health or safety concern, incident, or action that, as determined by the Director, may cause or has caused structural, hazardous, or other similar catastrophic damage to the Premises or surrounding areas.

Approved as to Form September 7, 2010

4. No such entry by or on behalf of AVIATION upon any Premises leased to AIRLINE shall cause or constitute a termination of the letting thereof or be deemed to constitute an interference with the possession thereof by AIRLINE.

Section 9.04 Alterations and Improvements

A. AIRLINE agrees that any alterations, additions, improvements to, or installations on the Premises or other portions of the Airport shall be made in accordance with AVIATION’s Tenant Improvement Manual, as the same may be amended from time to time. The foregoing notwithstanding, AIRLINE shall make no alterations, additions, improvements to, or installations on the Premises, or other portions of the Airport, without the prior written approval of the Director. AIRLINE shall be responsible for the immediate removal, at its sole cost and expense, of any improvements made by AIRLINE to the Premises or other portions of the Airport without the prior written approval of the Director. In the course of AIRLINE’s tenant improvement work, AVIATION reserves the right, at its reasonable discretion, to direct the AIRLINE to install specific equipment, fixtures, and/or communication cables, at no cost to AVIATION, which meet specific standards of AVIATION to the reasonable extent such items remain compatible with AVIATION’s existing facilities and systems.

B. Any improvements completed without the prior written approval of the Director shall not be reimbursable under any of the provisions, terms, and/or conditions of this Agreement. Any such improvements may be subject to additional conditions, to which both parties agree, to be eligible for any reimbursement, payment, and/or unamortized costs under this Agreement. AVIATION may require AIRLINE to remove such improvements or have such improvements removed by AVIATION or a designee of AVIATION and recover such costs from AIRLINE, including any restoration, plus twenty percent (20%) administrative costs as additional rentals.

C. AIRLINE shall be responsible for the restoration of all or any portion of the Premises (except Joint Use Space) assigned to AIRLINE under this Agreement, upon the natural expiration or termination of this Agreement, howsoever caused, or upon relinquishment of any space assigned to AIRLINE during the course of this Agreement. All such restoration work shall be at the sole cost and expense of AIRLINE, and shall return the space to its original condition, reasonable wear and tear excepted, including, but not limited to, removal of all cabling installed by AIRLINE or its contractors back to the point of origin, patch and paint of walls, clean and repair floor tiles and/or carpet, and removal of fixtures and/or cabinetry owned or installed by AIRLINE.

Approved as to Form September 7, 2010

D. AIRLINE will be financially responsible for damage to the Terminal Complex, or any other portion of the Airport, caused by AIRLINE or AIRLINE’s officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, or other representatives during its operations, and/or any alterations or improvements to its Premises. If AVIATION repairs such damage on AIRLINE’s behalf, AVIATION will invoice AIRLINE in accordance with Section 6.10 of this Agreement, for the cost of the repairs plus twenty percent (20%) for administrative costs. The invoice will be due and payable within fifteen (15) days of receipt of such invoice.

Approved as to Form September 7, 2010

ARTICLE 10 - DAMAGE OR DESTRUCTION, INSURANCE, INDEMNIFICATION, AND RELEASE OF LIABILITY

Section 10.01 Damage or Destruction

A. If the Premises, including, but not limited to, Exclusive Use Space, Preferential Use Space, Common Use Space, or Joint Use Space, or any portions thereof, or buildings or structures of which such space may be a part, are rendered untenantable by reason of damage by fire or other casualty, AVIATION shall promptly notify AIRLINE whether the space shall be repaired. If the space is to be repaired, it will be repaired with due diligence by AVIATION, and the Rentals, Fees, and Charges allocable to the particular building, rooms, or other portion of the space rendered untenantable, for the period from the occurrence of the damage to the completion of the repairs, shall be abated. AVIATION shall exert its best effort to provide AIRLINE with temporary substitute space, if available, at such rent as deemed necessary and reasonable by AVIATION, until such time as the repairs are completed.

B. If AVIATION fails to notify AIRLINE of AVIATION’s decision within sixty (60) days after destruction, AVIATION shall be deemed to have elected to terminate this Agreement as to the space damaged or destroyed, and the Agreement shall automatically terminate as to such space as of the date of the damage.

C. In the event AIRLINE, its officers, agents, employees, sublessees, vendors, suppliers, contractors, subcontractors, or other representatives are determined responsible for any damage to the Airport and/or facilities AIRLINE shall pay to AVIATION the costs, including but not limited to labor and materials, for repairs for such damage plus twenty percent (20%) administrative fee. Payments shall be due upon presentation of an invoice for such costs to AIRLINE by AVIATION.

Section 10.02 Insurance

A. AIRLINE shall purchase and maintain in force the following insurance coverage as appropriate:

Approved as to Form September 7, 2010

1. Aircraft Liability insurance and Comprehensive Commercial Aviation General Public Liability insurance for claims of property damage, bodily injury, or death allegedly resulting from AIRLINE’s activities into, on, and leaving any part of the Airport or Airport System, in an amount not less than One Hundred Fifty Million ($150,000,000) Dollars per occurrence.

2. Liquor Liability insurance for any facility of AIRLINE serving alcoholic beverages on the Airport in an amount not less than Ten Million ($10,000,000) Dollars per occurrence, combined single limit.

3. Hangarkeepers Liability insurance in an amount adequate to cover any non-owned property in the care, custody, and control of AIRLINE on the Airport, but in any event in an amount not less than Five Million ($5,000,000) Dollars per occurrence, combined single limit.

4. Automobile Liability insurance (owned, non-owned, and hired policies) in an amount adequate to cover vehicles operating on the Airport in an amount not less than Five Million ($5,000,000) Dollars per person and per occurrence, combined single limit. Such coverage may be maintained in the form of “excess liability coverage.”

B. AVIATION, in operating the Airport, will carry and maintain comprehensive liability insurance in accordance with the Master Indenture in such amounts as would normally be maintained by public bodies engaged in carrying on similar activities.

C. The parties understand and agree that the minimum limits of the insurance herein required may become inadequate during the Term of this Agreement, and AIRLINE and AVIATION agree that each will increase such minimum limits by reasonable amounts on request of the other party.

D. All policies of insurance required herein shall be in a form and with a company or companies reasonably satisfactory to AVIATION. The rating of the insurance operator’s financial strength shall be “A-VIII” or stronger, as published in the latest Best’s Key Rating Guide or a comparable rating from a comparable rating service, and shall be fully disclosed within the certificates of insurance. Each certificate of insurance supplied by AIRLINE shall expressly name Clark County, its officers, employees, and volunteers as an additional insured with respect to liability arising out of the activities by or on behalf of the named insured to the extent of the liability assumed by AIRLINE in Section 10.03 herein. Each such policy and/or certificate supplied by AIRLINE must be endorsed to provide that such policy or coverage may not be materially changed, altered, suspended, voided, canceled, or reduced in coverage or in limits without first giving at least thirty (30) days written notice to AVIATION. Such notice does not waive the insurance requirements herein.

Approved as to Form September 7, 2010

E. Policies or certificates of the coverages required under this Section of the Agreement shall be delivered to AVIATION.

F. AIRLINE shall provide a current policy or certificate evidencing that AIRINE has current coverage as required under this Agreement, at all times throughout the Term of this Agreement. In the event that AIRLINE does not comply with this provision of the Agreement, AIRLINE will be considered to be in default, as further identified in Section 12.01(A)(7) of this Agreement.

G. If at any time AIRLINE shall fail to obtain or maintain in force the insurance required herein, the Director will advise AIRLINE with ten (10) days notice of AVIATION’s intention to purchase such insurance for AIRLINE’s account. If AIRLINE has not delivered evidence of insurance to AVIATION before the date on which the current insurance expires, AVIATION may provide such insurance by taking out policies in companies satisfactory to AVIATION. Such insurance shall be in amounts no greater than those stipulated herein or as may be in effect from time to time. The amount of the premiums paid for such insurance by AVIATION shall be payable by AIRLINE immediately upon receipt of AVIATION’s billing therefore, with interest at the interest rate of twenty percent (20%) per year, accrued and compounded on a monthly basis, commencing at the date of payment by AVIATION.

Approved as to Form September 7, 2010

H. If any claim for damages is filed with AIRLINE or if any lawsuit is instituted against AIRLINE, AIRLINE shall give prompt and timely notice thereof to AVIATION, provided that claims and lawsuits subject to such notice are only those that arise out of or are in any way connected with AIRLINE’s use of the Premises or AIRLINE’s operations or activities in regard to the Airport or Airport System and that in any way, directly or indirectly, contingently or otherwise, affect or might reasonably affect AVIATION, pursuant to Section 10.03 of this Agreement. Notice shall be deemed prompt and timely if given within thirty (30) days following the date of receipt of a claim or thirty (30) days following the date of service of process of a lawsuit.

I. If any claim for damages is filed with AVIATION or if any lawsuit is instituted against AVIATION, AVIATION shall give prompt and timely notice thereof to AIRLINE, provided that claims and lawsuits subject to such notice are only those that arise out of or are in any way connected with the operation of the Airport by AVIATION and that in any way, directly or indirectly, contingently or otherwise, affect or might reasonably affect AIRLINE. Notice shall be deemed prompt and timely if given within thirty (30) days following the date of receipt of a claim or thirty (30) days following the date of service of process of a lawsuit

J. The time limitations set forth in Section 10.02(H) and Section 10.02(I) herein are discretionary. If the notice required to be given by these Sections is late, that is, if notice is not given within the time period set forth therein, the party is not precluded from establishing that the notice actually given was prompt and timely under the circumstances of the particular claim or lawsuit, unless by the failure to give such notice within the applicable time period, the other party has been prejudiced in its ability to consider such claim or to respond or to properly defend such lawsuit. If the other party is so prejudiced by a late notice, then the late notice shall not be deemed to be prompt and timely.

Section 10.03 Indemnification

A. AIRLINE agrees to indemnify and shall protect, defend, and hold AVIATION and its officers and employees completely harmless from and against any and all liabilities, losses, suits, claims, judgments, fines, or demands, or direct expenses that may be imposed upon AVIATION arising by reason of injury or death of persons, including wrongful death, or damage to any property, including all reasonable costs for investigation and defense thereof, including but not limited to defense costs, attorney fees, court costs, and/or expert fees, of any nature whatsoever arising out of or incident to this Agreement and/or the use or occupancy of, or operations of AIRLINE at or about the Airport, or the acts or omissions of AIRLINE’s officers, agents, employees, contractors, subcontractors, suppliers, sublessees, licensees, invitees, and/or other representatives under control of AIRLINE, including movement of aircraft, regardless of where the injury, death, or damage may occur, except to the extent such injury, death, or damage is caused by the negligence of AVIATION, its officers or employees, provided, however that such indemnity will not apply as to any negligent act of AVIATION, its employees, agents, or representatives. AVIATION shall give to AIRLINE prompt notice of any such claims or actions. AIRLINE shall also use counsel reasonably acceptable to AVIATION in carrying out its obligations hereunder. The provisions of this Section shall survive the expiration or early termination of this Agreement with respect to matters arising before such expiration or early termination. These duties shall apply whether or not the allegations are found to be true.

Approved as to Form September 7, 2010

B. AVIATION agrees to be responsible to the extent provided by law, including but not limited to Nevada Revised Statutes Chapter 41, for any liability arising out of the performance of any condition of this Agreement proximately caused by any act or omission of its officers, agents, and employees.

Section 10.04 Release of Liability RE: Certain Damages

A. AVIATION shall not be liable for, and is hereby released from, all liability to AIRLINE, to AIRLINE’s insurance carrier, or to anyone claiming under or through AIRLINE for any loss or damage whatsoever to the property or effects of AIRLINE resulting from the discharge of water or other substances from pipes, sprinklers, or conduits, containers or appurtenances thereof or fixtures thereto, or for any damage resulting from the discharge or failure of electric current, regardless of cause or origin, except for such damage as may be primarily caused by reason of the negligence of AVIATION, its employees, or agents. The provisions of this Section shall not be construed as a limitation of AVIATION’s rights pursuant to Section 10.03, but are additional to the rights and exclusions from liability provided in Section 10.03.

Approved as to Form September 7, 2010

B. Any repairs made by AVIATION on behalf of AIRLINE under Section 9 of this Agreement does not release AIRLINE from any liability which may have arisen out of such damage, lack of maintenance, or omission by AIRLINE.

Approved as to Form September 7, 2010

ARTICLE 11 - ASSIGNMENT OF SPACE AND BANKRUPTCY

Section 11.01 Assignment and Subletting

A. AIRLINE shall not assign this Agreement, or any part hereof, in any manner whatsoever or sublet the Premises, or any part thereof, or any of the privileges recited herein without the prior written consent of the Director.

B. Assignment: AIRLINE shall have the right to assign all or any part of its rights and interest under this Agreement to any Air Transportation Company which is a wholly owned subsidiary of AIRLINE or which AIRLINE is a wholly owned subsidiary of, or any successor to its business through merger, consolidation, voluntary sale, or transfer of substantially all of its assets and with due notice of AIRLINE’s intent for any such assignment which shall be given to the Director thirty (30) days prior to such assignment hereunder. AVIATION’s consent thereof shall not be unreasonably withheld.

C. Subleasing: AIRLINE shall have the right to sublease a portion of its Premises to another approved Air Transportation Company, vendor, contractor, subcontractor, and/or ground handler only with the prior written approval of the Director. Any sublease arrangements must be in the form of a written instrument and must be specifically for purposes and uses of the facilities, as authorized under this Agreement and subject to the terms and conditions of this Agreement. AIRLINE shall provide AVIATION with a copy of the sublease agreement along with its request for AVIATION’s approval prior to AIRLINE’s execution of such sublease agreement. AIRLINE hereby agrees that any such sublessee’s operations must be contained completely within the AIRLINE’s operations area and Premises. AVIATION reserves the right for any sublessee of the AIRLINE to also enter into a written operating permit/agreement as required under Title 20 Ordinance as a condition of AVIATION’s approval of the sublease. AVIATION also reserves the right to require the AIRLINE to immediately remove any sublessee that has not been approved by the Director.

D. Nothing herein shall prevent the assignment of this Agreement to any corporation with which AIRLINE may merge or consolidate, or which may succeed to the business of AIRLINE pursuant to a merger or consolidation, but due notice of any such assignment shall be given to the Director within thirty (30) days after such merger, consolidation, or succession.

Approved as to Form September 7, 2010

Section 11.02 Nonwaiver of Responsibility

A. No assignment, transfer, conveyance, sublease, or granting a nonexclusive license by AIRLINE shall relieve AIRLINE of its responsibility for payment of Rentals, Fees, and Charges and the performance of all other obligations provided in this Agreement, without specific written consent of the Director to such relief.

Section 11.03 Relinquishment of Space

A. If AIRLINE desires to relinquish any of its Exclusive Use Space, Preferential Use Space, Common Use Space, or any rights to Joint Use Space, AIRLINE may notify the Director of the space available. No reassignment by the Director, nor any assignment, transfer, conveyance, or sublease by AIRLINE shall relieve AIRLINE of its primary responsibility for payment of Rentals, Fees, and Charges and the performance of all other obligations provided in this Agreement, without specific written consent by the Director to such relief.

Section 11.04 Bankruptcy

A. Section 11.01 shall not apply to any valid assumption or assignment of this Agreement, the Premises, or any part thereof, by a trustee, or AIRLINE as a debtor in possession under Section 365 of the Bankruptcy Code of 1994, as amended. For the purposes of the assumption or assignment of this Agreement, AIRLINE shall provide the assurances listed below which may include, but shall not be limited to:

1. Adequate assurance of the reliability of the proposed source for the Rentals, Fees, and Charges due under this Agreement on the assumption or assignment of this Agreement.

2. Adequate assurance that all other consideration due under this Agreement shall be forthcoming after the assumption or assignment of this Agreement.

Approved as to Form September 7, 2010

3. The procurement of a Letter of Credit, as required in Section 6.12 of this Agreement, from a financially reputable surety covering any costs or damages incurred by AVIATION in the event that AVIATION within thirty (30) days following the assumption or assignment of this Agreement, becomes entitled to and exercises any right to reassign the Premises covered by this Agreement under Article 4 of this Agreement.

4. Assurances regarding the immediate cure of delinquent amounts due under the Agreement.

5. Assurances that, in the case of an assignment or assumption of the Agreement, that the Assignee will not reduce the number of seats into the Las Vegas market within the first year, as deemed reasonable by the Director. AIRLINE shall notify the Director in writing, with sixty (60) days advance notice, of any such reduction of service into the Las Vegas market. AVIATION reserves the right to:

a. Revoke any and all space that was acquired by AIRLINE under assignment and assumption; and/or

b. Demand continued payment of such space until the number of seats are restored into the Las Vegas market by AIRLINE.

Section 11.05 Consent

A. Consent by the Director to any type of transfer provided for under this Agreement shall not in any way be construed to relieve AIRLINE from obtaining further consent for any subsequent transfer or assignment of any nature whatsoever.

Approved as to Form September 7, 2010

ARTICLE 12 – DEFAULT

Section 12.01 Default

A. AIRLINE, or its successor in interest thereto, pursuant to Article 11 of this Agreement, will be in default under this Agreement in the event of any one (1) or more of the following occurs:

1. Failure to pay any Rentals, Fees, and Charges, including but not limited to, Passenger Facility Charge payments or any other money payment required under this Agreement when the same are due and the continuance of such failure for a period of fifteen (15) days after the due date;

2. Fails to continue to complete any of its covenants and agreements after performance is commenced, or after the filing of any petition, proceedings, or action by, for, or against AIRLINE under any insolvency, bankruptcy, or reorganization act of law;

3. AIRLINE voluntarily abandons all or a significant portion of the Premises leased or assigned to it or discontinues its Air Transportation business at the Airport or ceases to provide any or all of the services required under this Agreement.

4. Failure to comply with or violation by AIRLINE, its employees, invitees, officers, agents, contractors, subcontractors, vendors, suppliers, sublessees, or other representatives, of the terms and conditions of this Agreement, as determined by Director. If such default is not cured as provided in this Article 12 of this Agreement, AVIATION may, at its sole discretion, suspend or terminate this Agreement.

5. If AIRLINE shall fail to abide by all applicable laws, ordinances, rules and regulations of the United States, State of Nevada.

6. If AIRLINE shall fail to take possession of the Premises.

Approved as to Form September 7, 2010

7. AIRLINE fails to provide the required certificates of insurance or Letter of Credit as required under this Agreement.

B. All rights and remedies of AVIATION herein created or otherwise existing at law are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise of any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed advisable.

1. Any amount paid or expense or liability incurred by AVIATION for the account of AIRLINE may be deemed to be additional fees and charges and the same may, at the option of AVIATION, be added to any Rentals, Fees, and Charges then due or thereafter falling due hereunder.

2. AIRLINE agrees to keep all insurance policies in effect as required under Article 10 of this Agreement, until the time it surrenders its Premises.

C. Cure: AIRLINE will be considered in default of this Agreement if AIRLINE fails to fulfill any of the terms, covenants and conditions set forth in this Agreement, if such failure continues for a period of more than thirty (30) days (except failure to pay Rentals, Fees, and Charges in which case a ten (10) day cure period shall apply) after delivery by AVIATION of a written notice of such breach or default, except that AIRLINE shall not be in default of this Agreement if the fulfillment of its obligation requires activity over a period of time, and AIRLINE has commenced in good faith to perform whatever may be required for fulfillment within ten (10) days after receipt of notice from AVIATION and continues such performance without interruption except for causes beyond its control.

D. Upon default and after the cure period provided herein, AVIATION, without terminating this Agreement, may enter the Premises and improve and relet all or any part of it to others, for the account of AIRLINE, including costs of renovation and twenty percent (20%) administrative fee to be paid to AVIATION for all sublease rentals received, and AIRLINE shall promptly reimburse AVIATION for any deficiency in rentals or other payments received under such subletting, as compared with AIRLINE’s obligations hereunder.

Approved as to Form September 7, 2010

E. At any time before or after a reentry and reletting as provided in this Section 12.01, AVIATION may terminate AIRLINE’s rights under this Agreement, and AVIATION may reenter and take possession of all space, and cancel all rights and privileges granted to AIRLINE hereunder, without any restriction on recovery by AVIATION for past due Rentals, Fees, and Charges and other obligations of AIRLINE.

F. AVIATION shall have all additional rights and remedies as may be provided to landlords by law, including lien rights created under Nevada Revised Statute 108.702 for labor, materials, supplies, and/or storage.

G. In addition to all other remedies available, if default is made by AIRLINE as described in this Section 12.01, and such default is not cured as provided in Section 12.01(C) above, AVIATION may elect to terminate this Agreement with thirty (30) days written notice to AIRLINE.

1. If AVIATION elects to terminate this Agreement, it will in no way prejudice the right of action for arrearages of Rentals, Fees, and Charges owed by AIRLINE.

2. In the event of any termination for default by AIRLINE, AVIATION will have the right to enter upon the Premises and take exclusive possession of same. Redelivery and disposal of improvements will be as described in Section 4.04 of this Agreement.

Approved as to Form September 7, 2010

ARTICLE 13 - RULES AND REGULATIONS, OPERATING DIRECTIVES, COMPLIANCE WITH LAW, NONDISCRIMINATION

Section 13.01 Rules and Regulations and Operating Directives

A. AIRLINE shall not use or permit the use of any Airport facilities by its officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, other representatives, or any other persons over whom it has control for any purpose or use other than those specifically authorized by this Agreement, and such other purposes or uses as may be mutually agreed upon in writing.

B. AIRLINE shall comply with, and shall require its officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, other representatives, and any other persons over whom it has control to comply with such lawful, reasonable, and nondiscriminatory Rules and Regulations, Operating Directives, Airport Security Program, Nevada Revised Statutes, County Ordinances, or any successor documents, as well as other governmental regulations, whether municipal, state, or federal, including, but not limited to, all applicable Environmental Laws, governing the use of Airport facilities pursuant to this Agreement as may from time to time be adopted and promulgated, provided that such regulations promulgated by AVIATION are not inconsistent with the provision of this Agreement and do not materially adversely affect AIRLINE’s rights or obligations under this Agreement, including, but not limited to, health, safety, environmental concern, sanitation, and good order, and with such amendments, revisions, or extensions thereof as may from time to time be adopted and promulgated by AVIATION or other appropriate governmental agency. AIRLINE agrees to be subject to any lawful fines and/or administrative assessment(s) and/or penalties resulting from violations of any lawful, reasonable and nondiscriminatory Rules and Regulations and Operating Directives. AIRLINE will keep current all applicable municipal, state, or federal licenses, permits, or certificates required for the conduct of its business.

C. AIRLINE’s right of access to the Airport shall be subject to all state, local, and Federal laws or regulations and all lawful, reasonable, and nondiscriminatory Airport Rules and Regulations, Operating Directives, and ordinances, now in effect, or hereinafter adopted or promulgated by AVIATION acting in its governmental capacity.

Approved as to Form September 7, 2010

D. AIRLINE shall, at all times, maintain its Premises in compliance with any and all applicable present and future laws, ordinances, and general rules or regulations of any public or governmental authority now or at any time during the term of this Agreement in force relating to environment, sanitation, or public health, safety, or welfare.

E. Nothing herein contained shall be construed to prevent AIRLINE from contesting the validity, reasonableness, or applicability of any Federal, State, or local law, regulation, or ordinance now in effect or hereinafter adopted or promulgated, and AIRLINE shall not be deemed to be in default of any requirement of this Agreement so long as such contest is diligently prosecuted in an appropriate forum by AIRLINE or any other party to a similar agreement having interests consistent with those of AIRLINE, or until thirty (30) days following the entry of a final judgment contrary to AIRLINE’s position. However, should AIRLINE contest the validity or applicability of any tax or fee, the payment of which might constitute a lien on the Airport facilities, AVIATION may require the posting of a bond or placing in escrow of the amount of such tax or fee pending the outcome of such contest in order to avoid the imposition of such lien.

F. AIRLINE shall be responsible for and pay to AVIATION any penalties and/or administrative assessments, as established by the Operating Directives, and imposed by the Director for any violation of the Rules and Regulations, Operating Directives, and/or the terms and conditions of this Agreement. Such payments shall be due within thirty (30) days after receipt of such notice of violation.

Section 13.02 Compliance with Law

A. AIRLINE shall not use the Airport or its Premises (including, but not limited to, its Exclusive Use Space, Preferential Use Space, Joint Use Space, Common Use Space, or any part thereof), or permit the same to be used by any of its employees, officers, agents, contractors, subcontractors, vendors, suppliers, sublessees, invitees, or other representatives, for any illegal purposes and shall, at all times during the term of this Agreement, with respect to exercise of its rights hereunder, comply with all applicable ordinances, laws, and Rules and Regulations and Operating Directives of AVIATION (subject to Section 13.01 above) and of any city, county, or state government or agency of the U.S. Government, and of any political division or subdivision or agency, city, or commission thereof that may have jurisdiction to pass laws or ordinances or to make and enforce rules or regulations with respect to the uses hereunder, including, but not limited to, the Environmental Laws and all Operating Directives pertaining to the environment. AIRLINE will verify within a reasonable time frame, upon request from AVIATION, AIRLINE’s compliance with any such requirements as they may be amended or otherwise modified from time to time.

Approved as to Form September 7, 2010

B. At all times during the term of this Agreement, AIRLINE shall, in connection with its activities and operations on the Airport:

1. Comply with and conform to all existing and future statutes and ordinances, and the rules and regulations promulgated thereunder, of all Federal, State, and other governmental bodies of competent jurisdiction that apply to or affect, either directly or indirectly, AIRLINE or AIRLINE’s operations and activities under this Agreement.

2. Make, at its own expense, all nonstructural improvements, repairs, and alterations to its Exclusive Use Space, equipment, and personal property that are required to comply with or conform to all laws, ordinances, and rules and regulations of Federal, State, and other governmental bodies of competent jurisdiction that apply to AIRLINE or AIRLINE’s operation on the Airport.

3. Reimburse AVIATION for AIRLINE’s pro-rata share of all nonstructural improvements, repairs, and alterations to its Common Use Space and Joint Use Space that are required to comply with or conform to all laws, ordinances, and rules and regulations of Federal, State, and other governmental bodies of competent jurisdiction that apply to AIRLINE or AIRLINE’s operation on the Airport.

Approved as to Form September 7, 2010

4. Be and remain an independent contractor with respect to all installations, construction, and services performed by or at the request of AIRLINE hereunder.

Section 13.03 Nondiscrimination

A. AIRLINE, as part of the consideration hereof and as a covenant running with the land, hereby covenants and agrees that:

1. In the event facilities are constructed, maintained, or otherwise operated for a purpose for which a Federal Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, AIRLINE shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, Effectuation of Title VI of the Civil Rights Act of 1964, and as such regulations may be amended.

2. No person on the grounds of race, color, creed, national origin, sex, sexual orientation, age, or physical handicap shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities.

3. No person on the grounds of race, color, creed, national origin, sex, sexual orientation, age, or physical handicap shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the construction of any improvements on, over, or under the leased premises and the furnishing of services thereon.

4. AIRLINE shall use the Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, Effectuation of Title VI of the Civil Rights Act of 1964, and as such regulations may be amended.

Approved as to Form September 7, 2010

5. AIRLINE agrees that it shall insert the provisions of Section 13.03(A)(1), (2), (3), and (4), inclusive, in any lease, contract, or other agreement by which it grants a right or privilege to any person, firm, or corporation to render accommodations and/or services to the public on the Premises herein leased.

6. AIRLINE agrees to reasonably participate with AVIATION, to the reasonable extent possible, in the development of a competition plan, as may be required by the Department of Transportation under 49 U.S.C. 47106(f) and 47106(j).

B. In the event of breach of any of the nondiscrimination covenants set forth in this Section, AVIATION shall, if required by the Federal agency having jurisdiction with respect thereto, have the right to terminate this Agreement and to reenter and repossess the Premises and the facilities thereon, and hold the same as if this Agreement had never been made or issued. This provision shall not become effective until the procedures of Title 49, Code of Federal Regulations, Part 21, are followed and completed, including the expiration of appeal rights.

C. AIRLINE shall furnish its accommodations and/or services on a fair, equal, and not unjustly discriminatory basis to all users thereof, and it shall charge fair, reasonable, and not unjustly discriminatory prices for each unit or service. AIRLINE may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers. Noncompliance with this Section 13.03(C) shall constitute a material breach hereof. In the event of such noncompliance, AVIATION shall, if required by the Federal agency having jurisdiction with respect thereto, have the right to terminate this Agreement and the estate hereby created without liability therefor.

D. AIRLINE assures AVIATION that AIRLINE will undertake an affirmative action program as required by FAA Regulations, Title 14, Code of Federal Regulations, Part 152, Subpart E, entitled “Nondiscrimination in Airport Aid Program,” or otherwise approved by the FAA, to ensure that no person shall, on the grounds of race, creed, color, national origin, sex, sexual orientation, or age be excluded from participation in any employment activities covered in such Subpart E. AIRLINE further assures AVIATION that no person shall be excluded on such grounds from participating in or receiving the services or benefits of any program or activity covered by such Subpart E. AIRLINE further assures AVIATION that it will require that its covered suborganizations provide assurances to AIRLINE that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by Title 14, Code of Federal Regulations, Part 152, Subpart E, to the same effect.

Approved as to Form September 7, 2010

E. AIRLINE covenants and agrees that no person shall be excluded from participation in, denied the benefits of, or otherwise discriminated against in the performance of this Agreement on the grounds of race, color, creed, national origin, sex, sexual orientation, age, or physical handicap, as provided in Part 23, of Title 49, of the Code of Federal Regulations entitled “Participation by Minority Business Enterprise in Department of Transportation Programs.”

F. In the event of a breach by AIRLINE of any of the assurances or covenants in Section 13.03(D) and (E), AVIATION shall, if required by the Federal agency having jurisdiction with respect thereto, have the right to terminate this Agreement, and to reenter and repossess any Premises hereunder, and to hold the same as if this Agreement had never been made or issued, but not without the express direction of the U.S. Department of Transportation or the FAA following suitable review, if any, of such breach and affording AIRLINE a reasonable opportunity to rectify the same, if appropriate.

Approved as to Form September 7, 2010

ARTICLE 14 – ENVIRONMENTAL COMPLIANCE

Section 14.01 Environmental Policy

A. Violation of Environmental Laws: AIRLINE will not cause or permit any Hazardous Material to be used, generated, manufactured, produced, stored, brought upon, or released on, under or about the Airport, or transported to and from the Premises, by AIRLINE, its employees, invitees, officers, agents, representatives, contractors, subcontractors, suppliers, sublessees and/or other representatives of AIRLINE in violation of applicable Environmental Laws, or Rules and Regulations and Operating Directives, as defined in this Agreement.

1. AVIATION will have access to the Premises to inspect same to ensure that AIRLINE is using the Premises in accordance with applicable Environmental Laws, as outlined in Article 13 of this Agreement, including the Airport Environmental Directive and Airport Environmental Handbook, as they now exist or as may be modified from time to time.

2. If AVIATION has reasonable cause to believe that AIRLINE is not using the Premises in compliance with applicable Environmental Laws, Rules and Regulations, and Operating Directives, AVIATION may request, in writing, that AIRLINE conduct reasonable testing and analysis, at no cost to AVIATION, to show that AIRLINE is complying with applicable Environmental Laws as outlined in Article 13, including the Rules and Regulations and Operating Directives. Any such tests will be conducted by qualified independent experts chosen by AIRLINE and subject to AVIATION’s reasonable approval. Copies of such reports from any such testing will be provided to the Director. Should AIRLINE fail to conduct requested testing, AVIATION will obtain the qualified independent experts and all costs incurred by AVIATION plus twenty percent (20%) administrative fee will be reimbursed by AIRLINE.

3. AIRLINE will provide copies of all notices, reports, claims, demands, or actions received by AIRLINE (that are not subject to an attorney/client privilege) pertaining to the Premises or AIRLINE’s use of the Airport, regarding any environmental concern or release or threatened release of Hazardous Materials or special wastes to the environment caused by AIRLINE, its officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, or other representatives, if requested by Director.

Approved as to Form September 7, 2010

B. Contamination of Premises: If the presence of any Hazardous Material on, under, or about the Premises or the Airport caused or permitted by AIRLINE, its officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, or other representatives, during the term of this Agreement results in any contamination of the AIRLINE’s Premises or other portion of the Airport used by AIRLINE in violation of applicable Environmental Laws, as outlined in Article 13, including the Rules and Regulations and Operating Directives, AIRLINE will promptly take any and all actions, at its sole cost and expense, as are necessary to remediate such area(s) as required by applicable Environmental Laws to a condition that existed prior to the introduction of any such Hazardous Material to said area(s). AIRLINE will take any and all steps necessary to remedy and remove any such Hazardous Materials and special wastes and any other environmental contaminations as are presently or subsequently discovered on or under the Premises and caused by AIRLINE, its officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, or other representatives, during the term of this Agreement as are necessary to protect the public health and safety and the environment from actual or potential harm and to bring the Premises into compliance with all applicable Environmental Laws, as outlined in Article 13, including the Rules and Regulations and Operating Directives. Such procedures are subject to:

1. Prior approval of Director, which approval will not be unreasonably withheld, conditioned or delayed. AIRLINE will submit to Director a written plan for completing all remediation work. AVIATION retains the right to review and inspect all such work at any time using consultants and/or representatives of his/her choice. If AVIATION is required to obtain services from consultants to address AIRLINE remediation work, all costs plus twenty percent (20%) administrative fee will be reimbursed by AIRLINE.

2. Such actions of remediation by AIRLINE will not potentially have any material adverse long term effect on the Premises in the reasonable judgment of AVIATION.

Approved as to Form September 7, 2010

C. Compliance with all Governmental Authorities: AIRLINE will promptly make all submission to, provide all information to, and comply with all requirements of the appropriate governmental authority under all applicable Environmental Laws, as outlined in Article 13, including the Rules and Regulations and Operating Directives.

1. Should any applicable government authority with jurisdiction determine that a site characterization, site assessment, and/or cleanup plan be prepared or that a cleanup should be undertaken because of any spills or discharges of Hazardous Materials at the Premises which occur during the Term of this Agreement and caused by AIRLINE, its officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, or other representatives, then AIRLINE shall (at its own expense) prepare and submit required plans and financial assurances, and carry out the approved plans in accordance with the Rules and Regulations and Operating Directives, as outline in Article 13, as well as all applicable regulations, laws, and/or ordinance. At not cost or expense to AVIATION, AIRLINE will promptly provide all information requested by AVIATION necessary to respond to any governmental investigation or to respond to any claim of liability by third parties which is related to such environmental contamination.

2. AIRLINE’s obligation and liabilities under this provision will continue so long as AVIATION bears any responsibility under the Environmental Laws for any action that occurred on the Premises during the Term of this Agreement.

3. The indemnification in Section 10.03 of this Agreement shall include, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any Environmental Law, as outlined in Article 13, including the Rules and Regulations and Operating Directives as they now exists or as may be modified from time to time, because of Hazardous Material located on the Premises or present in the soil or ground water on, under, or about the Premises caused by AIRLINE, its officers, agents, employees, contractors, subcontractors, sublessees, vendors, suppliers, or other representatives, during the term of this Agreement in violation of Environmental Laws.

Approved as to Form September 7, 2010

4. The parties agree that AVIATION’s right to enforce AIRLINE’s promise to indemnify is not an adequate remedy at law for AIRLINE’s violation of any provision of this Agreement. AVIATION will also have the rights set forth in Section 14.02(D) of this Agreement in addition to all other rights and remedies provided by law or otherwise provided in this Agreement.

D. AVIATION’s Termination Rights for Violation of Environmental Laws: AVIATION shall have the following rights:

1. AVIATION may terminate this Agreement for AIRLINE’s failure, or that of its employees, invitees, officers, agents, representatives, contractors, subcontractors, suppliers, sublessees and/or other representatives of AIRLINE, or the failure of a third party under AIRLINE’s control, to comply with any of the requirements and obligations of this Agreement or applicable Environmental Laws, as outlined in Article 13, including the Rules and Regulations and Operating Directives, such failure constitutes a material default of this Agreement and will permit AVIATION to pursue this termination right in addition to all other rights and remedies provided by law or otherwise provided in this Agreement, to which AVIATION may resort cumulatively, or singularly, in the alternative.

2. AVIATION may, at AVIATION’s election, keep this Agreement in effect and enforce all of its rights and remedies under this Agreement, including:

a. The right to recover rent and other sums as they become due by the appropriate legal action; and/or

b. The right, upon thirty (30) days written notice to AIRLINE, to make payments required of AIRLINE or perform AIRLINE’s obligations and be reimbursed by AIRLINE within such thirty (30) day period; provided, however, that this time frame may be extended, if allowed by law, if AIRLINE’s obligations cannot reasonably be completed within thirty (30) days and AIRLINE has taken reasonable steps as determined by the Director, to initiate the required action within thirty (30) days

Approved as to Form September 7, 2010

3. Notwithstanding any other provision of this Agreement to the contrary, in the event AIRLINE fails to respond to any violation of applicable Environmental Laws, as outlined in Article 13, including the Rules and Regulations and Operating Directives, AVIATION will have the right of “self help” or similar remedy including access to the Premises in order to minimize any damages, expenses, penalties, and related fees or costs, arising from or related to a violation of applicable Environmental Law on, under, or about the Premises.

Section 14.02 Air Quality

A. AIRLINE shall comply within a reasonable period of time with all lawful, reasonable, and nondiscriminatory applicable AVIATION Rules and Regulations and Operating Directives pertaining to air quality that may be imposed on AVIATION by another authorized governmental agency or authority. AIRLINE reserves the right to challenge any such initiatives.

B. AIRLINE acknowledges that in order to comply with laws applicable to the expansion of the Airport System, and to comply with the Clean Air Act, certain improvements or changes to operating practices may be required. Such improvements or changes to operating practices may include, but not be limited to:

1. Conversion of all or a portion of AIRLINE’s ground service equipment (including, but not limited to, ground power units) and airline support vehicles to alternative fuels such as compressed natural gas or electricity.

2. AIRLINE utilization of AVIATION’s refueling or recharging stations or equipment. If AIRLINE chooses not to use AVIATION’s stations or equipment, AIRLINE agrees to provide its own alternate refueling arrangements. Such arrangements are subject to the prior approval of the Director, which approval will not be unreasonably withheld.

Approved as to Form September 7, 2010

3. Participation in programs that may be created under County Code or adopted into Airport Rules and Regulations, Operating Directives, and/or the Airport Environmental Handbook.

4. Use of 400 Hz power when and where available. AIRLINE shall limit the use of auxiliary power units or similar equipment when 400 Hz power units are available. AIRLINE may request approval for the use of any auxiliary power units that comply with clean air standards in effect at the time that may be necessary to provide additional cooling to an aircraft when parked. Such use would be further subject to the Rules and Regulations and Operating Directives, as outlined in Article 13.

Approved as to Form September 7, 2010

ARTICLE 15 - COVENANT NOT TO GRANT MORE FAVORABLE TERMS

Section 15.01 Covenant Not to Grant More Favorable Terms

A. AVIATION covenants and agrees not to enter into any lease, contract, or any other agreement with any other Air Transportation Company containing materially more favorable terms than this Agreement, or to grant to any tenant engaged in Air Transportation, rights or privileges with respect to the Airport that are not accorded AIRLINE hereunder, unless the same rights, terms, and privileges are concurrently made available to AIRLINE.

B. If any aircraft operator shall undertake any operations at the Airport for the carriage of passengers, cargo, or mail by air, AVIATION shall require, to the extent legally permissible, such other aircraft operator to execute and deliver an agreement, permit, license, lease, or contract with AVIATION providing for:

1. The payment of Landing Fees at rates and on such other terms and conditions as are not more favorable to the other party than those rates or terms and conditions then in effect for AIRLINE.

2. The payment of Rentals, Fees, and Charges for any space leased from AVIATION in the Terminal Complex at rates not less than those rates then payable by AIRLINE for similar space.

3. The payment for use by such aircraft operator of all Common Use Space and Joint Use Space and operating costs of all baggage handling or other passenger service systems, calculated and billed to such party as in the case of AIRLINE.

Approved as to Form September 7, 2010

ARTICLE 16 – TERMINATION

Section 16.01 Events Permitting Termination of Agreement by AIRLINE

A. AIRLINE may terminate this Agreement and terminate all of its future obligations hereunder at any time that AIRLINE is not in default in its payments or other obligations to AVIATION hereunder, by giving the Director thirty (30) days advance written notice if:

1. AVIATION is in default of any material portion of this Agreement; or

2. Any act occurs that deprives AIRLINE permanently of the rights, power, and privileges necessary for the proper conduct and operation of its Air Transportation business at the Airport.

Section 16.02 Events Permitting Termination of Agreement by AVIATION

A. AVIATION, at its option, may declare this Agreement terminated on the happening of any one (1) or more of the following events, and may exercise all rights of entry and re-entry on AIRLINE’s Premises:

1. If AIRLINE is found to be in default beyond any applicable cure period, as further described in Article 12 of this Agreement.

2. If any act occurs that deprives AIRLINE permanently of the rights, power, and privileges necessary for the proper conduct and operation of its Air Transportation business at the Airport.

3. If AIRLINE ceases the conduct of scheduled air service at the Airport for a period of sixty (60) consecutive days in accordance with Section 6.01 of this Agreement, except by reason of strikes or causes beyond the control of the AIRLINE.

4. If AIRLINE abandons and fails to use its Premises for a period of thirty (30) consecutive days, except when such abandonment and cessation are due to fire, earthquake, labor dispute, strike, governmental action, default of AVIATION, or other cause beyond AIRLINE’s control.

Approved as to Form September 7, 2010

5. If AIRLINE uses or permits the use of its Premises or any portion of the Airport at any time for any purpose for which the use thereof at that time is not authorized by this Agreement, or by a subsequent written agreement between the parties, or permits the use thereof in violation of any law, rule, or regulation to which AIRLINE has agreed in this Agreement to conform.

6. If AIRLINE is in violation of any provision of this Agreement and has not begun to remedy within thirty (30) days notice thereof.

B. AVIATION’s termination shall not be effective unless and until at least thirty (30) days have elapsed after written notice to AIRLINE specifying the date upon which such termination shall take effect and the cause for which it is being terminated has not been cured. However, if AIRLINE commences to cure the cause of such termination within said thirty (30) day period, such termination by AVIATION may be withdrawn or extended so long as AIRLINE continues diligently and in good faith to cure such cause.

Section 16.03 Possession by AVIATION

A. In any of the aforesaid events, AVIATION may take possession of the Premises upon thirty (30) days notice and remove AIRLINE’s effects, without being deemed guilty of trespassing. On said default AVIATION shall have and reserve all of its available remedies at law as a result of said breach of this Agreement.

B. Failure of AVIATION to declare this Agreement terminated on default of AIRLINE for any of the reasons set forth herein shall not operate to bar, destroy, or waive the right of AVIATION to cancel this Agreement by reason of any subsequent violation of the terms hereof.

Approved as to Form September 7, 2010

ARTICLE 17 – NOTICES

Section 17.01 Delivery of Notices

A. All notices, requests, consents, approvals, or other communication required under this Agreement shall be in writing and served or given by certified mail, registered mail, or email, facsimile, overnight delivery, except in cases of emergency, in which case they will be confirmed by email or facsimile. All communication via email or facsimile will be confirmed by a response email or facsimile or automated confirmation method. Either party shall have the right, by giving written notice to the other, to change the address at which its notices are to be received. Until any such change is made, notices shall be addressed and delivered as follows:

1. Notices intended for AVIATION will be addressed to:

Director of Aviation
P. O. Box 11005
Las Vegas, Nevada 89111-1005
Phone (702) 261-4640 FAX (702) 597-9553
Email: Business@mccarran.com

or to such other address as may be designated by AVIATION by written notice to AIRLINE.

2. Notices intended for AIRLINE will be addressed to:

Mr. Brian Davis
Director – Airport Planning

ALLEGIANT AIR, LLC
8360 S. Durango Drive
Las Vegas, NV 89113
Phone (702) 851-7316 FAX (702) 851-7322
Email: brian.davis@allegiantair.com

or to such other address as may be designated by AIRLINE by written notice to AVIATION.

Approved as to Form September 7, 2010

B. If notice is given in any other manner or at any other place, it will also be given at the place and in a manner specified in Section 17.01(A).

Approved as to Form September 7, 2010

ARTICLE 18 – MISCELLANEOUS

Section 18.01 Successors and Assigns Bound

A. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties hereto.

Section 18.02 Governing Law

A. The laws of the State of Nevada shall govern this Agreement and all disputes arising hereunder.

Section 18.03 Noninterference with Operation of the Airport

A. AIRLINE, by accepting this Agreement, expressly agrees for itself, its successors, and assigns that it will not make use of the leased Premises in any manner that might interfere with the landing and taking off of aircraft at the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, upon reasonable notice to AIRLINE and opportunity to cure, AVIATION reserves the right to enter upon the Premises hereby leased and cause the abatement of such interference at the expense of AIRLINE.

B. AVIATION shall maintain and keep in repair the Airport landing areas, including taxiways, and shall have the right to direct and control (consistent with the Federal Air Regulations) all activities of AIRLINE in this regard.

Section 18.04 Severability

A. If one or more clauses, sections, or provisions of this Agreement shall be held to be unlawful, invalid, or unenforceable, it is agreed that the remainder of the Agreement shall not be affected thereby.

Section 18.05 Quiet Enjoyment

A. AIRLINE shall, upon payment of the Rentals, Fees, and Charges herein required, and subject to performance and compliance by AIRLINE of the covenants, conditions, and agreements on the part of AIRLINE to be performed and complied with hereunder, peaceably have and enjoy the rights, uses, and privileges of the Airport, its appurtenances, and facilities as granted hereby and by the Rules and Regulations, Operating Directives, and Space Use Letters.

Approved as to Form September 7, 2010

Section 18.06 Taxes

A. AIRLINE shall pay, but such payment shall not be considered part of Airport System Revenue, all lawful taxes, including any possessory interest tax, assessments, personal property tax, and charges of a like nature, if any, which at any time during the Term of this Agreement may be levied against AIRLINE or become a lien by virtue of any levy, assessment, or charge against AIRLINE by the Federal Government, the State of Nevada, the County of Clark acting in its governmental capacity, any municipal corporation having jurisdiction over the Airport, any local government entity, any government successor in authority to the foregoing, or any other tax or assessment levying bodies, in whole or in part, upon or in respect to any of the Premises under this Agreement or such facilities of the Airport as are made available for use by AIRLINE hereunder, or upon or in respect to any personal property belonging to AIRLINE situated on the Premises under this Agreement. Payment of such taxes, assessments, and charges, when and if levied or assessed, shall be made by AIRLINE directly to the taxing or assessing authority charged with collection thereof.

B. Notwithstanding anything contained herein to the contrary, AIRLINE may, at its own expense, contest the amount or validity of any tax or assessment, or the inclusion of the space leased under this Agreement as taxable or assessable property, directly against the taxing or assessing authority.

C. On any termination of this Agreement, all lawful taxes then levied or a lien upon any such property or taxable interest therein shall be paid in full by AIRLINE forthwith, or as soon as a statement thereof has been issued by the tax collector if termination occurs during the interval between attachment of the lien and issuance of a statement.

Section 18.07 Liens

A. AIRLINE shall cause to be removed promptly any and all liens of any nature arising out of or because of any construction performed by AIRLINE or any of its officers, agents, employees, contractors, subcontractors, vendors, suppliers, or other representatives upon Exclusive Use Space, Preferential Use Space, Common Use Space, or Joint Use Space or arising out of or because of the performance of any work or labor by or for it or them at said Premises, reserving the right to contest in court the validity of any such liens. AIRLINE shall have the right to post an appropriate bond to cover its obligations pursuant to this paragraph.

Approved as to Form September 7, 2010

B. AIRLINE shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any lien upon the Premises or improvements thereon, or any other portion of the Airport. However, should any lien be placed on the Premises or any improvements thereon, or any other portion of the Airport, the AIRLINE will cause to be removed any and all liens of any nature, including, but not limited to the following:

1. Any tax liens and liens arising out of or because of any construction or installation performed by or on behalf of AIRLINE, its officers, agents, employees, contractors, subcontractors, vendors, suppliers, or other representatives upon AIRLINE’s Premises, or any other portion of the Airport;

2. Any lien arising out of or because of the performance of any work or labor to AIRLINE at said Premises or other portions of the Airport;

3. Any lien arising out of or because of the furnishing of materials, goods, supplies, and/or other services to AIRLINE at said Premises or other portions of the Airport;

4. Any lien arising out of or because of non-payment by AIRLINE, its contractors, subcontractors, vendors, suppliers, or other representatives for work, labor, and/or materials to AIRLINE at said Premises or other portions of the Airport.

Should any such lien be made or filed, AIRLINE will bond against or discharge the same within thirty (30) days after written request by the Director. AIRLINE shall submit to the Director adequate documentation to show that the lien has been properly resolved and/or discharged.

Approved as to Form September 7, 2010

C. In the event any person or corporation shall attempt to assert a mechanic’s lien against the Premises for improvements made by AIRLINE, AIRLINE shall hold AVIATION harmless from such claim, including the cost of defense.

D. Nothing in this section shall prevent AIRLINE from contesting the validity of liens placed upon its Exclusive Use Space, Preferential Use Space, Common Use Space, or Joint Use Space. If AIRLINE contests a lien, it will do so in a prompt and expeditious manner.

Section 18.08 Obtaining Federal and State Funds

A. AVIATION shall use its best efforts to obtain appropriate grants from State or Federal agencies or other sources, when consistent with prudent management of the Airport.

Section 18.09 Nonliability of AVIATION’s or AIRLINE’s Officers, Agents, and Employees

A. No elected official, commissioner, councilman, director, officer, agent, or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or because of any breach thereof or because of its or their execution or attempted execution thereof.

Section 18.10 Subordination to Agreements with the U.S. Government

A. This Agreement is subject and subordinate to the provisions of any agreements heretofore or hereafter made between AVIATION and the United States, relative to the operation or maintenance of the Airport System, or to the expenditure of Federal funds for the improvement or development of the Airport System, including the expenditure of Federal funds for the development of the Airport System in accordance with the provisions of the Federal Aviation Act of 1958, the Federal Aid to Airports Act, the Airport and Airway Development Act of 1970, and the Airport and Airway Improvement Act of 1982, as such Acts have been amended from time to time. As of the effective date of this Agreement, the Director is not aware of any conflicts with the foregoing.

B. In the event that the FAA requires, as a condition precedent to the granting of funds for the improvement of the Airport System, modifications or changes to this Agreement, AIRLINE agrees to consent to such amendments, modifications, revisions, supplements, or deletions of any of the terms, conditions, or requirements of this Agreement as may be required to enable AVIATION to obtain such grant of funds. These modifications or changes shall only be made after consultation with the airlines and must be consistent with the tenets of sound airport management, and also must be consistent with the prudent operator requirements contained in Section 18.34.

Approved as to Form September 7, 2010

Section 18.11 Incorporation of Exhibits

A. All exhibits referred to in this Agreement are intended to be and hereby are specifically made a part of this Agreement.

Section 18.12 Construction of Certain Words

A. Words used in this Agreement may be construed as follows:

1. Number. Words used in the singular number include the plural, and words used in the plural number include the singular.

2. Tense. Words used in the present tense include the future as well as the present.

Section 18.13 Incorporation of Required Provisions

A. AVIATION and AIRLINE incorporate herein by this reference all provisions lawfully required to be contained herein by any governmental body or agency.

Section 18.14 Price Level Adjustments

A. When not otherwise provided for herein, the fixed dollar amounts contained in this Agreement may be adjusted each year pursuant to the Master Indenture or otherwise in proportion to the changes in the Gross Domestic Product Implicit Price Deflator index published by the U.S. Department of Labor, Bureau of Labor Statistics, using as a base the latest published index available as of January 1st for the current year in which such adjustments may be made.

Approved as to Form September 7, 2010

Section 18.15 Entire Agreement

A. This Agreement, together with all exhibits attached hereto, constitutes the entire agreement between the parties hereto, and all other representations or statements heretofore made, verbal or written, are merged herein, and this Agreement may be amended only in writing, and executed by duly authorized representatives of the parties hereto.

Section 18.16 Nonwaiver of Rights

A. No waiver of default by either party of any of the terms, covenants, and conditions hereof to be performed, kept, and observed by the other party shall be construed, or shall operate, as a waiver of any subsequent default of any of the terms, covenants, or conditions herein contained, to be performed, kept, and observed by the other party.

Section 18.17 Force Majeure

A. Neither AVIATION nor AIRLINE shall be deemed in violation of this Agreement if it is prevented from performing any of the obligations hereunder by reason of strikes, boycotts, labor disputes, embargoes, shortage of energy or materials, acts of God, acts of a public enemy, acts of superior governmental authority, weather conditions, riots, rebellion, sabotage, or any other circumstances for which it is not responsible or that are not within its control, provided these provisions shall not excuse AIRLINE from paying the rentals and fees specified in Article 6.

Section 18.18 Headings

A. The headings of the several articles and sections of this Agreement are inserted only as a matter of convenience and for reference and do not define or limit the scope or intent of any provisions of this Agreement and shall not be construed to affect in any manner the terms and provisions hereof or the interpretation or construction thereof.

Section 18.19 Nonexclusive Rights

A. It is understood and agreed that nothing herein contained shall be construed to grant to AIRLINE any exclusive right or privilege within the meaning of Section 308 of the Federal Aviation Act for the conduct of any activity on the Airport, except that, subject to the terms and provisions hereof, AIRLINE shall have the right to exclusive possession of the Exclusive Use Space leased to AIRLINE under the provisions of this Agreement.

Approved as to Form September 7, 2010

Section 18.20 Inspection of Books and Records

A. Each party hereto, at its expense and on reasonable notice, shall have the right from time to time to inspect and copy the books, records, and other data of the other party relating to the provisions and requirements hereof, provided such inspection is made during regular business hours.

Section 18.21 Generally Accepted Accounting Principles

A. Whenever any report or disclosure referred to in this Agreement consists, either in whole or in part, of financial information, such report or disclosure shall be prepared in accordance with generally accepted accounting principles, except as specifically provided to the contrary in this Agreement.

Section 18.22 General Interpretation

A. Insofar as this Agreement grants, permits, or contemplates the use of space or facilities or the doing of any other act or thing at the Airport by AIRLINE, such use or the doing of such act or thing is to be in connection with the operation of AIRLINE’s Air Transportation business for the carriage by aircraft of persons, property, cargo, or mail on scheduled or nonscheduled flights, whether as a common carrier, a contract carrier, a private carrier, or otherwise. Each of the parties, however, has entered into this Agreement solely for its own benefit; and, without limiting the right of either party to maintain suits, actions, or other proceedings because of breaches of this Agreement, the Agreement does not grant to any third person, excepting a successor party to AVIATION or AIRLINE, a right to claim damages or bring any suit, action, or other proceeding against either AVIATION or AIRLINE because of any breach hereof. Nothing in this Agreement shall restrict AVIATION’s authority in its governmental capacity to enact ordinances affecting the Airport System.

Section 18.23 Holding Over

A. If AIRLINE remains in possession of the Premises after the expiration of this Agreement, such holding over shall not be deemed as a renewal or extension of this Agreement, but shall create only a tenancy from month to month that may be terminated at any time by AVIATION. Such holding over, if with the approval of AVIATION, shall be upon the same terms and conditions as set forth in this Agreement. If such holding over is without the approval of AVIATION, such holding over shall be upon the same terms and conditions as set forth in the Agreement, except for Rentals, Fees, and Charges which will be billed at the Non-Signatory rates in effect at that time.

Approved as to Form September 7, 2010

Section 18.24 Consent Not to be Unreasonably Withheld

A. Whenever consent is required herein by either AVIATION or AIRLINE, such consent shall not be unreasonably withheld.

Section 18.25 Authority of Director

A. The Director has the authority to act on behalf of the Board of County Commissioners for all purposes under this Agreement, and as such, all rights and obligations of AVIATION under this Agreement may be exercised by the Director, unless specifically provided otherwise or required by law.

Section 18.26 Invalid Provision

A. If any covenant, condition, or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of any such covenant, condition, or provision shall in no way affect any other covenant, condition, or provision herein contained, provided that the invalidity of any such covenant, condition, or provision does not materially prejudice either party hereto in its respective rights and obligations contained in the valid covenants, conditions, or provisions in this Agreement.

Section 18.27 Amendments

A. This Agreement may be amended in whole or in part without further consideration upon mutual written consent of AVIATION and AIRLINE.

Section 18.28 Payment of Utility Charges

A. AIRLINE shall pay promptly for all extra ordinary utilities and utility services used by AIRLINE at or in AIRLINE’s Exclusive Use Space in excess of those utility services specifically provided by AVIATION.

Approved as to Form September 7, 2010

Section 18.29 Vending Machines

A. AIRLINE shall ensure that no amusement vending (excluding self ticketing machines), public pay phones, or other machines operated by coins, tokens, or credit cards are installed or maintained in or at AIRLINE’s public Exclusive Use Space or Preferential Use Space except with the prior written permission of the Director.

Section 18.30 Public Address System

A. AIRLINE agrees that the use of AVIATION’s public address system will be in accordance with AVIATION’s written public address system policy. AIRLINE shall not install, cause to be installed, or use any other public address system at the Terminal Complex without the prior written approval of the Director.

Section 18.31 Control of Employees, Agents, Representatives, Etc. of AIRLINE

A. AIRLINE shall require all of its officers, agents, employees, contractors, subcontractors, vendors, suppliers, sublessees, or other representatives hired by AIRLINE working in view of the public and about the Terminal Complex to wear clean and neat attire and to display appropriate identification. AIRLINE will, in and about the Airport and its Premises, exercise reasonable control over the conduct, demeanor and appearance of its employees, invitees (excluding passengers), officers, agents, sublessees, contractors, subcontractors, suppliers, vendors, and other representatives in an orderly and proper manner so as not to harass, irritate, disturb or be offensive to others. All such personnel must conduct themselves at all times in a courteous manner toward the public and at all times act in accordance with the Airport Rules and Regulations, Operating Directives, and Airport Security Program. Upon objection from the Director to AIRLINE concerning the conduct, demeanor or appearance of such persons, AIRLINE will, within a reasonable time, remedy the cause of the objection.

Section 18.32 Removal of Disabled Aircraft

A. AIRLINE shall promptly remove any of its disabled aircraft from any part of the Airport, including, without limitation, runways, taxiways, aprons and gate positions, and place any such disabled aircraft in such storage areas as may be designated by the Director. AIRLINE may store such disabled aircraft only for such length of time and on such terms and conditions as may be established by AVIATION. If AIRLINE fails to remove any of its disabled aircraft promptly, the Director may, but shall not be obligated to, cause the removal of such disabled aircraft, provided, however, the obligation to remove or store such disabled aircraft shall not be inconsistent with Federal laws and regulations and AIRLINE agrees to reimburse AVIATION for all costs of such removal, and AIRLINE further hereby releases AVIATION from any and all claims for damage to the disabled aircraft or otherwise arising from or in any way connected with such removal by AVIATION unless caused by the negligence or recklessness of AVIATION.

Approved as to Form September 7, 2010

Section 18.33 Licenses, Fees, and Permits

A. AIRLINE shall obtain and pay for all licenses, fees, permits, or other authorization or charges as required under Federal, State, or local laws and regulations insofar as they are necessary to comply with the requirements of this Agreement and the privileges extended hereunder.

Section 18.34 Prudent Operator

A. AVIATION agrees to operate the Airport in a prudent manner and to maximize nonairline revenue consistent with its obligations as a public airport sponsor.

Section 18.35 Airport Access License/Permit

A. AVIATION reserves the right to establish a licensing or permit procedure for vehicles, consistent with AVIATION’s air quality program, requiring access to the Airport operational areas and to levy directly against AIRLINE or its suppliers a reasonable regulatory or administrative charge to recover the cost of any such program for issuance of such Airport access license or permit.

Section 18.36 Energy Conservation

A. AIRLINE shall comply with lawful, reasonable and nondiscriminatory AVIATION Rules and Regulations and Operating Directives pertaining to energy conservation and management to the extent that such Rules and Regulations and Operating Directives do not infringe on the rights and privileges granted herein.

Approved as to Form September 7, 2010

Section 18.37 Compliance with Part 77, Title 14, CFR

A. AIRLINE agrees to comply with the notification and review requirements covered in Part 77, Title 14, Code of Federal Regulations, FAA Regulations, in the event future construction of a building is planned for the leased Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on the leased Premises.

Section 18.38 Reservations RE: Airspace and Noise

A. There is hereby reserved to AVIATION, its successors, and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Premises and other portions of the Airport.

Section 18.39 National Emergency

A. This Agreement and all the provisions hereof shall be subject to whatever right the U.S. Government now has, or in the future may have or acquire, affecting the control, operation, regulation, and taking over of said Airport or the exclusive or nonexclusive use of the Airport by the United States during the time of war or national emergency.

Section 18.40 Americans with Disabilities Act and Associated Regulations

A. AIRLINE will throughout the Term of this Agreement be in compliance with all applicable provisions of the Americans with Disabilities Act, Public Law 101-336, as well as any other applicable rules, regulations, laws, ordinances, either in effect now, or as may be promulgated, including but not limited to, the requirement to provide an aircraft lift device to accommodate appropriate passengers accessing smaller aircraft.

Section 18.41 Signs and/or Works of Art

A. AVIATION will provide the applicable signage required by AIRLINE in accordance with the signage standards set forth in the Airport Tenant Improvement Manual. AIRLINE will not erect, install, operate, nor cause or permit to be erected, installed, or operated upon the Premises (except within non-public portions of AIRLINE’s Exclusive Use Space) or elsewhere upon the Airport property, any signs or other similar advertising devices and/or directional signs for its own business or for the benefit of any marketing, advertising, or other similar partnership(s) that AIRLINE may enter into. AVIATION reserves all rights to establish any advertising signs located on the Premises and other areas of the Airport, as well as the duration of such advertising. Any identifying signs erected, installed, operated or attached to the Premises, or on the Airport, will require the prior written approval of the Director, which will not be unreasonably withheld. Such advertising shall be subject to standard airport advertising fee schedule and shall be in conformance with the Airport Advertising Policy. Such approval may consider and provide conditions concerning factors including, but not limited to, size, type, content, and method of installation.

Approved as to Form September 7, 2010

B. AIRLINE will not commission, install, or display any work of art without the prior written approval of the Director, and without a full written waiver by the artist of all rights under the Visual Arts Rights Act of 1990, 17 U.S.C. Sections 106A and 113. The parties acknowledge and agree that AVIATION retains all rights to billboard sign sites, which may presently, or in the future, exist upon the Airport.

Section 18.42 Time is of the Essence

A. Time is of the essence in this Agreement.

*****

AIRLINE warrants and represents that it has the right, power, and legal capacity to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons are necessary in connection with it. The execution, delivery, and performance of this Agreement by AIRLINE have been duly authorized by all necessary corporate action of AIRLINE, and this Agreement will constitute a legal, valid, and binding obligation of AIRLINE, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general principles of equity.

Approved as to Form September 7, 2010

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CLARK COUNTY, NEVADA	ALLEGIANT AIR, LLC

BY:______________________________	BY:______________________________
RANDALL H. WALKER	PRINT:___________________________
Director of Aviation	TITLE:___________________________

APPROVED AS TO FORM:
David Roger, District Attorney

BY:______________________________
(Deputy)

Approved as to form by the Clark County Board of Commissioners at its regularly scheduled meeting held on September 7, 2010.

Approved as to Form September 7, 2010

EXHIBIT D1
Clark County, Department of Aviation
McCarran International Airport

CALCULATION OF TERMINAL COMPLEX RENTAL RATE

The annual Terminal Complex Rental Rate shall be calculated in accordance with the following formula.

A. The Terminal Complex Requirement shall be determined by taking the sum of the following:

1. Operations & Maintenance Expenses: Direct and indirect expenses allocated to the Terminal Complex Cost Center in accordance with AVIATION’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Terminal Complex based on the percentage of direct operating and maintenance expenses allocated to the Terminal Complex Cost Center of all direct cost center operating and maintenance expenses.

2. Working Capital and Contingency Reserve Fund Deposit Requirements: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Terminal Complex Cost Center.

3. Debt Service Plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Terminal Complex Cost Center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture, and allocated to the Terminal Complex Cost Center.

4. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with provisions contained in Section 7.04 and Section 7.05 of this Agreement, of the annual amount of amortization allocable to the Terminal Complex Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Terminal Complex Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology.

5. Equipment and Capital Outlay Fund: The annual amount for equipment and capital outlays, as defined herein, included in the Airport System’s Operating and Maintenance Budget and allocated to the Terminal Complex Cost Center.

B. And subtracting from this amount, the following:

1. Prepaid Coverage: The amount of the prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Terminal Complex Cost Center.

Approved as to Form September 7, 2010

2. Non-Airline Revenues: The amount of Non-Airline Revenue allocated to the Terminal Complex Cost Center, including, but not necessarily limited to, the following:

i. Terminal Concession Fees (excluding Gaming revenue);

ii. Private Tenant Terminal Complex Rentals;

iii. Covered Ramp Storage;

iv. Fifty percent (50%) of Unrestricted Interest Income earned by the Airport System net of any interest income allocated to the Consolidated Rental Car Facility (CRCF) based on the same percentage as allocated operating and maintenance expenses to the CRCF Cost Center to all Airport System operating and maintenance expenses; and

v. Any Miscellaneous Revenue allocated to the Terminal Complex Cost Center.

3. Airline Revenues: The amount of Airline Revenues allocated to the Terminal Complex Cost Center, including, but not limited to, the following:

i. Common Use Per Passenger Ticketing Fees;

ii. Common Use Baggage Handling System Fees;

iii. Customs and Immigration Terminal Fees; and

iv. Non-Signatory Airline Terminal Complex Rentals.

4. Net Parking and Roadway Cost Center Net Revenue or Loss: The amount of net revenue or net loss, whichever the case may be, of the Parking and Roadway Cost Center which represent the net revenues from the rental car concession fees and the ground transportation fees only, as calculated in accordance with Exhibit D4.

C. The Terminal Complex Requirement shall then be divided by the total square footage of Exclusive Use Space and Preferential Use Space leased to all Signatory Airlines, plus the Joint Use Space, to determine the annual Terminal Complex Rental Rate.

D. Non-Signatory Airlines shall pay a Terminal Complex Rental Rate equal to no less than one hundred twenty-five percent (125%) of the Signatory Airline Terminal Complex Rental Rate.

Approved as to Form September 7, 2010

EXHIBIT D2
Clark County, Department of Aviation
McCarran International Airport

CALCULATION OF AIRCRAFT GATE USE FEE

The annual Aircraft Gate Use Fees shall be calculated in accordance with the following formula.

A. The Apron Area Requirement shall be determined by taking the sum of the following:

1. Operations & Maintenance Expenses: Direct and indirect expenses allocated to the Apron Area Cost Center in accordance with the AVIATION’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Apron Area Cost Center based on the percentage of direct operating and maintenance expenses allocated to the Apron Area Cost Center of all direct cost center operating and maintenance expenses.

2. Working Capital and Contingency Reserve Fund Deposit Requirements: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Apron Area Cost Center.

3. Debt Service Plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Apron Area Cost Center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture, and allocated to the Apron Area Cost Center.

4. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with the provisions contained in Section 7.04 and Section 7.05 of this Agreement, of the annual amount of amortization allocable to the Apron Area Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Apron Area Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology.

5. Equipment and Capital Outlay Fund: The annual amount for equipment and capital outlays, as defined herein, included in the Airport System’s Operating and Maintenance Budget and allocated to the Apron Area Cost Center.

B. And subtracting from this amount, the following:

1. Prepaid Coverage: The amount of the prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Apron Area Cost Center.

2. Non-Airline Revenues: The amount of Non-Airline Revenue allocated to the Apron Area Cost Center, including, but not necessarily limited to, the following:

Approved as to Form September 7, 2010

i. Fuel System Rentals;

ii. Remote Overnight Aircraft Parking Fees;

iii. Uncovered Ramp Storage; and

iv. Any Miscellaneous Revenue allocated to the Apron Area Cost Center.

3. Airline Revenues: The amount of Airline Revenues allocated to the Apron Area Cost Center, including, but not limited to, the following:

i. Common Use Aircraft Gate Fees; and

ii. Non-Signatory Airline Aircraft Gate Use Fees.

C. The Apron Area Requirement shall then be divided by the total number of gates leased by Signatory Airlines to determine the Aircraft Gate Use Fee.

D. Non-Signatory Airlines shall pay an Aircraft Gate Use Fee equal to no less than one hundred twenty-five percent (125%) of the Signatory Airline Aircraft Gate Use Fee.

Approved as to Form September 7, 2010

EXHIBIT D3
Clark County, Department of Aviation
McCarran International Airport

CALCULATION OF LANDING FEE RATE

The annual Landing Fee Rate shall be calculated in accordance with the following formula.

A. The Airfield Area Requirement shall be determined by taking the sum of the following:

1. Operations & Maintenance Expenses: Direct and indirect expenses allocated to the Airfield Area Cost Center in accordance with the AVIATION’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Airfield Area based on the percentage of direct operating and maintenance expenses allocated to the Airfield Area Cost Center of all direct cost center operating and maintenance expenses.

2. Working Capital and Contingency Reserve Fund Deposit Requirements: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Airfield Area Cost Center.

3. Debt Service Plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Airfield Area Cost Center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture, and allocated to the Airfield Area Cost Center.

4. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with the provisions contained in Section 7.04 and Section 7.05 of this Agreement, of the annual amount of amortization allocable to the Airfield Area Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Airfield Area Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology. For purposes of this calculation, Land shall have a useful life of fifty (50) years.

5. Equipment and Capital Outlay Fund: The annual amount for equipment and capital outlays, as defined herein, included in the Airport System’s Operating and Maintenance Budget and allocated to the Airfield Area Cost Center.

6. Prior Fiscal Year True-Ups: The amount of any prior year true-ups that had been deferred, subject to the provisions of Section 7.06 of this Agreement.

B. And subtracting from this amount, the following:

1. Prepaid Coverage: The amount of the prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Airfield Area Cost Center.

Approved as to Form September 7, 2010

2. Non-Airline Revenues: The amount of Non-Airline Revenue allocated to the Airfield Area Cost Center, including, but not necessarily limited to, the following:

i. Consolidated Rental Car Facility land rentals;

ii. Ground Handling fees;

iii. Westside Cost Center fees;

iv. Fuel Flowage fees;

v. Land Rentals for FBO and private hangar tenants who lease land in the Airfield Area, as defined herein;

vi. Fifty percent (50%) of any Unrestricted Interest Income allocated to the Airport System net of any interest income allocated to the Consolidated Rental Car Facility (CRCF) based on the same percentage as allocated operating and maintenance expenses to the CCRF Cost Center to all Airport System operating and maintenance expenses; and

vii. Any Miscellaneous Revenue allocated to the Airfield Area Cost Center.

3. Airline Revenues: The amount of Airline Revenues allocated to the Airfield Area Cost Center, including, but not limited to, the following:

i. Non-Signatory Landing Fees.

4. Net Parking and Roadway Cost Center Net Revenue or Loss: The amount of net revenue or net loss, whichever the case may be, of the Parking and Roadway Cost Center, which represent the net revenues from the public and employee parking only, as calculated in accordance with Exhibit D4.

5. Commercial Development Net Revenue or Loss: The amount of net loss or net gain, whichever the case may be, of the Airport System Commercial Development Cost Center, as calculated in accordance with Exhibit D6.

C. The Airfield Area Requirement shall then be divided by the total number of pounds of aircraft landed weight for Aircraft Arrivals of all Air Transportation Companies, as reported to AVIATION. For the purposes of the calculation of the Landing Fee Rate, landed weights for Aircraft Arrivals from other than Air Transportation Companies shall not be included in this calculation.

Approved as to Form September 7, 2010

EXHIBIT D4
Clark County, Department of Aviation
McCarran International Airport

CALCULATION OF PARKING AND ROADWAYS NET REVENUE OR LOSS

The calculation of the Parking and Roadways Cost Center net revenue or loss to be included in the calculation of the Terminal Complex Rental Rate shall be calculated in accordance with the following formula.

A. Gross income allocable to the Parking and Roadways Cost Center shall include, but not necessarily be limited to, the following:

1. Rental Car Concession Fees: The concession fees actually collected or accrued from each of the on-airport car rental companies shall be allocated to the Parking and Roadways Cost Center. Any concession or other fees collected or accrued from off-airport car rental companies shall be allocated to the Parking and Roadways Cost Center (excluding any Customer Facility Charges).

2. Ground Transportation Fees: All fees and charges collected or accrued from concession fees associated with limousine operators, taxi cabs, courtesy vans or busses, and other AVI transpondered vehicles shall be allocated to the Parking and Roadways Cost Center (excluding CCRF ground transportation fees).

3. Parking Fees: All fees and charges collected or accrued from the operation of the public parking lots, employee parking lots, valet fees, or any other Airport public or employee parking facility revenues shall be allocated to the Parking and Roadways Cost Center.

4. Prepaid Coverage: The amount of any prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Parking and Roadways Cost Center.

B. And subtracting from this gross income amount, the following expenses:

1. Operations & Maintenance Expenses: Direct and indirect expenses allocated to the Parking and Roadways Cost Center in accordance with the Department’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Parking and Roadways based on the percentage of direct operating and maintenance expenses allocated to the Parking and Roadways Cost Center of all direct cost center operating and maintenance expenses.

2. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with the provisions of Section 7.04 and Section 7.05 of this Agreement, of the annual amount of amortization allocable to the Parking and Roadways Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Parking and Roadways Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology. For the purposes of this calculation, Land shall have a useful life of fifty (50) years.

Approved as to Form September 7, 2010

3. Debt Service Plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Parking and Roadways Cost Center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture.

4. Equipment and Capital Outlay Fund: The annual amount for equipment and capital outlays, as defined herein, included in the Airport System Operating and Maintenance Budget and allocated to the Parking and Roadways Cost Center.

5. Working Capital and Contingency Reserve Fund Deposit: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Parking and Roadways Cost Center.

C. The Parking and Roadways Cost Center net revenue or net loss shall be determined by subtracting the above referenced expenses (B) from the gross income (A).

D. The allocation of the net revenue or net loss determined in Paragraph C above, shall be allocated to the Airfield Cost Center and the Terminal Complex Cost Center as follows:

1. Gross parking revenues shall be allocated to the Airfield Cost Center and gross rental car concession fees and gross ground transportation fees shall be allocated to the Terminal Complex Cost Center.

2. The amount of Prepaid Coverage shall be allocated to the Airfield Cost Center and Terminal Complex Cost Center based on each cost center’s share of the total revenue as determined in Paragraph D(1) above.

3. Costs, expenses or requirements for Operations and Maintenance Expenses, Amortization, Debt Service Plus Coverage, Equipment and Capital Outlays, and Working Capital and Reserve Fund Deposit shall be allocated to the Airfield Cost Center and Terminal Complex Cost Center based on the share of gross revenues allocated to each cost center, as determined in Paragraph D(1) plus Paragraph D(2) above.

4. The amount of net revenue or net loss, whichever the case may be, allocated to the Airfield Cost Center and Terminal Complex Cost Center shall be the sum of revenue allocated to each cost center under Paragraph D(1) plus Paragraph D(2) above, minus the amount of costs, expenses, and requirements allocated to each cost center under Paragraph D(3) above.

Approved as to Form September 7, 2010

EXHIBIT D5
Clark County, Department of Aviation
McCarran International Airport

CALCULATION OF RELIEVER AIRPORTS COST CENTER
NET REVENUE OR LOSS

The net revenue or net loss of the Reliever Airports Cost Center to be included in the calculation of the Landing Fee Rate shall be calculated in accordance with the following formula.

A. Gross income allocable to the Reliever Airports Cost Center shall include, but not necessarily be limited to, the following:

1. Net Fuel Sales: The net amount of fuel sales at the Airport System General Aviation Airports determined by taking the gross sales from the sale of Jet Fuel and 100 Octane Fuel and deducting from the gross sales the cost of such fuel.

2. Tiedown and Hangar Rentals: All rentals collected or accrued from based tenants and transient aircraft renting tiedown space or hangars at the Airport System General Aviation Airports.

3. Other Merchandise Sales: The net amount of merchandise sales at the Airport System General Aviation Airports determined by taking the gross sales and deducting the cost of goods sold. This category includes, but is not necessarily limited to, oil, oil additives, oxygen, charts, and various merchandise.

4. Commercial Activity Fees: Any rental fees associated with the doing business at the Airport System General Aviation Airports including, but not necessarily limited to, aircraft repairs, aircraft parts, food/beverage, aircraft leasing, etc.

5. Prepaid Coverage: The amount of the prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Reliever Airports Cost Center.

B. And subtracting from this gross income amount, the following expenses:

1. Operating & Maintenance Expenses: Direct and indirect expenses allocated to the Reliever Airports Cost Center in accordance with the Department’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Reliever Airports based on the percentage of direct operating and maintenance expenses allocated to the Reliever Airports Cost Center of all direct cost center operating and maintenance expenses.

2. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with the provisions contained in Section 7.04 and Section 7.05 of this Agreement, of the annual amount of amortization allocable to the Reliever Airports Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Reliever Airports Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology. For the purposes of this calculation, Land shall have a useful life of fifty (50) years.

Approved as to Form September 7, 2010

3. Debt Service plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Reliever Airports Cost Center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture.

4. Equipment & Capital Outlay: The annual amount for equipment and capital outlays, as defined herein, and included in the Airport System’s Operating and Maintenance Budget and allocated to the Reliever Airport Cost Center.

5. Working Capital and Contingency Reserve Fund Deposit: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Reliever Airports Cost Center.

C. The Reliever Airports Cost Center net revenue or net loss, whichever the case may be, shall be determined by subtracting the above referenced expenses (B) from the gross income (A).

D. Upon the implementation of a Westside Landing Fee Rate at McCarran International Airport, the Reliever Airports Cost Center net revenue or net loss, whichever the case may be, shall be reduced in the case of a net loss or increased in the case of net revenue by the amount of Landing Fees collected or accruing from the Aircraft Arrivals for other Air Transportation Companies and Westside itinerant aircraft, net of any collection fees. The Westside Landing Fee Rate shall be determined in accordance with Exhibit D7.

Approved as to Form September 7, 2010

EXHIBIT D6
Clark County, Department of Aviation
McCarran International Airport

CALCULATION OF COMMERCIAL DEVELOPMENT COST CENTER NET REVENUE OR LOSS

The net revenue or net loss of the Commercial Development Cost Center to be included in the calculation of the Landing Fee Rate shall be calculated in accordance with the following formula.

A. Gross income allocable to the Commercial Development Cost Center shall include, but not necessarily be limited to, the following:

1. Off-Site Building Rentals: The rental fees actually collected or accrued from off-site building rentals shall be allocated to the Commercial Development Cost Center.

2. Cargo Building and Ramp Rentals: All cargo building rental fees and/or cargo building ramp rentals collected or accrued from cargo tenants, cargo air carriers and/or third party cargo developers shall be allocated to the Commercial Development Cost Center.

3. Billboard Land Rentals: All rental or concession fees collected or accrued from the lease of land for billboards shall be allocated to the Commercial Development Cost Center. However, any Billboard Land Rentals accruing from land purchased with AIP grants shall be restricted and not included in this calculation.

4. Private Developer Land Rentals: All land rentals and development fees associated with the private developments of Airport System land shall be allocated to the Commercial Development Cost Center. However, any Private Tenant Land Rentals accruing from land purchased with AIP grants shall be restricted and not included in this calculation.

5. Ground Services Equipment (GSE) Building and Ramp Rentals: All rentals associated with the GSE buildings and/or GSE ramp rentals shall be allocated to the Commercial Development Cost Center.

6. Concessionaire Land Rentals: All land rentals for land rented to Airport System concessionaires shall be allocated to the Commercial Development Cost Center. However, any Concessionaire Land Rentals accruing from land purchased with AIP grants shall be restricted and not included in this calculation.

7. Miscellaneous Fees: Any miscellaneous fees collected or accrued and allocable to the Commercial Development Cost Center.

Approved as to Form September 7, 2010

8. Prepaid Coverage: The amount of the prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Commercial Development Cost Center.

B. And subtracting from this revenue amount, the following expenses:

1. Operating & Maintenance Expenses: Direct and indirect expenses allocated to the Commercial Development Cost Center in accordance with the Department’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Commercial Development based on the percentage of direct operating and maintenance expenses allocated to the Commercial Development Cost Center of all direct cost center operating and maintenance expenses.

2. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with the provisions contained in Section 7.04 and Section 7.05 of the Agreement, of the annual amount of amortization allocable to the Commercial Development Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Commercial Development Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology. For the purposes of this calculation, Land shall have a useful life of fifty (50) years.

3. Debt Service plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Commercial Development Cost Center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture.

4. Equipment & Capital Outlay: The annual amount for equipment and capital outlays, as defined herein, and included in the Airport System’s Operating and Maintenance Budget and allocated to the Commercial Development Cost Center.

5. Working Capital and Contingency Reserve Fund Deposit: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Commercial Development Cost Center.

C. The Commercial Development Cost Center net revenue or net loss, whichever the case may be, shall be determined by subtracting the above referenced expenses from the above referenced revenues.

Approved as to Form September 7, 2010

EXHIBIT D7
Clark County, Department of Aviation
McCarran International Airport

CALCULATION OF WESTSIDE LANDING FEE RATE

The annual Westside Landing Fee Rate shall be calculated in accordance with the following formula.

A. The Westside Landing Fee Requirement shall be determined by taking the sum of the following:

1. Operation & Maintenance Expenses: Direct and indirect expenses allocated to the Airfield Area Cost Center in accordance with the Department’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Airfield Area based on the percentage of direct operating and maintenance expenses allocated to the Airfield Area Cost Center of all direct cost center operating and maintenance expenses.

2. Debt Service: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Airfield Area Cost Center and payable from Airport System Revenues (excluding any Coverage).

3. Amortization: One hundred percent (100.0%) of the annual amount of amortization allocable to the Airfield Area Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Airfield Area Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology. For the purposes of this calculation, Land shall have a useful life of fifty (50) years.

4. Equipment and Capital Outlay Fund: The annual amount for equipment and capital outlays, as defined herein, and included in the Airport System’s Operating and Maintenance Budget and allocated to the Airfield Area Cost Center.

5. Reliever Airports Net Revenue or Loss: The amount of the net revenue or net loss of the Airport System Reliever Airports Cost Center as calculated in accordance with Exhibit D5.

B. And subtracting from this amount, the following:

1. Eastside Ramp Credit: The annual estimated amount of operating and maintenance expenses and debt service associated with the 10.9 million square feet of ramp space located on the Eastside that the Westside users would never have cause to use. (O&M expenses estimated at $0.66 per square foot in FY 2011 and debt service estimated at $0.81 per square foot).

Approved as to Form September 7, 2010

2. Non-Airline Revenues: The amount of Non-Airline Revenue allocated to the Westside Cost Center, including, but not necessarily limited to:

i. Westside General Aviation fees,

ii. Fuel Flowage fees,

iii. Land Rentals for FBO and private hangar tenants who lease land in the Airfield Area, as defined herein.

iv. Fifty percent (50%) of any Unrestricted Interest Income allocated to the Airport System net of any interest income allocated to the Consolidated Rental Car Facility (CRCF) based on the same percentage as allocated operating and maintenance expenses to the CRCF Cost Center to all Airport System operating and maintenance expenses; and

v. Any Miscellaneous Revenue allocated to the Airfield Area Cost Center.

C. The Westside Landing Fee Requirement (A minus B) shall then be divided by the total number of pounds of aircraft landed weight for Aircraft Arrivals of all Air Transportation Companies, including Aircraft Arrivals from other than Air Transportation Companies and Westside itinerant aircraft, as reported to AVIATION.

D. It is agreed that the minimum Landing Fee for an Aircraft Arrival shall be the greater of the Westside Landing Fee Rate as calculated in accordance with this Exhibit D7 times the certificated landed weight of said aircraft or one hundred fifty ($150.00) and 00/100 dollars, as adjusted each Fiscal Year.

Approved as to Form September 7, 2010

EXHIBIT D8
Clark County Department of Aviation
McCarran International Airport

CALCULATION OF COMMON USE BAGGAGE HANDLING SYSTEM FEES;
COMMON USE TICKET COUNTERS FEES; AND
COMMON USE BAGGAGE SERVICE OFFICE FEES

The annual per enplaned passenger rate for the use of the Common Use Baggage Handling System, Common Use Ticket Counters, and Common Use Baggage Service Offices shall be calculated in accordance with the following formula.

A. The Terminal Complex Common Use Requirement shall be determined by taking the sum of the following:

1. Operation & Maintenance Expenses: Direct and indirect expenses allocated to the Terminal Complex Cost Center in accordance with the AVIATION’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Terminal Complex based on the percentage of direct operating and maintenance expenses allocated to the Terminal Complex Cost Center of all direct cost center operating and maintenance expenses.

2. Working Capital and Contingency Reserve Fund Deposit Requirements: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Terminal Complex Cost Center.

3. Debt Service Plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds allocated to the Terminal Complex Cost center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture, and allocated to the Terminal Complex Cost Center.

4. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with the provisions contained in Section 7.04 and Section 7.05 of this Agreement, of the annual amount of amortization allocable to the Terminal Complex Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Terminal Complex Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology.

5. Equipment and Capital Outlay Fund: The annual amount for equipment and capital outlays, as defined herein, and included in the Airport System’s Operating and Maintenance Budget and allocated to the Terminal Complex Cost Center.

Approved as to Form September 7, 2010

B. And subtracting from this amount, the following:

1. Prepaid Coverage: The amount of the prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Terminal Complex Cost Center.

2. Non-Airline Revenues: The amount of Non-Airline Revenue allocated to the Terminal Complex Cost Center, including, but not necessarily limited to, the following:

i. Terminal Concession Fees (excluding Gaming revenue);

ii. Private Tenant Terminal Complex Rentals;

iii. Covered Apron Storage;

iv. Fifty percent (50%) of Unrestricted Interest Income earned by the Airport System net of any interest income allocated to the Consolidated Rental Car Facility (CRCF) based on the same percentage as allocated operating and maintenance expenses to the CRCF Cost Center to all Airport System operating and maintenance expenses; and

v. Any Miscellaneous Revenue allocated to the Terminal Complex Cost Center.

3. Net Parking and Roadway Cost Center Net Revenue or Loss: The amount of net revenue or net loss, whichever the case may be, of the Parking and Roadways Cost Center which represent the net revenues from the rental car concession fees and the ground transportation fees only, as calculated in accordance with Exhibit D4.

C. The Terminal Complex Common Use Requirement shall then be divided by the sum of 1) the total square footage of Exclusive Use Space and Preferential Use Space leased to all Signatory Airlines, plus the Joint Use Space; and 2) the Common Use Baggage Handling System square footage; the Common Use Ticket Counter square footage; the Common Use Sky Cap square footage; and the Common Use Baggage Service Offices to determine the annual Terminal Complex Common Use Rental Rate.

D. The Common Use Baggage Handling System Fee shall be calculated by taking the Terminal Complex Common Use Rental Rate, as calculated in Paragraph C above, times the Common Use Baggage Handling System square footage. The product of this calculation shall be divided by the estimated enplaned passengers of those Air Transportation Companies that will be utilizing the Baggage Handling System.

E. The Common Use Ticket Counter Fee shall be calculated by taking the Terminal Complex Common Use Rental Rate, as calculated in Paragraph C above, times the Common Use Ticket Counter square footage. The product of this calculation shall be divided by the estimated enplaned passengers of those Air Transportation Companies that will be utilizing the Common Use Ticket Counters.

F. The Common Use Baggage Service Office Fee shall be calculated by taking the Terminal Complex Common Use Rental Rate, as calculated in Paragraph C above, times the Common Use Baggage Service Office square footage. The product of this calculation shall be divided by the estimated enplaned passengers of those Air Transportation Companies that will be utilizing the Common Use Baggage Service Offices.

Approved as to Form September 7, 2010

G. Non-Signatory Airlines shall pay fees for the use of the Common Use Baggage Handling System, Common Use Ticket Counters, and Common Use Baggage Service Office, equal to no less than one hundred twenty-five percent (125%) of the common use fees identified above.

Approved as to Form September 7, 2010

EXHIBIT D9
Clark County Department of Aviation
McCarran International Airport

CALCULATION OF COMMON USE AIRCRAFT GATES FEES

The Common Use Aircraft Gate Fee shall be calculated in accordance with the following formula, and shall be charged on a per turn basis.

A. The Common Use Aircraft Gate Requirement shall be determined by taking the sum of the following:

1. Operation & Maintenance Expenses: Direct and indirect expenses allocated to the Apron Area Cost Center in accordance with the AVIATION’s cost accounting methodology and any indirect Administrative Cost Center Expenses allocated to the Apron Area based on the percentage of direct operating and maintenance expenses allocated to the Apron Area Cost Center of all direct cost center operating and maintenance expenses.

2. Working Capital and Contingency Reserve Fund Deposit Requirements: Any amounts necessary to maintain the required balances in the Working Capital and Contingency Reserve Fund in accordance with the Master Indenture and allocated to the Apron Area Cost Center.

3. Debt Service Plus Coverage: The annual amount of principal and interest due on Airport System outstanding Bonds (excluding PFC Bonds) allocated to the Apron Area Cost center and payable from Airport System Revenues plus any required Coverage requirements in accordance with the Master Indenture, and allocated to the Apron Area Cost Center.

4. Amortization: Fifty percent (50.0%) or such other percentage as may be determined in accordance with the provisions contained in Section 7.04 and Section 7.05 of this Agreement, of the annual amount of amortization allocable to the Apron Area Cost Center on assets acquired or constructed from the proceeds of the Capital Improvement Fund and benefiting the Apron Area Cost Center. Amortization shall be calculated using the assets’ projected useful life and the straight-line depreciation methodology.

5. Equipment and Capital Outlay Fund: The annual amount for equipment and capital outlays, as defined herein, and included in the Airport System’s Operating and Maintenance Budget and allocated to the Apron Area Cost Center.

B. And subtracting from this amount, the following:

Approved as to Form September 7, 2010

1. Prepaid Coverage: The amount of the prior years’ Debt Service Coverage Requirement, as defined herein, and allocated to the Apron Area Cost Center.

2. Non-Airline Revenues: The amount of Non-Airline Revenue allocated to the Apron Area Cost Center, including, but not necessarily limited to, the following:

i. Fuel System Rental;

ii. RON Parking Fees;

iii. Uncovered Apron Storage;

iv. Any Miscellaneous Revenue allocated to the Terminal Complex Cost Center.

C. The Common Use Aircraft Gate Requirement shall then be divided by the total number of gates to determine the Common Use Aircraft Gate Requirement per gate.

D. The Common Use Aircraft Gate Requirement per gate shall then be added to the annual cost of leasing an average size holdroom (average size holdroom square footage times the Terminal Complex Rental Rate determined in Exhibit D1).

E. The result determined in Paragraph D above, shall then be divided by the average number of annual turns per gate (average daily turns per gate times 365) at the Airport to determine the Common Use Aircraft Gate Fee.

F. The monthly charge for using a Common Use Aircraft Gate Fee shall be determined by multiplying the number of turns per month times the per turn charge determined in Paragraph E above.

G. Non-Signatory Airlines shall pay an amount equal to no less than one hundred twenty-five percent (125%) of the established per turn rate identified above.

Approved as to Form September 7, 2010

EXHIBIT D10
Clark County, Department of Aviation
McCarran International Airport

RATE STABILIZATION ACCOUNT FLOW OF FUNDS

Approved as to Form September 7, 2010

EXHIBIT D11
Clark County, Department of Aviation
McCarran International Airport

AMORTIZATION DUE FROM SIGNATORY AIRLINES
ACCOUNT FLOW OF FUNDS

Approved as to Form September 7, 2010

EXHIBIT D12
Clark County, Department of Aviation
McCarran International Airport

AIRPORT SYSTEM MASTER INDENTURE FLOW OF FUNDS

Approved as to Form September 7, 2010